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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HERITAGE COMMERCE CORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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HERITAGE COMMERCE CORP

April 15, 2020

Dear Shareholder:

        You are cordially invited to attend the 2020 Annual Meeting of Shareholders, which will be held at 1:00 p.m., Pacific Daylight Time (PDT) on Thursday, May 21, 2020. The accompanying Notice of Annual Meeting and proxy statement describe the business that will be conducted at the meeting and provide information about Heritage Commerce Corp. We have also enclosed our 2019 Annual Report on Form 10-K.

        Due to the public health impact of the coronavirus (COVID-19) outbreak and to support the health and well-being of our shareholders, this year's Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted online via live webcast. You will be able to attend the Annual Meeting by visiting https://web.lumiagm.com/242381599.

        Whether or not you participate in our virtual Annual Meeting, it is very important that your shares be represented at the meeting. Accordingly, please sign, date, and promptly mail the enclosed proxy card. You may also vote over the Internet or by telephone by following the instructions on the proxy card. If you attend the virtual Annual Meeting and prefer to vote at the meeting, you may do so.

Sincerely,

Jack W. Conner	Keith A. Wilton
Chairman of the Board	President and Chief Executive Officer

150 Almaden Boulevard, San Jose, California 95113     •    Telephone (408) 947-6900     •    Fax (408) 947-6910

HERITAGE COMMERCE CORP
150 Almaden Boulevard
San Jose, California 95113

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Thursday, May 21, 2020, at 1:00 p.m., Pacific Daylight Time (PDT).
Items of Business:	1.	To elect 12 members of the Board of Directors, each for a term of one year;
	2.	To approve an amendment to the Heritage Commerce Corp 2013 Equity Incentive Plan to increase the number of shares for issuance under the Plan;
	3.	To approve an advisory proposal on the Company's 2019 executive compensation;
	4.	To ratify the selection of Crowe LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020; and
	5.	To transact such other business as may properly come before the meeting, and any adjournment or postponement.
Record Date:	You can vote if you are a shareholder of record on March 26, 2020.
Mailing Date:
The proxy materials are being distributed to our shareholders on or about April 15, 2020, and include our Annual Report on Form 10-K, Notice of Annual Meeting, this proxy statement, and proxy or voting instruction card.
Important Notice Regarding the Internet Availability of Proxy Materials:
The proxy statement and Annual Report on Form 10-K are available at www.heritagecommercecorp.com. Your Vote is Important. Please vote as promptly as possible by using the Internet or telephone or by signing, dating and returning the enclosed proxy card.

VIRTUAL ANNUAL MEETING

        Due to the public health impact of the coronavirus (COVID-19) outbreak and to support the health and well-being of our shareholders, this year's Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted online via live webcast. You will not be able to attend the Annual Meeting physically. You are entitled to participate in the Annual Meeting if you owned shares of our common stock as of the close of business on March 26, 2020.

        You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting https://web.lumiagm.com/242381599. If you own shares as a "Registered Holder," rather than through a broker, you will need the 11-digit control/identification number and meeting code included on your proxy card to participate in the Annual Meeting. If you own shares as a "Beneficial Owner" through a broker or agent, you must contact the broker or agent that holds your shares to obtain an access code for the webcast. You will need your access code and the meeting code included on your proxy card to participate in the Annual Meeting.

        The Annual Meeting webcast will begin promptly at 1:00 p.m. Pacific Time on May 21, 2020. Online access will begin at 12:30 p.m. Pacific Daylight Time, and we encourage you to access the meeting prior to the start time. You will not be able to attend the Annual Meeting if you don't have Internet access.

        Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described in the proxy statement on page 2 as described further in "How do I vote by proxy?" so that your vote will be counted if you later decide not to participate in the Annual Meeting.

        Live questions may be submitted online during the Annual Meeting, at one or more designated times. We reserve the right to edit or reject all questions we deem profane or otherwise inappropriate.

By Order of the Board of Directors,

Deborah Reuter Executive Vice President and Corporate Secretary

April 15, 2020
San Jose, California

i

ii

PROXY STATEMENT FOR HERITAGE COMMERCE CORP
2020 ANNUAL MEETING OF SHAREHOLDERS
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

        We sent you this proxy statement and the enclosed proxy card because our Board of Directors (the "Board of Directors" or the "Board") is soliciting your proxy to vote at the 2020 Annual Meeting ("Annual Meeting") of Shareholders. This proxy statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. Heritage Commerce Corp is referred to in this proxy statement as the "Company." Along with this proxy statement, we are also sending you the Heritage Commerce Corp 2019 Annual Report on Form 10-K, which includes our consolidated financial statements.

How will our Annual Meeting be held?

        Due to the public health impact of the coronavirus (COVID-19) outbreak and to support the health and well-being of our shareholders, this year's Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted online via live webcast. You will not be able to attend the Annual Meeting physically. You are entitled to participate in the Annual Meeting if you owned shares of our common stock as of the close of business on March 26, 2020.

        You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting https://web.lumiagm.com/242381599. If you own shares as a "Registered Holder," rather than through a broker, you will need the 11-digit control/identification number and meeting code included on your proxy card to participate in the Annual Meeting. If you own shares as a "Beneficial Owner" through a broker or agent, you must contact the broker or agent that holds your shares to obtain an access code for the webcast. You will need your access code and the meeting code included on your proxy card to participate in the Annual Meeting.

        The Annual Meeting webcast will begin promptly at 1:00 p.m. Pacific Time on May 21, 2020. Online access will begin at 12:30 p.m. Pacific Daylight Time, and we encourage you to access the meeting prior to the start time. You will not be able to attend the Annual Meeting if you don't have Internet access.

        Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described in the proxy statement on pages 2 as described further in "How do I vote by proxy?" so that your vote will be counted if you later decide not to participate in the Annual Meeting.

        Live questions may be submitted online during the Annual Meeting, at one or more designated times. We reserve the right to edit or reject all questions we deem profane or otherwise inappropriate.

Who is entitled to vote?

        We will begin sending this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about April 15, 2020, to all shareholders entitled to vote. Shareholders who were the record owners of the Company's common stock at the close of business on March 26, 2020, are entitled to vote. On this record date, there were 59,568,219 shares of common stock outstanding.

What constitutes a quorum?

        A majority of the outstanding shares of the common stock entitled to vote at the Annual Meeting must be present, in person or by proxy, in order to constitute a quorum. We can only conduct the business of the Annual Meeting if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the Annual Meeting.

How many votes do I have?

        Each share of common stock entitles you to one vote in person or by proxy, for each share of common stock outstanding in your name on the books of the Company as of March 26, 2020, the record date for the Annual Meeting on any matter submitted to a vote of the shareholders, except that in connection with the election of directors (Proposal 1), you may cumulate your shares (see "What is cumulative voting and how do I cumulate my shares?" on page 3). The proxy card indicates the number of votes that you have as of the record date.

Is voting confidential?

        We have a confidential voting policy to protect the privacy of our shareholders' votes. Under this policy, ballots, proxy cards and voting instructions returned to banks, brokers and other nominees are kept confidential. Only the proxy tabulator and the Inspector of Election have access to the ballots, proxy cards and voting instructions.

How do I vote by proxy?

        You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or other nominee. If your shares are held by a broker or other nominee, you will receive instructions that you must follow to have your shares voted. If you hold your shares as a shareholder of record, you may vote by completing, signing and dating the enclosed proxy card and returning it promptly in the envelope provided. You may also vote by telephone or over the Internet (see page 3). Returning the proxy card will not affect your right to participate on line at the virtual the Annual Meeting and vote.

        If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

  •
  "FOR" the election of all 12 nominees for director;

  •
  "FOR" the amendment to increase the number of shares available under the Heritage Commerce Corp 2013 Equity Incentive Plan;

  •
  "FOR" the approval of the advisory proposal on the Company's 2019 executive compensation; and

  •
  "FOR" the ratification of the selection of Crowe LLP as our independent registered public accounting firm for 2020.

        For the election of directors (Proposal 1), a shareholder may withhold authority for the proxy holders to vote for any one or more of the nominees by marking the enclosed proxy card in the manner instructed on the proxy card. Unless authority to vote for the nominees is withheld, the proxy holders will vote the proxies received by them for the election of the nominees listed on the proxy card as directors of the Company. Your proxy does not have an obligation to vote for nominees not identified on the preprinted proxy card (that is, write-in candidates). Should any shareholder attempt to "write in" a vote for a nominee not identified on the preprinted card (and described in these proxy materials), your proxy will NOT vote the shares represented by your proxy card for any such write-in candidate, but will instead vote the shares for any and all other indicated candidates. If any of the nominees should be unable or decline to serve, which is not now anticipated, your proxy will have discretionary authority to vote for a substitute who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, your proxy intends to vote all of the proxies in such a manner, in accordance with the cumulative voting, as will assure the election of as many of the nominees identified on the proxy card as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders, in their sole discretion.

What do I have to do to vote my shares if they are held in the name of my broker?

        If your shares are held by your broker, sometimes called "street name" shares, you must vote your shares through your broker. You should receive a form from your broker asking how you want to vote your shares. Follow the instructions on that form to give voting instructions to your broker. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine, but not on non-routine matters. A "broker non-vote" occurs when your broker does not vote on a particular proposal because the broker does not receive instructions from the beneficial owner and does not have discretionary authority. Proposal 1 (election of directors), Proposal 2 (amendment to the Heritage Commerce Corp 2013 Equity Incentive Plan to increase the number of shares for issuance under the Plan), and Proposal 3 (advisory proposal on the 2019 executive compensation), are non-routine items on which a broker may vote only if the beneficial owner has provided voting instructions. Proposal 4 (ratification of independent registered public accounting firm) is a routine item.

How do I vote at the virtual meeting?

        If you plan to attend the virtual Annual Meeting and desire to vote at the meeting you will have the opportunity to do so, but we recommend you send in a proxy card to vote. However, if your shares are held in the name of your broker, bank or other nominee, you must provide the proper codes as set forth in the proxy card.

May I vote over the Internet or by telephone?

        Shareholders whose shares are registered in their own names may vote either over the Internet or by telephone. Special instructions for voting over the Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder's identity and to allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded.

        If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares by telephone or over the Internet. Most U.S. banks and brokerage firms are clients of Broadridge Financial Solutions ("Broadridge"). As such, shareholders who receive either a paper copy of their proxy statement or electronic delivery notification have the opportunity to vote by telephone or over the Internet. If your bank or brokerage firm is a Broadridge client, your proxy card or Voting Instruction Form ("VIF") will provide the instructions. If your proxy card or VIF does not provide instructions for Internet and telephone voting, please complete and return the proxy card in the self-addressed, postage-paid envelope provided.

What is cumulative voting and how do I cumulate my shares?

        For the election of directors (Proposal 1), California law provides that a shareholder of a California corporation, or his/her proxy, may cumulate votes in the election of directors. That is, each shareholder may cast that number of votes equal to the number of shares owned by him/her, multiplied by the number of directors to be elected, and he/she may cumulate such votes for a single candidate or distribute such votes among as many candidates as he/she deems appropriate.

        Certain affirmative steps must be taken by you in order to be entitled to vote your shares cumulatively for the election of directors. At the shareholders' meeting at which directors are to be elected, no shareholder is entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless the candidates' names have been placed in nomination at the meeting and prior to the commencement of the voting and at least one shareholder has given notice at the meeting and prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks appropriate. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected.

        The proxies designated on your proxy card do not, at this time, intend to cumulate votes, to the extent they have the shareholder's discretionary authority to do so, pursuant to the proxies solicited in this proxy statement unless another shareholder gives notice to cumulate, in which case your proxy may cumulate votes in accordance with the recommendations of the Board of Directors. Therefore, discretionary authority to cumulate votes in such an event is solicited in this proxy statement.

May I change my vote after I return my proxy?

        If you fill out and return the enclosed proxy card, or vote by telephone or over the Internet, you may change your vote at any time before the vote is conducted at the Annual Meeting. You may change your vote in any one of four ways:

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  You may send to the Company's Corporate Secretary another completed proxy card with a later date.

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  You may notify the Company's Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy.

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  You may attend the Annual Meeting and vote on line.

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  If you have voted your shares by telephone or over the Internet, you can revoke your prior telephone or Internet vote by recording a different vote, or by signing and returning a proxy card dated as of a date that is later than your last telephone or Internet vote.

What if I receive multiple proxy cards?

        If you receive multiple proxy cards, your shares are probably registered differently or are in more than one account. Vote all proxy cards received to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, we recommend that you consolidate as many of your accounts as possible under the same name and address. If the shares are registered in your name, contact our transfer agent, EQ Shareowner Services, 1-866-883-3382; otherwise, contact your bank, broker or other nominee.

What vote is required to approve each proposal?

        Approval of Proposal 1 (election of directors) requires a plurality of votes cast for each nominee. This means that the 12 nominees who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate "WITHHOLD AUTHORITY" to vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee. Abstentions will not have any effect on the outcome of the vote. You may cumulate your votes in the election of directors as described under "What is cumulative voting and how do I cumulate my shares?" on page 3. Broker non-votes will not count as a vote on the proposal and will not affect the outcome of the vote.

        Proposal 2 (amendment to the 2013 equity incentive plan), Proposal 3 (advisory proposal on the executive compensation) and Proposal 4 (ratification of independent registered public accounting firm) each requires a vote that satisfies two criteria: (i) the affirmative vote for the proposal must constitute a majority of the common shares present or represented or by proxy and voting on the proposal at the Annual Meeting; and (ii) the affirmative vote for the proposal must constitute a majority of the common shares required to constitute the quorum. For purposes of Proposal 2, 3 and 4, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes cast. However, abstentions and broker non-votes will affect the outcome under clause (ii) if the number of affirmative votes, though a majority of the votes represented, does not constitute a majority of the voting power required to constitute a quorum. The ratification of the appointment of the independent registered public accounting firm for 2020 is a matter on which a broker or other nominee is generally empowered to vote and, therefore, no broker non-votes are expected to exist with respect to Proposal 4.

How will voting on any other business be conducted?

        Your proxy card confers discretionary authority to your proxy to vote your shares on the matters which may properly be presented for action at the Annual Meeting, and may include action with respect to procedural matters pertaining to the conduct of the Annual Meeting.

What are the costs of soliciting these proxies?

        We will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communication for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable expenses. We have hired Advantage Proxy to seek the proxies of custodians, such as brokers, which hold shares which belong to other people. This service will cost the Company approximately $4,750 plus expenses.

How do I obtain an Annual Report on Form 10-K?

        A copy of our 2019 Annual Report on Form 10-K accompanies this proxy statement. If you would like another copy of this report, we will send you one without charge. The Annual Report on Form 10-K includes a list of exhibits filed with the Securities and Exchange Commission ("SEC"), but does not include the exhibits. If you wish to receive copies of the exhibits, we will send them to you. Please write to:

Heritage Commerce Corp
150 Almaden Boulevard
San Jose, California 95113
Attention: Executive Vice President and Corporate Secretary

        You can also find out more information about us at our website www.heritagecommercecorp.com. Our website is available for information purposes only and should not be relied upon for investment purposes, nor is it incorporated by reference into this proxy statement. On our website you can access electronically filed copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 filings, and amendments to those reports and filings, free of charge. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding SEC registrants, including the Company.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth information as of February 28, 2020, pertaining to beneficial ownership of the Company's common stock by persons known to the Company to own 5% or more of the Company's common stock, nominees to be elected to the Board of Directors, the executive officers named in the Summary Compensation Table presented in this proxy statement, and all directors and executive officers of the Company, as a group. This information has been obtained from the Company's records, or from information furnished directly by the individual or entity to the Company.

        For purposes of the following table, shares issuable pursuant to stock options which may be exercised within 60 days of February 28, 2020, are deemed to be issued and outstanding and have been treated as outstanding in determining the amount and nature of beneficial ownership and in calculating the percentage of ownership of those individuals possessing such interest, but not for any other individuals.

Name of Beneficial Owner(1)	Position	Shares Beneficially Owned(2)(3)		Exercisable Options	Percent of Class(3)
Michael E. Benito	Executive Vice President/Business Banking Manager of Heritage Bank of Commerce	87,395	(4)(22)	27,000	0.15%
Julianne Biagini-Komas	Director	29,147	(5)	—	0.05%
Frank G. Bisceglia	Director	137,771	(6)	21,500	0.23%
Margo G. Butsch	Executive Vice President & Chief Credit Officer of Heritage Bank of Commerce	27,783	(7)(22)	8,783	0.05%
Bruce H. Cabral	Director	107,199	(8)	34,580	0.18%
Jack W. Conner	Director & Chairman of the Board	124,675	(9)	—	0.21%
Jason DiNapoli	Director	328,955	(10)	—	0.55%
Stephen G. Heitel	Director	290,003	(11)	123,499	0.49%
Robertson Clay Jones	Executive Vice President & President of Community Business Bank Group of Heritage Bank of Commerce	252,845	(12)(22)	222,299	0.42%
Walter T. Kaczmarek	Director	126,602	(13)	—	0.21%
Lawrence D. McGovern	Executive Vice President & Chief Financial Officer	120,220	(14)(22)	30,000	0.20%
Robert T. Moles	Director	73,938	(15)	21,500	0.12%
Laura Roden	Director	30,534	(16)	10,700	0.05%
Marina Park Sutton	Director	101,066	(17)	34,580	0.17%
Ranson W. Webster	Director	636,112	(18)	21,500	1.07%
Keith A. Wilton	President, Chief Executive Officer and Director	108,483	(19)(22)	—	0.18%
All directors, and executive officers (16 individuals)		2,582,728		555,941	4.30%
Black Rock Inc.		4,305,664	(20)	—	7.23%
T. Rowe Price Associates, Inc.		6,142,411	(21)	—	10.31%

1.
Except as otherwise noted, the address for all persons is c/o Heritage Commerce Corp, 150 Almaden Boulevard, San Jose, California, 95113.

2.
Subject to applicable community property laws and shared voting and investment power with a spouse, the persons listed have sole voting and investment power with respect to such shares unless otherwise noted. Listed amounts reflect all previous stock splits and stock dividends.

3.
Includes shares beneficially owned (including options exercisable within 60 days of February 28, 2020, as shown in the "Exercisable Options" column).

4.
Includes 21,375 shares of restricted stock that have not vested and of which Mr. Benito has the right to vote.

5.
Includes 2,261 shares of restricted stock that have not vested and of which Ms. Biagini-Komas has the right to vote.

6.
Includes 93,237 shares as one of two trustees of the Bisceglia Family Trust, and 11,000 shares held by Mr. Bisceglia in a personal Individual Retirement Account. Also includes 2,261 shares of restricted stock that have not vested and of which Mr. Bisceglia has the right to vote.

7.
Includes 17,250 shares of restricted stock that have not vested and of which Ms. Butsch has the right to vote.

8.
Includes 46,312 shares held indirectly by trust.

9.
Includes 24,344 shares held by Mr. Conner's spouse. Also includes 2,826 shares of restricted stock that have not vested and of which Mr. Conner has the right to vote.

10.
Includes 286,694 shares held by a partnership and 20,000 shares held by Mr. DiNapoli's children. Also includes 2,261 shares of restricted stock that have not vested and of which Mr. DiNapoli has the right to vote.

11.
Includes 75,658 shares held by Individual Retirement Account.

12.
Includes 30,546 shares held directly.

13.
Includes 42,906 shares held in a personal Individual Retirement Account. Includes 28,696 shares held indirectly by trust. Also includes 55,000 shares of restricted stock that have not vested and of which Mr. Kaczmarek has the right to vote.

14.
Includes 4,980 shares held by Mr. McGovern in a personal Individual Retirement Account. Also includes 28,300 shares of restricted stock that have not vested and of which Mr. McGovern has the right to vote.

15.
Includes 18,295 shares held by Mr. Moles' spouse. Also includes 2,261 shares of restricted stock that have not vested and of which Mr. Moles has the right to vote.

16.
Includes 2,261 shares of restricted stock that have not vested and of which Ms. Roden has the right to vote.

17.
Includes 30,875 shares held indirectly by trust.

18.
Includes 8,493 shares held indirectly. Also includes 2,261 shares of restricted stock that have not vested and of which Mr. Webster has the right to vote.

19.
Includes 37,250 shares of restricted stock that have not vested and of which Mr. Wilton has the right to vote.

20.
BlackRock, Inc. is an investment management firm and may be deemed to beneficially own 4,305,664 shares of the Company which are held of record by clients of BlackRock, Inc. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. All of the foregoing information has been obtained by Schedule 13G filed with the SEC on February 5, 2020.

21.
T. Rowe Price Associates, Inc. is an investment management firm and may be deemed to beneficially own 6,142,411 shares of the Company which are held of record by clients of T. Rowe Price Associates, Inc. the address for T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, MD 21202. All of the foregoing information has been obtained by Schedule 13G filed with the SEC on February 14, 2020.

22.
The Company's Employee Stock Ownership Plan owns 102,834 shares of our common stock, all of which have been allocated. These include shares held for the account of the following named executive officers and includes in the table for Mr. McGovern 5,520 shares, Mr. Benito 2,295 shares, and zero shares for Ms. Butsch, Mr. Jones and Mr. Wilton. Mr. Wilton and Mr. McGovern are two of the three trustees of the Employee Stock Ownership Plan. As trustees, they have the power to vote any unallocated shares of the Employee Stock Ownership Plan (currently no shares are unallocated) and allocated shares for which voting instructions are not otherwise provided.

CORPORATE GOVERNANCE AND BOARD MATTERS

        The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. To that end, the Board continually reviews its governance policies and practices, as well as the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of the Nasdaq Stock Market, to help ensure that such policies and practices are compliant and up to date.

Board of Directors

  Board Independence

        In 2019 eleven (11) out of thirteen (13) members of the Board of Directors were independent directors, as defined by the applicable rules and regulations of the Nasdaq Stock Market, as follows:

Julianne M. Biagini-Komas
Frank G. Bisceglia
Bruce H. Cabral
Jack W. Conner, Chairman of the Board
Jason DiNapoli
Steven L. Hallgrimson*
Stephen G. Heitel
Robert T. Moles
Laura Roden
Marina Park Sutton
Ranson W. Webster

*
Mr. Hallgrimson will retire from the Board at the Annual Meeting.

  Board and Committee Meeting Attendance

        During the fiscal year ended December 31, 2019, our Board of Directors held a total of 17 meetings. For the meetings directors were qualified to attend in 2019, each incumbent director who was a director during 2019 attended at least 75% of the aggregate of (a) the total number of such meetings and (b) the total number of meetings held by the standing committees of the Board on which such director served.

  Director Attendance at Annual Meetings of Shareholders

        The Board believes it is important for all directors to attend the Annual Meeting of Shareholders in order to show their support for the Company and to provide an opportunity for shareholders to communicate any concerns to them. The Company's policy is to encourage, but not require, attendance by each director at the Company's Annual Meeting of Shareholders. All of the directors of the Company are encouraged to attend the Annual Meeting of Shareholders and at the 2019 Annual Meeting of Shareholders nine out of ten of our directors at that time were in attendance.

  Communications with the Board

        Shareholders may communicate with the Board of Directors, including a committee of the Board or individual directors, by writing to the Corporate Secretary, Heritage Commerce Corp, 150 Almaden Boulevard, San Jose, California 95113. Each communication from a shareholder should include the following information in order to permit shareholder status to be confirmed and to provide an address to forward a response if deemed appropriate:

  •
  The name, mailing address and telephone number of the shareholder sending the communication; and

  •
  If the shareholder is not a record holder of our common stock, the name of the record holder of our common stock beneficially owned must be identified along with the shareholder.

        Our Corporate Secretary will forward all appropriate communications to the Board or individual members of the Board specified in the communication. Our Corporate Secretary may (but is not required to) review all correspondence addressed to the Board or any individual member of the Board, for any inappropriate correspondence more suitably directed to management. Communications may be deemed inappropriate for this purpose if it is reasonably apparent from the face of the correspondence that it relates principally to a customer dispute. Our policies regarding the handling of security holder communications were approved by a majority of our independent directors.

  Nomination of Directors

        The Company has a Corporate Governance and Nominating Committee. The duties of the Corporate Governance and Nominating Committee include the recommendation of candidates for election to the Company's Board of Directors.

        The Corporate Governance and Nominating Committee's minimum qualifications for a director are persons of high ethical character who have both personal and professional integrity, which is consistent with the image and values of the Company. The Corporate Governance and Nominating Committee considers some or all of the following criteria in considering candidates to serve as directors:

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  commitment to ethical conduct and personal and professional integrity as evidenced through the person's business associations, diversity, service as a director or executive officer or other commitment to ethical conduct and personal and professional integrity as evidenced in organizations and/or education;

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  objective perspective and mature judgment developed through business experiences and/or educational endeavors;

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  the candidate's ability to work with other members of the Board of Directors and management to further our goals and increase shareholder value;

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  the ability and commitment to devote sufficient time to carry out the duties and responsibilities as a director;

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  demonstrated experience at policy making levels in various organizations and in areas that are relevant to our activities;

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  the skills and experience of the potential nominee in relation to the capabilities already present on the Board of Directors; and

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  such other attributes, including independence, relevant in constituting a board that also satisfies the requirements imposed by the SEC and the Nasdaq Stock Market.

        The Corporate Governance and Nominating Committee does not have a separate policy for consideration of any director candidates recommended by shareholders. Instead, the Corporate Governance and Nominating Committee considers any candidate meeting the requirements for nomination by a shareholder set forth in the Company's Bylaws (as well as applicable laws and regulations) in the same manner as any other director candidate. The Corporate Governance and Nominating Committee believes that requiring shareholder recommendations for director candidates to comply with the requirements for nominations in accordance with the Company's Bylaws ensures that the Corporate

Governance and Nominating Committee receives at least the minimum information necessary for it to begin an appropriate evaluation of any such director nominee.

        Section 5.14 of the Company's Bylaws provide that any shareholder must give advance written notice to the Company of an intention to nominate a director at a shareholder meeting. Notice of intention to make any nominations must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business 90 days nor earlier than the close of business 120 days prior to the first anniversary of the preceding year's annual meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date of the annual meeting, notice by the shareholder must be delivered not earlier than the close of business 120 days prior to such annual meeting and not later than the close of business 90 days prior to such annual meeting or 10 days following the day on which public announcement of the date of such meeting is first made by the Company.

        To be in proper written form, a shareholder's notice to the Corporate Secretary must provide as to each person, whom the shareholder proposes to nominate for election as a director (each referred to as the "Nominee"): (i) all information relating to the Nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act"); (ii) the Nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (iii) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the Nominee and the identities and locations of any such institutions; (iv) whether the Nominee has ever been convicted of or pleaded nolo contender to any criminal offensive involving dishonestly or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt; (v) a written statement executed by the Nominee acknowledging that as a director of the Company, the Nominee will owe a fiduciary duty exclusively to the Company and its shareholders; (vi) a representation whether the Nominee satisfies the requirements of Section 2.2(b) of the Company's Bylaws (see below); (vii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the Nominee respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the Nominee, and (viii) a description of all arrangements or understandings between the shareholder and the Nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder.

        The notice must also set forth with respect to the shareholder submitting the nomination: (i) the name and address of the shareholder (and beneficial owner, if applicable), as it appears on the Company's books, (and of such beneficial owner, if applicable) and any other shareholders and beneficial owners known by such shareholder to be supporting the Nominee(s) for election; (ii) the class or series and number of shares of capital stock of the Company that are, directly or indirectly, owned beneficially and of record by such shareholder (and by such beneficial owner, if applicable); (iii) any derivative positions with respect to shares of capital stock of the Company held or beneficially held by or on behalf of such shareholder (and by or on behalf of such beneficial owner), the extent to which any hedging or other transaction or series of transactions has been entered into with respect to the shares of capital stock of the Company by or on behalf of such shareholder (and by or on behalf of such beneficial owner), and the extent to which any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such shareholder (and such beneficial owner) with respect to shares of capital stock of the Company; (iv) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the Nominee, and (v) a representation whether the shareholder (or the beneficial owner, if any), intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to elect the nominee or otherwise to solicit proxies from shareholders in support of such nomination (and a copy of such documents must be provided with the notice). The information required of clauses (iii) and (iv) must be supplemented not later than ten days following the record date to disclose the information contained in clauses (iii) and (iv) above as of the record date.

        The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine: (i) the eligibility of the Nominee to serve as a director of the Company (including the information required to be set forth in the shareholder's notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person's nomination was given), and (ii) whether the Nominee qualifies as an "independent director" or "audit committee financial expert" under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Company.

        Nominees for the Board must also meet certain qualifications set forth in Section 2.2(b) of our Bylaws, which prohibit the election as a director of any person who is a director, executive officer, branch manager or trustee for any unaffiliated commercial bank, savings bank, trust company, savings and loan association, building and loan association, industrial bank or credit union that is engaged in business in: (i) any city, town or village in which the Company or any affiliate or subsidiary thereof has offices; or (ii) any city, town or village adjacent to a city, town or village in which the Company or any affiliate or subsidiary thereof has offices.

        In connection with its Agreement and Plan of Merger with Presidio Bank, the Company agreed to nominate for election to the Board at the 2020 Annual meeting the following former directors of Presidio Bank: Bruce H. Cabral, Stephen G. Heitel and Marina Park Sutton.

  Diversity of the Board of Directors

        In considering diversity of the Board (in all aspects of that term) as a criteria for selecting nominees in accordance with its charter, the Corporate Governance and Nominating Committee takes into account various factors and perspectives, including differences of viewpoint, high quality business and professional experience, education, skills and other individual qualities and attributes that contribute to Board heterogeneity, as well as race, gender and national origin. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Committee seeks persons with leadership experience in a variety of contexts and industries. The Committee believes that this expansive conceptualization of diversity is the most effective means to implement Board diversity. The Corporate Governance and Nominating Committee will assess the effectiveness of this approach as part of its annual review of its charter.

  Term of Office

        Directors serve for a one-year term or until their successors are elected. The Board does not have term limits, instead preferring to rely upon the evaluation procedures described herein as the primary methods of ensuring that each director continues to act in a manner consistent with the best interests of the shareholders and the Company.

  Board Committees

        The Board may delegate portions of its responsibilities to committees of its members. These standing committees of the Board meet at regular intervals to attend to their particular areas of responsibility. Our Board has five standing committees: Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, Finance and Investment Committee, and Strategic Initiatives Committee. In addition, Heritage Bank of Commerce maintains a Loan Committee. An independent director, as defined by the applicable rules and regulations of the Nasdaq Stock Market, chairs the Board and its other standing committees (including Heritage Bank of Commerce's Loan Committee). The Chair determines the agenda, the frequency and the length of the meetings and receives input from Board members.

  Executive Sessions

        Independent directors meet in executive sessions throughout the year including meeting annually to consider and act upon the recommendation of the Compensation Committee regarding the compensation and performance of the Chief Executive Officer.

  Evaluation of Board Performance

        A Board assessment and director self-evaluations are conducted annually in accordance with an established evaluation process and includes performance of committees. The Corporate Governance and Nominating Committee oversees this process and reviews the assessment and self-evaluation with the full Board.

  Management Performance and Compensation

        The Compensation Committee reviews and approves the Chief Executive Officer's evaluation of the management team on an annual basis. The Board (largely through the Compensation Committee) evaluates the compensation plans for senior management and other employees to ensure they are appropriate, competitive and properly reflect the Company's objectives and performance.

  Director Stock Ownership Guidelines

        The Board has adopted a policy that each member of the Board who is not an employee of the Company is expected to hold a minimum number of shares of the Company's common stock. In 2019, each such director was required to hold, at a minimum, 17,500 shares of the Company's common stock. Any director not meeting the minimum level as of the effective date of their initial election to the Board or on the effective date of any change in policy has three years to bring his or her holdings up to this minimum level. The Corporate Governance and Nominating Committee will review this policy on an annual basis.

Code of Ethics

        The Board expects all directors, as well as officers and employees, to display the highest standard of ethics, consistent with the principles that have guided the Company over the years.

        The Board has adopted an Executive and Principal Financial Officer's Code of Ethics that applies to the Chief Executive Officer, Chief Financial Officer and the senior financial officers of the Company to help ensure that the financial affairs of the Company are conducted honestly, ethically, accurately, objectively, consistent with generally accepted accounting principles and in compliance with all applicable governmental law, rules and regulations. We will disclose any amendment to, or a waiver from a provision of our Code of Ethics on our website. The Executive and Principal Financial Officer's Code of Ethics is available on our website at www.heritagecommercecorp.com.

Reporting of Complaints/Concerns Regarding Accounting or Auditing Matters

        The Company's Board has adopted procedures for receiving and responding to complaints or concerns regarding accounting and auditing matters. These procedures were designed to provide a channel of communication for employees and others who have complaints or concerns regarding accounting or auditing matters involving the Company.

        Employee concerns may be communicated in a confidential or anonymous manner to the Audit Committee of the Board. The Audit Committee Chair will make a determination on the level of inquiry, investigation or disposal of the complaint. All complaints are discussed with the Company's senior management and monitored by the Audit Committee for handling, investigation and final disposition. The Chair of the Audit Committee will report the status and disposition of all complaints to the Board.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors

        The Board of Directors oversees our business and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the Chief Executive Officer, other key executives and our principal outside advisors (legal counsel, outside auditors, and other consultants), by reading reports and other materials that we send them and by participating in Board and committee meetings.

        The Company's Bylaws currently permit the number of Board members to range from 9 to 15, leaving the Board authority to fix the exact number of directors within that range. The Board has fixed the current number of directors at 12.

Board Leadership Structure

        The Board is committed to maintaining an independent Board, and a majority of the Board has been comprised of independent directors. It has further been the practice for many years of the Company to separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company. The Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings, presides over meetings of the full Board (including executive sessions), and facilitates communication among the independent directors and between the independent directors and the Chief Executive Officer. The Board further believes that the separation of the duties of the Chief Executive Officer and the Chairman of the Board eliminates any inherent conflict of interest that may arise when the roles are combined, and that an independent director who has not served as an executive of the Company can best provide the necessary leadership and objectivity required as Chairman of the Board.

Board Authority for Risk Oversight

        The Board has active involvement and the responsibility for overseeing risk management of the Company arising out of its operations and business strategy. The Board monitors, reviews and reacts to material enterprise risks identified by management. The Board receives specific oral and written reports from officers with oversight responsibility for particular risks within the Company. Reports cover executive management on financial, credit, liquidity, interest rate, capital, operational, legal and regulatory compliance and reputation risks and the Company's degree of exposure to those risks. The Board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business line leaders.

        Board committees also have responsibility for risk oversight in specific areas. The Audit Committee oversees financial, accounting and internal control risk management policies. The Company's internal Risk Management Steering Committee reports directly to the Audit Committee. The Audit Committee is responsible for monitoring the Company's overall risk program. The Audit Committee receives quarterly reports from the Risk Management Steering Committee and the Company's internal audit department. The Audit Committee reports periodically to the Board on the effectiveness of risk management processes in place, risk trends, and the overall risk assessment of the Company's activities. The Compensation Committee assesses and monitors risks in the Company's compensation program. The Corporate Governance and Nominating Committee recommends director candidates with appropriate experience and skills who will set the proper tone for the Company's risk profile and provide competent oversight over our material risks.

The Committees of the Board

        The Board may delegate portions of its responsibilities to committees of its members. These standing committees of the Board meet at regular intervals to attend to their particular areas of responsibility. Our Board has five standing committees: the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, Finance and Investment Committee, and Strategic Initiatives Committee. In addition, Heritage Bank of Commerce also maintains a Loan Committee.

        Audit Committee.    The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58) (A) of the Securities Exchange Act of 1934, as amended. The Audit Committee charter adopted by the Board sets out the responsibilities, authority and specific duties of the Audit Committee. The Audit Committee charter is available on the Company's website at www.heritagecommercecorp.com.

        The responsibilities of the Audit Committee include the following:

  •
  oversee our financial, accounting and reporting process, our system of internal accounting and financial controls, and our compliance with related legal and regulatory requirements;

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  oversee the appointment, compensation, retention and oversight of our independent auditors, including conducting a review of their independence, reviewing and approving the planned scope of our annual audit, overseeing the independent auditors' work, and reviewing and pre-approving any audit and non-audit services that may be performed by them;

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  review with management and our independent auditors the effectiveness of our internal controls over financial reporting;

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  approve the scope and engagement of external audit services and review significant accounting policies and adjustments recommended by the independent auditors and address any significant, unresolved disagreements between the independent auditors and management;

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  review and discuss the annual audited financial statements with management and the independent auditors prior to publishing the annual report and filing the Annual Report on Form 10-K with the SEC;

  •
  review and discuss with management and the independent auditors any significant changes, significant deficiencies and material weaknesses regarding internal controls over financial reporting required by the Sarbanes-Oxley Act of 2002, and oversee the corrective action taken to mitigate any significant deficiencies and material weaknesses identified;

  •
  review with management and the independent auditors the effect of significant regulatory and accounting initiatives, changes, and pronouncements as well as significant and unique transactions and financial relationships;

  •
  review with the independent auditors the matters required to be discussed by Auditing Standards No. 61, and receive and discuss with the independent auditors disclosures regarding the auditors' independence;

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  oversee the internal audit function and the audits directed under its auspices;.

  •
  establish policies to ensure all non-audit services provided by the independent auditors are approved prior to work being performed; and

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  oversee and report to the full Board on the effectiveness of the Company's risk management processes and overall risk assessment of the Company's activities.

        Each member of the Audit Committee meets the independence criteria as defined by applicable rules and regulations of the SEC for audit committee membership and is independent and is "financially sophisticated" as defined by the applicable rules and regulations of the Nasdaq Stock Market. The members of the Audit Committee are Julianne M. Biagini-Komas (Committee Chair), Bruce H. Cabral, Laura Roden and Marina Park Sutton. The Audit Committee met 13 times during 2019.

        The Board has determined that Julie Biagini-Komas meets the definition of "audit committee financial expert" under the applicable rules and regulations of the SEC and is "financially sophisticated" as defined by the applicable rules and regulations of the Nasdaq Stock Market. The designation of a person as an audit committee financial expert does not result in the person being deemed an expert for any purpose, including under Section 11 of the Securities Act of 1933. The designation does not impose on the person any duties, obligations or liability greater than those imposed on any other audit committee member or any other director and does not affect the duties, obligations or liability of any other member of the Audit Committee or Board.

        The Audit Committee Report for 2019 appears on page 67 of this Proxy Statement.

        Compensation Committee.    The Company has a separately designated Compensation Committee, which consists entirely of independent directors as defined by the applicable rules and regulations of the Nasdaq Stock Market. The Compensation Committee has adopted a charter, which is available on the Company's website at www.heritagecommercecorp.com. The Compensation Committee has the following responsibilities:

  •
  review and approve our compensation philosophy;

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  review industry compensation practices and our relative compensation positioning;

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  review the incentive compensation programs by the Company to evaluate and ensure that none of them encourage excessive risk;

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  retain compensation consultants to provide independent professional advice;

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  approve compensation paid to our Chief Executive Officer and other executive officers;

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  review and approve the Compensation Discussion and Analysis appearing in our proxy statement;

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  review director compensation programs, plans and awards;

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  administer our short-term and long-term executive incentive plans and stock or stock-based plans; and

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  review and approve general employee welfare benefit plans and other plans on an as needed basis.

        The members of the Compensation Committee are Julianne M. Biagini-Komas (Committee Chair), Frank G. Bisceglia, Robert T. Moles, Marina Park Sutton and Ranson W. Webster. The Committee met 8 times during 2019. Marina Park Sutton will become the Committee Chair effective May 1, 2020.

        Corporate Governance and Nominating Committee.    The Company has a separately designated Corporate Governance and Nominating Committee, which consists of entirely independent directors as defined by the applicable rules and regulations of the Nasdaq Stock Market. The Corporate Governance and Nominating Committee have adopted a charter, which is available on the Company's website at www.heritagecommercecorp.com.

        The purposes of the Corporate Governance and Nominating Committee include the following responsibilities:

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  identifying individuals qualified to become Board members and making recommendations to the full Board of candidates for election to the Board;

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  recommending to the Board corporate governance guidelines;

  •
  leading the Board in an annual review of its performance; and

  •
  recommending director appointments to Board committees.

        The members of the Corporate Governance and Nominating Committee are Jason DiNapoli, Robert T. Moles, Marina Park Sutton, and Ranson W. Webster (Committee Chair). The Committee met 7 times during 2019.

        Finance and Investment Committee.    The Finance and Investment Committee is responsible for the development of policies and procedures related to liquidity, asset-liability management, and supervision of the Company's investments. The Committee also oversees and reviews internal financial reports including annual forecasts and budgets, and stress test analysis prepared by management. The members of the Finance and Investment Committee are Frank G. Bisceglia, Jack W. Conner (Committee Chair), Stephen G. Heitel, Walter T. Kaczmarek, Laura Roden and Keith A. Wilton. The Finance and Investment Committee met 9 times during 2019.

        Strategic Initiatives Committee.    The principal duties of the Strategic Initiatives Committee are to provide oversight and guidance to senior management regarding the strategic direction of the Company, including development of an overall strategic business plan. The members of the Strategic Initiatives Committee are Jack W. Conner, Jason DiNapoli, Keith A. Wilton, Laura Roden (Committee Chair), and Ranson W. Webster. The Strategic Initiatives Committee met 5 times during 2019.

        Heritage Bank of Commerce Loan Committee.    The Heritage Bank of Commerce Loan Committee is responsible for the approval and supervision of loans and the development of the Company's loan policies and procedures. The members of the Loan Committee are Bruce H. Cabral (Committee Chair), Jason DiNapoli, Stephen G. Heitel, Walter T. Kaczmarek, and Keith A. Wilton. The Loan Committee met 32 times during 2019.

Role of Compensation Consultant

        The Compensation Committee of the Board retained McLagan, an Aon Hewitt Company ("McLagan") as its independent compensation consultant in the fourth quarter of 2018 and it delivered its report in the first quarter of 2019.

        The Compensation Committee has the authority to obtain assistance and advice from advisors to assist it with the evaluation of compensation matters without the approval or permission of management or the Board. The Compensation Committee uses advisors to obtain candid and direct advice independent of management, and takes steps to satisfy this objective. First, in evaluating firms to potentially provided advisory services to the Compensation Committee, the Compensation Committee considers if the firm provides any other services to the Company. In addition, while members of management may assist the Compensation Committee in the search for advisors, the Compensation Committee ultimately and in its sole discretion makes the decision to hire or engage a consultant and provides direction as to the scope of work to be conducted. The Chair of the Compensation Committee has evaluated the relationship of the compensation consultant with both the Company and the Compensation Committee, including the nature and amount of work performed for the Compensation Committee during the year. The Compensation Committee retained McLagan, to:

  •
  review existing compensation programs for executive officers;

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  provide information based on third-party data and analysis of compensation programs at comparable financial institutions for the design and implementation of our executive compensation programs;

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  assist the Compensation Committee in forming a peer group; and

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  provide independent information as to the reasonableness and appropriateness of the compensation levels and compensation programs of the Company as compared to comparable financial services companies.

Executive Officers of the Company

        Set forth below is certain information with respect to the executive officers of the Company:

Name	Position
Keith A. Wilton	President and Chief Executive Officer of Heritage Commerce Corp and Heritage Bank of Commerce
Michael E. Benito	Executive Vice President/Business Banking Manager of Heritage Bank of Commerce
Margo G. Butsch	Executive Vice President and Chief Credit Officer of Heritage Bank of Commerce
Robertson Clay Jones	Executive Vice President/President of Community Business Banking Group for Heritage Bank of Commerce
Lawrence D. McGovern	Executive Vice President and Chief Financial Officer of Heritage Commerce Corp and Heritage Bank of Commerce

        Biographical information for Keith A. Wilton is found under "Proposal 1—Election of Directors."

        Michael E. Benito, age 59, has served as Executive Vice President/Business Banking Manager of Heritage Bank of Commerce since January 2012. Mr. Benito joined Heritage Bank of Commerce in 2003 as Senior Vice President/Director of Sales & Business Development. From 1998 through 2003, Mr. Benito served as a Managing Director for Greater Bay Bank and from December 1986 through 1998, he served as Regional Vice President with Imperial Bancorp. Mr. Benito began his banking career more than 32 years ago at Union Bank of California (formerly Union Bank).

        Margo G. Butsch, age 55, has served as Executive Vice President and Chief Credit Officer of Heritage Bank of Commerce since July 2017. Ms. Butsch joined Heritage Bank of Commerce through Focus Business Bank which was acquired by Heritage Bank of Commerce in August 2015. After the acquisition, Ms. Butsch joined Heritage Bank of Commerce as Vice-President/Credit Administration and was promoted to Senior Vice President/Credit Administration in November 2015. Since 1995 and prior to joining Heritage Bank of Commerce, Ms. Butsch held various Vice-President and Senior Vice President relationship management and loan administration positions with Focus Business Bank, The Independent Bankers Bank, Greater Bay Bank, and Imperial Bank.

        Robertson Clay Jones, age 49, has served as Executive Vice President/President Community Business Banking Group for Heritage Bank of Commerce since October 12, 2019. Mr. Jones was formally the

President of Presidio Bank assuming the positon in July 2018. Mr. Jones joined Presidio Bank in 2010 as Executive Vice President and Mid-Peninsula Market President. Prior to joining Presidio Bank, Mr. Jones was the organizing and initial President and Chief Executive Officer of New Resource Bank. From October 1993 to May 2005 Mr. Jones served in ever increasing corporate capacities for subsidiaries of Greater Bay Bancorp and Comerica Bank, including his position as Executive Vice President & Chief Operating Officer at Cupertino National Bank and Executive Vice President and Manager of the Venture Banking Group.

        Lawrence D. McGovern, age 65, has served as Executive Vice President and Chief Financial Officer of Heritage Commerce Corp and Heritage Bank of Commerce since July 1998.

Transactions with Management

        Some of the Company's directors and executive officers, as well as other related persons (as defined under "Policies and Procedures for Approving Related Party Transactions" below), are customers of, and have banking transactions with, the Company's subsidiary, Heritage Bank of Commerce, in the ordinary course of business, and Heritage Bank of Commerce expects to have such ordinary banking transactions with these persons in the future. In the opinion of the management of the Company and Heritage Bank of Commerce, all loans and commitments to lend included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness, and do not involve more than the normal risk of collectability or present other unfavorable features. Loans to individual directors, officers and related persons must comply with Heritage Bank of Commerce's lending policies and statutory lending limits. In addition, prior approval of the Board is required for all loans advanced to directors and executive officers. These loans are exempt from the loan prohibitions of the Sarbanes-Oxley Act.

Policies and Procedures for Approving Related Party Transactions

        The Board has adopted a written Statement of Policy with Respect to Related Party Transactions. Under this policy, any "related party transaction" may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines in the policy and if the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party. For purposes of this policy, a "related person" means: (i) any person who is, or at any time since the beginning of the Company's last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company's voting securities; (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner, and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner, principal or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

        A "related party transaction" is a transaction in which the Company or any of its subsidiaries is a participant and in which a related person had or will have a direct or indirect interest, other than transactions involving: (i) less than $5,000 when aggregated with all similar transactions; (ii) customary bank deposits and accounts (including certificates of deposit), and (iii) loans and commitments to lend included in such transactions that are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness, and do not involve more than the normal risk of collectability or present other unfavorable features to the Company.

        A related party who has a position or relationship with a firm, corporation, or other entity that engaged in a transaction with the Company shall not be deemed to have an indirect material interest within the meaning of this policy where the interest in the transaction arises only: (1) from such related party's position as a director of another corporation or organization that is party to the transaction; (2) from the direct or indirect ownership by the related party of less than a 10% equity interest in another person (other than a partnership) which is a party to the transaction; or (3) from the related party's position as a limited partner in a partnership in which the related party has an interest of less than 10%, and the related party is not a general partner of and does not hold another position in the partnership.

        The Board has determined that the Audit Committee is best suited to review and approve related party transactions. The Committee considers all of the relevant facts and circumstances available to the Committee, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director's independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No member of the Audit Committee may participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. The Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Committee determines in good faith. The Audit Committee conveys its decision to the Chief Executive Officer, who conveys the decision to the appropriate persons within the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis identifies the Company's current compensation philosophy and objectives and describes the various methodologies, policies and practices for establishing and administering the compensation programs for our executives including the named executive officers. The strategies and policies of the Compensation Committee have been developed so that there is a direct correlation between executive compensation and the Company's overall performance and individual performance. The individuals who served as the Company's Chief Executive Officer and Chief Financial Officer during 2019, as well as, the other individuals included in the Summary Compensation Table, are referred to as the "named executive officers."

Overview of Compensation Philosophy

        Our compensation philosophy is driven by our objective to attract and retain the premier talent needed to lead our Company in an extremely competitive environment and to strongly align the interests of our executives with those of our shareholders for the long term. Our executive compensation is aligned with our overall business strategy, with a focus on driving growth, profitability and long-term value for our shareholders.

        We structure our executive compensation program with a mix of base salary, annual performance-based cash incentive awards and long-term equity awards to incentivize and reward those individuals who make the greatest contributions to our performance and creation of shareholder value over time.

        The first goal of our compensation program is to link a reasonable percentage of executive compensation to the financial performance of the Company. We achieve this goal by providing our named executive officers the opportunity to significantly increase their annual cash compensation through our variable performance based cash award incentive plan. The plan awards improvement in the Company's performance in key financial metrics on an annual basis. We also expect that as those improvements are maintained and built upon, they will be reflected in the Company's stock price.

        The second goal of our compensation program is to align the interests of our executive officers with the interests of our shareholders. We use equity awards (stock options and/or restricted stock) to reward the long-term efforts of management and to retain management. These equity awards serve to increase the ownership stake of our management in the Company, further aligning the interests of the executives with those of our shareholders.

        The third goal of our compensation program is to attract and retain highly competent executives. Our executives, and particularly our named executive officers, are talented managers and they are often presented with opportunities at other institutions, including opportunities at potentially higher compensation levels. We seek to attract and retain our executives by setting base compensation and incentives at competitive levels and awarding equity based awards. We also consider other forms of executive pay, including severance arrangements (including change of control provisions) as a means to attract and retain our executive officers including the named executive officers.

        The use of these compensation programs and benefits enables us to reinforce our pay-for-performance philosophy, align our executives' interests with shareholders, and strengthen our ability to attract, retain and motivate highly qualified executives. We believe that this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value, and encourages executive recruitment and retention.

Compensation Program Objectives and Rewards

        The components of Company's compensation and benefits programs are driven by our business environment and are designed to enable us to achieve the goals of our compensation program within a framework that adheres to the Company's mission and values. The programs' objectives are to:

  •
  Reflect our position as a leading community bank in our service areas;

  •
  Attract, engage and retain the workforce that helps ensure our current and future success;

  •
  Motivate and inspire employee behavior that fosters a high performance culture;

  •
  Support a one company culture;

  •
  Support the integration of employees hired from acquired banks;

  •
  Support overall business objectives;

  •
  Provide shareholders with a superior rate of return over the long term; and

  •
  Create shareholder value through the continuous provision of quality service to our customers.

        Consequently, the guiding principles of our programs are to:

  •
  Promote and maintain a high performance banking organization;

  •
  Remain competitive in our marketplace for talent;

  •
  Balance our compensation costs with our desire to provide value to employees and shareholders; and

  •
  Avoid encouraging excessive risk taking.

        To this end, we will measure success of our programs by:

  •
  Overall business performance and employee engagement;

  •
  Ability to attract and retain key talent;

  •
  Costs and business risks that are limited to levels that optimize risk and return;

  •
  Employee understanding and perceptions that ensure program value equals or exceeds program cost; and

  •
  Employee turnover metrics.

        All of our compensation and benefits for our named executive officers described below have as a primary purpose our need to attract, retain and motivate the highly talented individuals whose performance will enable us to succeed in creating shareholder value in a highly competitive marketplace. Beyond that, different elements have specific purposes designed to reward different performance and retention goals.

  •
  Base salary and benefits are designed to:

  •
  Reward core competence in the executive role relative to position, performance, experience and responsibility;

  •
  Provide fixed cash compensation with merit increases competitive with the market place; and

  •
  Control fixed expenses.

  •
  Annual incentive variable cash awards are designed to:

  •
  Focus employees on annual financial objectives derived from the business plan that lead to long-term success;

  •
  Provide annual variable performance based cash awards to reward and motivate achievement of critical annual performance metrics selected by the Compensation Committee; and

  •
  Foster a pay for performance culture that aligns our compensation programs with our overall business strategy.

  •
  Equity based compensation awards are designed to:

  •
  Align the interests of executives with those of our shareholders;

  •
  Promote teamwork by tying compensation significantly to the value of our common stock;

  •
  Attract the next generation of management by providing significant capital accumulation opportunities; and

  •
  Retain executives by providing a long-term-oriented program whose value could only be achieved by remaining with and performing for the Company.

  •
  Change of control and separation benefits:

  •
  Individual employment contracts with certain executives provide for double-trigger change of control and separation benefits;

  •
  Separation benefits provide benefits to ease an employee's transition due to an unexpected employment termination by the Company due to ongoing changes in the Company's employment needs; and

    •
    Change in control benefits encourage key executives to remain focused on the Company's business in the event of rumored or actual fundamental corporate changes which will enhance shareholder value.

  •
  Manage excessive risk-taking through plan design and oversight of incentive plans:

  •
  Incentive awards are capped;

  •
  Performance objectives are aligned with annual financial plan approval by the Board of Directors;

  •
  Multiple financial metrics are used taking into account performance and risk;

  •
  A "claw-back policy" is applied to performance based cash payments;

  •
  Payouts are modified through the use of risk-based capital ratio metrics;

  •
  Long-term incentive equity awards are deferred through vesting requirements; and

  •
  The Compensation Committee has discretion to reduce cash bonus payments.

Role of Shareholder Input

        The Compensation Committee has been mindful of the strong support our shareholders expressed for our compensation program when making executive compensation decisions, including base salary adjustments and long-term incentive awards. In making these executive compensation decisions, which are discussed more fully below, the Compensation Committee's main considerations included our shareholders' support for our executive compensation program, and the peer and market information provided by the Compensation Committee's compensation consultant. The Compensation Committee will continue to consider our shareholders' views when making executive compensation decisions in the future.

        Commencing last year we are including a say-on-pay non-binding advisory proposal every year with our annual meeting proxy statement. Last year our non-binding shareholder advisory vote on executive compensation was approved, with approximately 81% of voting shareholders casting their votes in favor of the say-on-pay resolution.

Role of Compensation Committee in Determining Compensation

        The Compensation Committee of the Board has strategic and oversight responsibility for the overall compensation and benefits programs for executives of the Company. These responsibilities include establishing, implementing, and continually monitoring the compensation structure, policies, and programs of the Company. The Compensation Committee also periodically reviews, assesses and monitors the performance, and regularly reviews the design and function, of the Company's incentive compensation arrangements to ensure that any risk-taking incentives are consistent with regulatory guidance and the safety and soundness of the organization. The Compensation Committee is responsible for assessing and approving the total compensation paid to the Chief Executive Officer and all executive officers. The Compensation Committee is responsible for determining whether the compensation paid to each of these executives is fair, reasonable and competitive, and whether the compensation program serves the interests of the Company's shareholders.

        At least annually, the Compensation Committee reviews the executive compensation program overall, and establishes base salaries, target annual cash bonus opportunities and equity grants (if any) for the fiscal year. In setting these elements of compensation, the Compensation Committee reviews the total target compensation for our executives and also considers developments in compensation practices outside of the Company. Specifically, the Compensation Committee is provided with competitive positioning data for similarly situated executives at companies in our peer group, as well as summary consolidated information about our executives' total compensation and pay history to use in setting individual compensation elements and making decisions on total executive compensation levels. Peer data is a helpful reference for the Compensation Committee to assess the competitiveness and appropriateness of our executive compensation program within the banking industry and the broader business community. Ultimately, the Compensation Committee applies its own business judgment and experience to determine the individual compensation elements, the amount of each compensation element and total target compensation

        The Compensation Committee generally targets compensation in relation to the Company's Compensation Peer Group (discussed under "Market Positioning and Pay Benchmarking"). We strive to compete with the prevailing market taking into account the competition in our market for talented executives and our desire to attract and, more importantly, retain and motivate talented individuals we believe are necessary to achieve the goals and objectives of our Board of Directors. Depending upon Company and individual performance, as well as the various other factors discussed in this Compensation Discussion and Analysis, target and actual total direct compensation of our executives, as well as individual compensation elements, may be within, below or above the market range for their positions.

        The Compensation Committee periodically reviews the compensation levels of the Board. In its review, the Compensation Committee looks to ensure that the compensation is fair, reasonably competitive and commensurate to the responsibilities of both the individual directors as well as the Board in the aggregate. Additionally, the Committee specifically takes into consideration the Directors' adherence to the Company's director Stock Ownership Guidelines when reviewing compensation.

        The Compensation Committee is comprised of five independent directors who satisfy The Nasdaq Stock Market listing requirements and relevant SEC regulations on independence. The Compensation Committee's Chair regularly reports to the Board on the Compensation Committee actions and recommendations. To evaluate and administer the compensation practices of the Chief Executive Officer and other executive officers, the Compensation Committee meets a minimum of four times a year. The Compensation Committee also holds special meetings and meets telephonically to discuss extraordinary items, such as the hiring or dismissal of executive officers.

Role of the Chief Executive Officer

        The Chief Executive Officer is not a member of the Compensation Committee but is invited to attend meetings as necessary to provide input and recommendations on compensation for the other named executive officers. The Chief Executive Officer provides the Compensation Committee with his assessment of the performance of each named executive officer and his perspective on the factors described above in developing his recommendations for the executive's compensation, including salary adjustments, incentive bonuses, annual equity grants and equity grants awarded in conjunction with promotions. Because the Chief Executive Officer works closely with and supervises our executive team, the Compensation Committee believes that the Chief Executive Officer provides valuable insight in evaluating their performance. The Chief Executive Officer also provides the Compensation Committee with additional information regarding the effect, if any, of market competition and changes in business strategy or priorities. The Compensation Committee takes the Chief Executive Officer's general input into consideration when determining and approving executive officer compensation, including for the named executive officers other than the Chief Executive Officer.

Role of Compensation Consultants

        Generally, at least every two years the Compensation Committee retains the services of an independent executive compensation consultant to assess the competitiveness of our compensation programs, conduct other research as directed by the Compensation Committee, and support the Compensation Committee in the design and implementation of executive and Board of Director compensation. In the fourth quarter of 2018, the Compensation Committee retained McLagan, an Aon Hemitt Company ("McLagan") to: (i) review existing compensation programs; (ii) provide market benchmark information pertaining to both cash and noncash compensation for executives; (iii) provide recommendations and guidance to the Compensation Committee to support its oversight over such compensation programs; and (iv) provide other advice and consultation, including guidance relative to evolving compensation-related regulatory requirements and industry best practices. McLagan delivered its report in the first quarter of 2019 ("2019 Report"). The information from the 2019 Report was used in making compensation decisions for 2019.

        Representatives of the compensation consultant attend meetings of the Compensation Committee as requested and also communicate with the Compensation Committee outside of meetings. The compensation consultant reports to the Compensation Committee rather than to management, although representatives of the firm may meet with members of management, including our Chief Executive Officer for purposes of gathering information on proposals that management may make to the Compensation Committee. During the fourth quarter of 2018, the compensation consultant met with various executives to collect data and obtain management's perspective on the fiscal year 2019 compensation for our executives. The Compensation Committee may replace its compensation consultant or hire additional advisors at any time. After the Committee's review of applicable rules for independence, the Committee determined that there are no known conflicts of interest between McLagan and its affiliates and the Company and its affiliates. McLagan reports directly to the Committee and does not provide services to, or on behalf of, any other part of the Company's business.

Market Positioning and Pay Benchmarking

        Many factors are taken into account in determining the actual positioning of each executive officer's compensation, including the executive's experience, responsibilities, management abilities and job performance, overall performance of the Company, current market conditions and competitive pay for similar positions at comparable companies. In addition, the Compensation Committee reviews the relationship of various positions between departments, the affordability of desired pay levels and the importance of each position within the Company. These factors are considered by the Compensation Committee in a subjective manner without any specific formula or weighting.

        McLagan, in consultation with the Compensation Committee, selected a custom peer group of financial institutions to establish a "Compensation Peer Group" for the 2019 Report. The companies included in the Compensation Peer Group were selected from publicly traded banks in California, Colorado, Nevada, Oregon, Utah and Washington based on: (i) compatibility of the bank based on size as measured through total assets with a median of $3.8 billion as of December 31, 2018; (ii) similarity of their product lines and business focus; and (iii) comparable performance criteria including, asset growth, profitability, credit quality, capitalization and total shareholder return. In addition to the Compensation Peer Group, McLagan's primary data sources also included its proprietary 2018 Regional & Community Banking Survey database. Peer Group and proprietary survey data represented actual 2017 compensation information. McLagan aged salary data to 2019 at annual rate of 3%. National survey data was adjusted to account for the cost of salaries and wages in San Jose, California relative to the national average.

        The Compensation Peer Group component companies used in the evaluation of the Company's executive compensation programs in the 2019 Report for executive officers were as follows:

Bank of Commerce Holdings	National Bank Holdings
Bank of Marin Bancorp	Opus Bank*
BayCom Corp	Pacific Mercantile Bancorp
Central Valley Community Bancorp	Peoples Utah Bancorp
Farmers & Merchants Bancorp	Preferred Bank
First Foundation Inc.	RBB Bancorp
Hanmi Financial Corp.	Sierra Bancorp
Heritage Financial Corp.	TriCo Bancshares
Luther Burbank Corp.	Westamerica Bancorp

*
Recently acquired.

Chief Executive Officer Compensation

        The Compensation Committee meets with the other independent directors each year in an executive session without management present to evaluate the performance of the Chief Executive Officer. The Chief Executive Officer does not participate in any deliberations regarding his own compensation. The Compensation Committee annually reviews and approves goals and objectives relevant to the Chief Executive Officer and evaluates the Chief Executive's performance against those objectives. The Compensation Committee typically considers corporate financial performance, the Company's achievement of its short and long-term goals versus its strategic objectives and financial targets. With the assistance of the compensation consultant, the Compensation Committee also considers the compensation data related to the Compensation Peer Group for base pay, total cash compensation, and total direct compensation.

        Walter T. Kaczmarek retired effective August 8, 2019 as President and Chief Executive Officer of the Company. He has remained as a director following his retirement. In view of his retirement, the Compensation Committee did not increase his salary for 2019 and it remained at $500,000 on an annual basis through August 8, 2019. Keith A. Wilton's salary for 2019 as Chief Operating Officer of the Company was $400,000, however, when he assumed the position of Chief Executive Officer his salary was increased to $500,000 while below the 50th percentile, it has been generally the practice when an executive assumes a new role to set compensation below market, but to increase base salary over time based on performance.

Base Salary Decisions for the Other Named Executive Officers

        Generally the Compensation Committee believes that executive base salaries should be competitive with its peer group and prevailing market conditions for executives in similar positions with similar responsibilities. Base salaries are reviewed annually and adjusted as necessary to realign them with market levels after taking into account the value of the position in the marketplace, career experience, and the contribution and performance of the individual. Although each of the named executive officers has an employment agreement with the Company, the initial base salary in each of the agreements may be increased (and has been in the past) in accordance with the Chief Executive Officer's evaluation of the executive's performance and the Compensation Committee's evaluation of the Company's overall compensation programs and policies.

        For 2019, the Compensation Committee reviewed the 2019 Report, which indicated that on average the Company's salaries paid in 2018 were 11% below the 50th percentile of estimated market 2019 salaries.

At its March 2019, meeting the Compensation Committee approved the following salaries for 2019 that approximate for each of the named executives the 60th percentile of estimated market 2019 salaries:

Named Executive	2019 Salary
Keith A. Wilton	$400,000	*
Michael E. Benito	$296,000
Margo G. Butsch	$290,000
Lawrence D. McGovern	$340,000

*
Mr. Wilton's salary was increased to $500,000 effective August 8, 2019 when he assumed the positions of President and Chief Executive Officer.

        Base salary drives the formula used in the Management Incentive Plan as discussed below under "Management Incentive Plan."

Management Incentive Plan

        We provide annual performance-based cash incentive awards linked to achievement against certain corporate performance goals under our Management Incentive Plan ("Incentive Plan"). The Compensation Committee believes that the annual performance metrics used in the bonus plan contribute to driving long-term stockholder value, play an important role in influencing executive performance and are an important component of our compensation program to help attract, motivate and retain our executives.

        To establish our executive officers' individual target cash bonus opportunities, which are expressed as a percentage of base salary, the Compensation Committee considers competitive pay data, input from its compensation consultant, and the level, position, objectives and scope of responsibilities of each executive, as well as considerations of internal parity among similarly situated Company executives.

        In late fiscal year 2018, based on its review of our executive compensation program, peer company data, and the other factors described above, the Compensation Committee approved the following annual cash bonus opportunities for fiscal year 2019.

        Payouts generally are not calculated by mathematical interpolation (on a continuous scale), therefore an incentive level must be reached or exceeded for a cash award.

	As a percent of base salary
Named Executive	Threshold	Target	Maximum
Walter T. Kaczmarek	10%	60%	100%
Keith A. Wilton*	10%	40%	60%
Michael E. Benito	10%	40%	60%
Margo G. Butsch	10%	40%	60%
Lawrence D. McGovern	10%	40%	60%

*
Mr. Wilton's cash bonus opportunity increased to Threshold (10%), Target (60%) and Maximum (100%) on a prorated basis when he assumed the position of President and Chief Executive Officer effective August 8, 2019.

        The Compensation Committee reviews and approves the financial metrics for each plan year. The Compensation Committee identifies from three to six financial metrics which may be revised from year to year to align them with the Company's annual strategic plan. The Compensation Committee determines the weighting of financial metrics each year based upon recommendations from the Chief Executive

Officer. For 2019, the following financial metrics along with the relative weights of each financial metric were established by the Compensation Committee:

Financial Metrics	Weight
Pre-Tax Income	20%
Nonperforming Assets	15%
Loan Growth	20%
Noninterest Income	15%
Noninterest Expense	15%
Deposit Growth	15%

        The Compensation Committee believes pre-tax income is a valid measurement in assessing how the Company is performing from a financial standpoint. Pre-tax income is an accepted accounting measures that drives earnings per share and shareholder returns over the long term. Noninterest income and noninterest expense are important components of net income that senior management and the Board of Directors sought to improve upon in 2019. In addition, the Compensation Committee, in consultation with the Chief Executive Officer, concluded that management should continue its focus on credit quality and loan and deposit growth. Financial metrics for noninterest income and noninterest expense are financial metrics that drive overall net income. The Compensation Committee believes that nonperforming assets are an effective measure to monitor the Company's progress in improving its credit quality.

        The Compensation Committee did not realign the weighting of the mix of the financial metrics in 2019 from 2018. Because the Compensation Committee believed that the Incentive Plan should also balance risk-taking with performance, the Compensation Committee maintained a risk-based capital element to the Incentive Plan. If the total risk-based capital ratio was below 10% at year-end 2019, bonus payments would be reduced to zero. The Incentive Plan is also subject to a claw back policy if financial statements or other financial metric criteria are found to be materially inaccurate as determined by the Audit Committee.

        Performance objectives were generally identified through our annual financial planning and budgeting process. Senior management developed a financial plan for 2019, and the financial plan was reviewed and approved by the Board. The Compensation Committee received recommendations from senior management for financial performance objective ranges. In setting the Threshold, Target and Maximum levels, the Compensation Committee considered specific circumstances anticipated to be encountered by the Company during the coming year and the level of improvement from year-to-year required to achieve the performance level. The Compensation Committee believed that the Threshold, Target and Maximum levels established for the Incentive Plan in 2019 were sufficiently challenging given the economic climate and the level of growth and improvement in the various financial metrics that would have to occur to meet the various performance objectives.

        For 2019, performance was assessed relative to performances for the year ended December 31, 2019, as shown below and compared to actual results:

Financial Metrics	Threshold (90% of Plan)	Target (Plan)	Maximum (110% of Plan)	2019 Actual
Pre-Tax Income	$61,367,000	$68,185,000	$75,004,000	$56,312,000
Nonperforming Assets	$11,000,000	$10,000,000	$9,000,000	$9,828,000
Loans Outstanding(1)	$1,906,362,000	$2,006,697,000	$2,107,032,000	$2,533,844,000
Noninterest Income(2)	$9,216,000	$10,240,000	$11,264,000	$9,583,000
Noninterest Expense(3)	$75,433,000	$73,433,000	$71,433,000	$84,898,000
Deposits Outstanding(4)	$2,656,342,000	$2,796,149,000	$2,935,956,000	$3,385,921,000

(1)
Threshold and Maximum at 95% and 105% of plan (includes factored receivables).

(2)
Securities gains or losses excluded from calculations.

(3)
90% and 110% of plan not used. A $2.0 million differential below and over Target was used for Threshold and Maximum.

(4)
Threshold and Maximum at 95% and 105% of plan (excludes brokered deposits, CDARS and State CDs).

        During the first quarter of the following fiscal year, the Compensation Committee assesses the performance of the Company for each financial metric comparing the actual fiscal year results to the pre-determined performance objectives for each financial metric calculated with reference to the pre-determined weight accorded the financial metric, and an overall percentage amount for the award is calculated. In addition, the Compensation Committee has discretionary authority to include qualitative subjective measures which may increase or decrease an award by an additional 15% of base salary. The positive discretion may be utilized to address completion of special projects, department initiatives, or favorable achievements reflected in regulatory exam results. The Compensation Committee may also use its discretion in adjusting financial metrics and performance objectives for unexpected economic conditions or changes in the business of the Company.

        During the fourth quarter of 2019, the Company completed the acquisition of Presidio Bank. The addition of Presidio Bank in the fourth quarter materially impacted the 2019 budget that served as the basis for the financial metrics for the Incentive Plan. As a result of the acquisition, the Company did not meet the "Threshold" for Pre-Tax Income or Noninterest Expense. The Company, however, reached (i) "Maximum" for Loans Outstanding and for Deposits, (ii) "Target" for Nonperforming Assets and (iii) "Threshold" for Noninterest Income. Based on these results, Keith A. Wilton, the current Chief Executive Officer, would have been entitled to a cash award of 45.5% of his salary and the other named executive officers would have been entitled to 28.5% of their respective base salaries. The Compensation Committee reviewed these results and also reviewed the Incentive Plan matrix with the quantitative metrics originally approved for the 2019 fiscal year. In its discussions the Compensation Committee reviewed the performance of the current Chief Executive Officer and the other named executive officers for 2019. The Compensation Committee reviewed that various metrics that were achieved balanced against the metrics that were not achieved with respect to the assigned weight given to each metric. The Compensation Committee also noted the exceptional efforts made by the management team in negotiating and closing the Presidio Bank acquisition. The Compensation Committee reviewed its discretionary authority under the Plan that allows it to adjust the Incentive Plan and payout for a year for extraordinary events that affect the Company (including mergers) that were not incorporated in the development of the Incentive Plan for 2019. The Committee also reviewed its discretionary authority to increase or decrease a payout by an additional 15% of salary for qualitative performance reasons. The Compensation Committee concluded that although some of the metrics were favorably impacted and some unfavorably by the acquisition, the current Chief Executive Officer should continue to earn an award equal to 45.5% of his base salary, and the other named executive officers should earn an award equal to 28.5% of their respective base salaries plus an additional $6,805 as follows:

Named Executive	Bonus Award
Keith A. Wilton(1)	$151,733
Walter T. Kaczmarek(2)	$137,958
Michael E. Benito	$90,172
Margo G. Butsch	$86,961
Lawrence D. McGovern	$101,456

(1)
Mr. Wilton assumed the position of President and Chief Executive Officer effective August 8, 2019. His payout calculation represents the prorated portion of the year in which

  Mr. Wilton was President and Chief Operating Officer of HBC, and then as President and Chief Executive Officer of the Company.

(2)
Mr. Kaczmarek retired from his positions of President and Chief Executive Officer effective August 8, 2019. Mr. Kaczmarek is entitled to a prorated portion of is bonus for his service in 2019. His payout calculation represents the prorated portion of the year in which Mr. Kaczmarek was the President and Chief Executive Officer of the Company and represents 45.5% of his prorated salary through August 8, 2019.

Equity Based Compensation

        The Compensation Committee periodically reviews our equity compensation program from a market perspective as well as in the context of our overall compensation philosophy. The Compensation Committee also considers the appropriateness of various equity vehicles, such as stock options, and restricted stock as well as overall program costs (which include both stockholder dilution and compensation expense), when evaluating the long-term incentive mix.

        The Compensation Committee believes that equity based compensation should be a significant component of total executive compensation to align executive compensation with the long-term performance of the Company and to encourage executives to make value enhancing decisions for the benefit of our shareholders. Each of the named executive officers is eligible to receive equity compensation. The Compensation Committee is responsible for determining equity grants to all staff members, including named executive officers. The Compensation Committee may also grant equity-based awards to award performance, coincide with promotions and hirings, and for recruiting and retention purposes.

        In considering whether to grant an equity award and the size of the grants to be awarded, the Compensation Committee considers, among other things, with respect to each executive officer, (i) the salary level, (ii) the contributions expected toward the growth and profitability of the Company, (iii) extraordinary contribution to the Company's financial performance, (iv) prior award levels, and (v) peer survey data indicating grants made to similarly situated officers at comparable financial institutions.

        The Company's Amended and Restated 2004 Equity Plan (the "2004 Plan") provided for the grant of non-qualified and incentive stock options, and restricted stock. In 2013, the Board of Directors and shareholders approved the 2013 Equity Incentive Plan (the "2013 Plan") and the 2004 Plan was terminated. Stock options and restricted stock awards issued under the 2004 Plan remain outstanding. The Compensation Committee approved all awards under the 2004 Plan and continues to do so under the 2013 Plan. The Compensation Committee is the administrator of the 2013 Plan.

        We may grant stock options to our executives to align their interests with those of our shareholders and as an incentive to remain with us. The Compensation Committee believes that options to purchase shares of our common stock, with an exercise price equal to the market price of our common stock on the date of grant, are inherently performance-based and are a very effective tool to motivate our executives to build shareholder value and reinforce our position as a growth company. With stock options, our executives can realize value only to the extent that the market price of our common stock increases during the period that the option is outstanding, which provides a strong incentive to our executives to increase shareholder value. Further, because these options typically vest over a four-year period, they incentivize our executives to build value that can be sustained over time.

        The Compensation Committee approves primarily nonstatutory stock options instead of incentive stock options because of the tax advantages available to the Company for nonstatutory options and because employees generally do not take full advantage of the tax benefits available to them from incentive stock options.

        We also may grant restricted stock to our executives. Restricted stock aligns the interests of our executives with those of our shareholders and helps manage the dilutive effect of our equity compensation program. Our awards of restricted stock are subject to time-based vesting. Because restricted stock has value to the recipient even in the absence of stock price appreciation, awards of restricted stock help us retain and incentivize executives during periods of market volatility, and also result in our granting fewer shares of common stock than through stock options of equivalent grant date fair value. Our awards of restricted stock typically vest over a three to four-year period for executives, and we believe that, like stock options, they help incentivize our executives to build value that can be sustained over time.

        The Compensation Committee has established a stock option and restricted stock policy which recognizes that stock options and restricted stock have an impact on the profits of the Company under current accounting rules and also have a dilutive effect on the Company's shareholders. Accordingly, they are recognized as a scarce resource and option grants and awards of restricted stock are given the same consideration as any other form of compensation. The Compensation Committee has established ranges for the amount of options that may be granted that depend on the individual's position with the Company and whether the option is awarded as an incentive to attract an individual, to retain an individual or to reward performance.

        We do not backdate options or grant options or award restricted stock retroactively. In addition, we do not coordinate grants of options or awards of restricted stock so that they are made before announcement of favorable information, or after announcement of unfavorable information. The Company's options and restricted stock are granted at fair market value on a fixed date or event (the first day of service for new hires and the date of Compensation Committee approval for existing employees), with all required approvals obtained in advance of or on the actual grant date. All grants to executive officers require the approval of the Compensation Committee and the Board of Directors. Fair market value has been consistently determined as the closing price on The Nasdaq Global Select Market on the grant date. In order to ensure that an option exercise price or restricted stock date of grant valuation fairly reflects all material information, without regard to whether the information seems positive or negative, every grant of options and restricted stock is contingent upon an assurance by management and legal counsel that the Company is not in possession of material undisclosed information. If the Company is in a "black-out" period for trading under its trading policy or otherwise in possession of inside information, the date of grant is suspended until the second business day after public dissemination of the information. We do not grant stock options with a so-called "reload" feature, nor do we loan funds to employees to enable them to exercise stock options. We have never re-priced stock options.

        The Company's general practice has been to grant options and restricted stock at the Compensation Committee and Board of Directors' regular meeting held during the first quarter for the named executive officers as well as current staff, and at any other Compensation Committee meeting (whether a regular meeting or otherwise) held on the same date as a regularly scheduled Board meeting (which are held monthly) as required to attract new staff, retain staff or recognize key specific achievements.

        For 2019, the Compensation Committee approved the following restricted stock awards:

Named Executive	Restricted Shares
Keith A. Wilton	20,000
Walter T. Kaczmarek	25,000
Michael E. Benito	12,000
Margo G. Butsch	12,000
Robertson Clay Jones*	—
Lawrence D. McGovern	15,000

*
Mr. Jones joined the Company in October, 2019.

Retirement Plans

        Our Amended and Restated Supplemental Retirement Plan ("SERP") is an element of our compensation program that was offered to certain executive officers. These types of plans had been commonly offered in the community bank industry for some time. The SERP is a nonqualified defined benefit plan and is unsecured and unfunded and there are no plan assets. When the Company offered key employees participation in the SERP, including some but not all of the named executive officers, the supplemental retirement benefit awarded was based on the individual's position within the Company and a vesting schedule determined by the desirability of incenting the retention element of the program. The participant receives his or her vested benefit at retirement. A participant whose employment terminates after the normal retirement date will receive 100% of his or her supplemental retirement benefit, payable monthly, commencing on the first of the month following retirement (unless selected otherwise by the participant and except executive officers who will receive their benefit six months following retirement) and continuing until the death of the participant (unless the joint survivor option is selected). For information on the plan, see the "Summary Compensation" table and the "Supplemental Retirement Plan for Executive Officers." The Company has reduced its use of the SERP as a program to attract and retain executives and key employees. It has been more than eight years since the Company has offered SERP benefits to executives and key employees.

Prohibition on Hedging

        Our stock trading guidelines prohibit executives and directors from speculating in our stock, which includes, but is not limited to, short selling (profiting if the market price of the securities decreases), buying or selling publicly traded options, including writing covered calls, and hedging or any other type of derivative arrangement that has a similar economic effect.

Termination of Employment and Change in Control Provisions

        We recognize that it is possible that we may be involved in a transaction involving a change of control of the Company, and that this possibility could result in the departure or distraction of our executives to the detriment of our business. The Compensation Committee and the Board believe that the prospect of such a change of control transaction would likely result in our executives facing uncertainties about their future employment and distractions resulting from concern over how the potential transaction might affect them.

        To allow our executives to focus solely on making decisions that are in the best interests of our shareholders in the event of a possible, threatened, or pending change of control transaction, and to encourage them to remain with us despite the possibility that a change of control might affect them adversely, each of our named executives and chief executive officer have change of control provisions in their respective employment agreements that provide them with certain payments and benefits in the event of the termination of their employment within 120 days prior to, or the 24 month period following, a change of control of the Company (referred to as the "change of control period"). The Compensation Committee and the Board believe that these "double-trigger" agreements serve as an important retention tool to ensure that personal uncertainties do not dilute our executives' complete focus on building shareholder value.

        The Compensation Committee considers the use of change of control provisions and severance provisions on a case by case basis depending on the individual's position with the Company and the need to attract and/or retain the individuals. The employment agreements for Mr. Benito and Mr. McGovern contain excise tax gross-up provisions for purposes of Section 280G of the Internal Revenue Code of 1986, as amended. It has been the policy of the Company since those agreements were entered into to exclude such provisions from its executive contracts.

        The severance benefits provided for our named executive officers were determined by the Compensation Committee based on its judgment of prevailing market practices at the time each agreement was entered into. At present, we have employment agreements with the Chief Executive Officer and the other named executive officers, which detail their eligibility for payments under various termination scenarios. In addition, certain equity grants made to the named executive officers provide for vesting of stock options and restricted stock upon a change of control. We have disclosed the severance and/or change in control payouts that would be payable to each named executive officer if the triggering event occurred on December 31, 2019, in the "Change in Control Arrangements and Termination of Employment" section in this proxy statement.

Tax Considerations

        Section 162(m) of the Code generally limits the allowable deduction of publicly held corporations for compensation paid or accrued with respect to a "covered employee" to no more than $1 million per taxable year. A "covered employee" includes (i) an employee who is the corporation's principal executive officer or principal financial officer at any time during the taxable year (or who acts in such a capacity at any time during the year), (ii) any other employee whose total compensation must be reported under the Securities Act of 1933 by reason of such employee being among the three highest compensated officers for the year (other than those listed in clause (1) above), and (iii) an employee was who a "covered employee" for any taxable year beginning after December 31, 2016.

        In light of Section 162(m) of the Code, it is the policy of the Compensation Committee to examine our executive compensation program to maximize the tax deductibility of compensation paid to our executive officers when and if the $1 million threshold becomes an issue. At the same time, the Compensation Committee also believes that the overall performance of our executives cannot in all cases be reduced to a fixed formula and that the prudent use of discretion in determining pay levels is in our best interests and those of our shareholders. Under some circumstances, the Compensation Committee's use of discretion in determining appropriate amounts of compensation may be essential. In those situations where discretion is or can be used by the Compensation Committee, compensation may not be fully deductible.

        Federal tax legislation enacted in December 2017 eliminated the performance-based compensation exemption to the $1 million limitation in Section 162(m) of the Code prospectively and made other changes to Section 162(m), but with a transition rule that preserves the performance-based compensation exemption for certain arrangements and awards provided pursuant to a written binding contract that was in effect on November 2, 2017 and not materially modified on or after such date. We intend to continue to administer arrangements and awards subject to this transition rule with a view toward preserving their eligibility for the performance-based compensation exemption to the extent practicable and consistent with the non-tax compensation program objectives noted above.

        Section 409A of the Code ("Section 409A"), among other things, limits flexibility with respect to the time and form of payment of deferred compensation. If a payment or award is subject to Section 409A, but does not meet the requirements that exempt such amounts from taxation under such section, the recipient is subject to: (i) income tax at the time the payment or award is not subject to a substantial risk of forfeiture; (ii) an additional 20% tax at that time; and (iii) an additional tax equal to the amount of interest (at the underpayment rate under the Code plus one percentage point) on the underpayment that would have occurred had the award been includable in the recipient's income when first deferred or, if later, when not subject to a substantial risk of forfeiture. We have made modifications to our plans and arrangements such that payments and awards under those arrangements either are intended to not constitute "deferred compensation" for Section 409A purposes (and will thereby be exempt from Section 409A's requirements) or, if they constitute "deferred compensation," are intended to comply with the Section 409A statutory provisions and final regulations.

Accounting Considerations

        Accounting considerations play an important role in the design of our executive compensation program. Accounting rules require us to expense the fair value of restricted stock awards and the estimated fair value of our stock option grants which reduces the amount of our reported profits. The Compensation Committee considers the amount of this expense in determining the amount of equity compensation awards.

Dodd-Frank and Regulating Considerations

        The Compensation Committee undertakes to review, consider and approve compensation decisions in accordance with proposed regulations and guidelines set forth under Dodd-Frank and bank regulators. Dodd-Frank requires the federal bank regulators and the SEC to establish joint regulations or guidelines prohibiting incentive-based payment arrangements at specified regulated entities, including the Company and Heritage Bank of Commerce, having at least $1 billion in total assets that encourage inappropriate risks by providing an executive officer, employee, director or principal stockholder with excessive compensation, fees, or benefits or that could lead to material financial loss to the entity. The proposed regulations apply to incentive compensation paid to "covered persons" at covered financial institutions, including executive officers. The proposed regulations prohibit a covered financial institution from creating or maintaining an incentive-based compensation arrangement that encourages inappropriate risks by providing a covered person either: (i) with excessive compensation; or (ii) with incentive-based compensation that could lead to material financial loss to the financial institution. A compensation arrangement would be considered able to lead to material financial loss unless: (a) it balances risk and financial reward; (b) is compatible with effective controls and risk management, and (c) is supported by strong corporate governance.

        The Federal Reserve and Federal Deposit Insurance Corporation have also issued comprehensive final guidance on incentive compensation policies intended to ensure that the incentive compensation policies of banking organizations do not undermine the safety and soundness of such organizations by encouraging excessive risk-taking.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee serves or has served as an employee of the Company or its subsidiaries, and there are no common participants between the compensation committee of any other entity and the Company.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 401(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board

Julianne M. Biagini-Komas, Chair
Frank G. Bisceglia
Robert T. Moles
Marin Park Sutton
Ranson W. Webster

Executive Compensation Tables

        The following table provides for the periods shown, information as to compensation for services of the Company's principal executive officer, principal financial officer, and the three other executive officers of the Company who had the highest total compensation (as defined in accordance with applicable regulations) with respect to the year ended 2019 (collectively referred to as the "named executive officers"):

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)(1)	Bonus ($) (d)	Stock Awards ($) (e)(2)	Option Awards ($) (f)(2)	Non-Equity Incentive Plan Compensation ($) (g)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)(4)	All Other Compensation ($) (i)(5)	Total ($) (j)
Keith A. Wilton*	2019	$429,839	—	$243,200	$—	$151,733	$—	$30,834	$855,606
President and Chief Executive Officer	2018	$358,440	—	$201,600	$—	$89,610	$—	$32,229	$681,879
of Heritage Commerce Corp and	2017	$341,750	—	$173,760	$—	$114,486	$—	$34,614	$664,610
President of Heritage Bank of Commerce
Walter T. Kaczmarek*	2019	$303,205	—	$304,000	$—	$137,958	$627,100	$238,357	$1,610,620
President & Chief Executive Officer of	2018	$495,000	—	$420,000	$—	$148,500	$—	$48,950	$1,112,450
Heritage Commerce Corp and	2017	$470,000	—	$217,200	$—	$186,824	$92,700	$40,302	$1,007,026
Chief Executive Officer of Heritage Bank of Commerce
Michael E. Benito	2019	$292,517	—	$145,920	$—	$90,172	$374,600	$30,220	$933,429
Executive Vice President/Business Banking Manager	2018	$280,013	—	$100,800	$—	$70,003	$24,000	$28,053	$502,869
of Heritage Bank of Commerce	2017	$271,852	—	$86,880	$—	$91,070	$126,400	$26,258	$602,427
Margo G. Butsch	2019	$281,250	—	$145,920	$—	$86,961	$—	$19,332	$533,463
Executive Vice President & Chief Credit Officer	2018	$250,000	—	$117,600	$—	$62,500	$—	$14,431	$444,531
of Heritage Bank of Commerce	2017	$190,153	—	$21,450	$—	$63,701	$—	$7,120	$282,424
Robertson Clay Jones	2019	$68,015	$142,500	$—	$—	$—	$38,315	$4,585	$253,415
Executive Vice President & President of
Community Business Bank Group of Heritage Bank of Commerce**
Lawrence D. McGovern	2019	$332,109	—	$182,400	$—	$101,456	$352,100	$32,820	$1,000,885
Executive Vice President & Chief Financial Officer	2018	$305,471	—	$151,200	$—	$76,368	$—	$30,030	$563,069
of Heritage Commerce Corp and	2017	$293,824	—	$130,320	$—	$98,431	$—	$27,118	$549,693
Heritage Bank of Commerce

*
Effective August 8, 2019, Mr. Kaczmarek retired and Mr. Wilton assumed the positions of President and Chief Executive Officer of the Company and Heritage Bank of Commerce.

**
Mr. Jones joined the Company on October 12, 2019. Mr. Jones annual salary is $324,250, the amount reported is from October 12, 2019 through the end of year. His bonus in column (d) was paid to him on March 11, 2020 and represents an amount accrued by Presidio Bank prior to the acquisition of Presidio Bank or the Company on October 11, 2019, pursuant to a Presidio Bank bonus plan.

(1)
The amounts in column (c) include amounts voluntarily deferred by each of the named executive officers into their 401(k) plan accounts. For 2019, Mr. Wilton deferred $25,000, Mr. Kaczmarek deferred $15,625, Mr. Jones deferred $3,186, Mr. McGovern deferred $25,000, Mr. Benito deferred $25,000 and Ms. Butsch deferred $25,000.

(2)
The amounts shown in columns (e) and (f) reflect the applicable full grant date fair values for stock options and stock awards in accordance with ASC 718 (excluding the effect of forfeitures), and are reported for the fiscal year during which the stock options and stock awards were issued. The assumptions used in calculating the valuation for stock options and stock awards may be found in Note 13 to the Company's consolidated financial statements for the year ended December 31, 2019, included in the Company's Annual Report on Form 10-K, filed with the SEC on March 11, 2020.

(3)
The amounts shown in column (g) for 2019 reflect payments made under the terms of the Management Incentive Plan for 2019 performance and paid in the first quarter of 2020.

(4)
The amounts shown in column (h) for 2019 represent only the aggregate change in the actuarial present value of the accumulated benefit under the Company's Supplemental Executive Retirement Plan from December 31, 2018 to December 31, 2019. The amounts in column (h) were determined using interest rate and mortality rate assumptions consistent with those used in the Company's consolidated financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 14 to the Company's consolidated financial statements for the year ended December 31, 2019, included in the Company's Annual Report on Form 10-K, filed with the SEC on March 11, 2020.

Mr. Jones has a Supplemental Executive Retirement Agreement, dated November 28, 2017 (amended November 9, 2018) that was entered into with Presidio Bank. The agreement was assumed by the Company when the Company acquired Presidio Bank. Under the agreement Mr. Jones is entitled to a present value accumulated benefit of $61,244 as of December 31, 2019. The amount shown in column (h) for 2019 represents only the aggregate change in the actuarial present value of the accumulated benefit from December 31, 2018 to December 31, 2019. He is fully vested.

(5)
The amounts shown in column (i) for 2019 include the following for each named executive:

Named Executive	Economic Value of Death Benefit of Life Insurance for Beneficiaries(*)	401(k) Plan Company Matching Contributions	Other Insurance Benefit	Vacation	Auto Compensation	Cash Dividend on Unvested Restricted Stock Award	Other (**)	Total
Keith A. Wilton	—	$3,000	$3,564	—	$9,900	$14,370	—	$30,834
Walter T. Kaczmarek	$10,021	$3,000	$4,286	$108,171	$7,258	$22,288	$83,333	$238,357
Michael E. Benito	$2,519	$3,000	$2,419	$5,692	$8,400	$8,190	—	$30,220
Margo G. Butsch	—	$3,000	$2,322	—	$8,400	$5,610	—	$19,332
Robertson Clay Jones	—	$3,000	$169	—	$1,000	—	—	$4,585
Lawrence D. McGovern	$2,500	$3,000	$3,712	$6,538	$6,000	$11,070	—	$32,820

  *
  The economic value of the death benefit amounts shown above reflects the annual income imputed to each executive in connection with Company owned split-dollar life insurance policies for which the Company has fully paid the applicable premiums. These policies are discussed under "Supplemental Retirement Plan for Executive Officers."

  **
  When Mr. Kaczmarek retired effective August 8, 2019, he became entitled to $83,333 from the Company's 2005 Amended and Restated Supplemental Executive Retirement Plan (referred to as a SERP). The amount was accrued in 2019 and paid in February 2020.

CEO Pay Ratio

        The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and SEC rules require us to disclose the pay ratio of our CEO to our median employee. The pay ratio disclosure below is a reasonable estimate calculated in a manner consistent with SEC rules and guidance.

        We identified the median employee for 2019 by examining the 2019 total W-2 compensation from our payroll and employment records, including 401(k) deferrals and 401(k) matching of up to $3,000 per employee, for all individuals, excluding our CEO, who were employed by us on December 31, 2019. We included all employees, whether employed on a full-time, part-time, temporary or seasonal basis as of that payroll date. We did not make any assumptions, adjustments or estimates with respect to such total W-2 reported compensation except for the 401(k) matching as described above. We did not annualize the compensation for any full or part time employees that were not employed by us for all of 2019. We believe the use of total W-2 compensation, including 401(k) deferrals and 401(k) matching of up to $3,000 per employee, for all employees is a consistently applied compensation measure.

        After identifying the median employee based upon the methodology described above, we calculated annual total compensation for such employee using the same methodology we used for our CEO and other named executive officers as set forth in the 2019 Summary Compensation Table in this proxy statement. Our CEO assumed his position in August 2019 so we therefore annualized his base salary for the entire year in calculating his total compensation. The annual total compensation in 2019 for our median employee using this methodology was $72,961. The annual total compensation in 2019 for our CEO using this methodology is shown in the Summary Compensation Table and was $915,880 which includes an additional $60,274 to annualize his increased salary (from $400,000 to $500,000) effective August 8, 2019. This adjustment reflects the promotion of our new CEO effective August 8, 2019. The ratio of the annual total compensation of our CEO to the annual total compensation of our median employee in 2019 was 12.55 to 1.

        This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules identifying the median compensated employee and calculating the pay ratio based on the employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Executive Contracts

        Keith A. Wilton—Prior to his current employment agreement, Mr. Wilton had an employment agreement dated February 18, 2014. The employment contract was for one year and was automatically renewed for one year terms. Under the agreement, Mr. Wilton received an annual salary of $550,000 (last increased in March 2020) with annual increases, if any, as determined by the Company's Chief Executive Officer and Board of Directors' Compensation Committee annual review of executive salaries. In addition to his salary, he was eligible to participate in the Management Incentive Plan. Mr. Wilton participated in the Company's 401(k) plan, under which he received matching contributions up to $3,000. The Company provided to Mr. Wilton, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents. He also received an automobile allowance in the amount of $700 per month. Mr. Wilton was provided with life insurance coverage in the amount of two times his salary not to exceed $700,000. He was also provided with long term care insurance, with a lifetime benefit of up to $72,000.

        On August 8, 2019, the Company and Heritage Bank of Commerce entered into a new employment agreement with Keith A. Wilton who assumed the role of President and Chief Executive Officer of Heritage Commerce Corp and Heritage Bank of Commerce upon the retirement of Walter T. Kaczmarek. The employment agreement is for one year and is automatically renewed each year. Under the agreement, Mr. Wilton receives an annual salary of $500,000 with annual increases, if any, as determined by the Board of Directors' annual review of executive salaries. His salary was increased to $550,000 in March 2020. In addition to his salary, he is eligible to participate in the Heritage Commerce Corp Management Incentive Plan. Mr. Wilton participates in the Company's 401(k) plan, under which he may receive matching contributions up to $3,000. He also participates in the Company's Employee Stock Ownership Plan. The Company provides Mr. Wilton, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents. Mr. Wilton is provided with life insurance coverage in the amount of $700,000. He is provided with long term care insurance, with a lifetime benefit of up to $72,000. The Company reimburses Mr. Wilton for up to $1,200 for tax consultation and tax return preparation. He is also reimbursed for expenses that exceed insurance coverage for an annual physical examination, monthly dues for one country club membership and one business club membership. He receives an automobile allowance in the amount of $1,000 per month, together with reimbursements for gasoline and maintenance expenditures.

        Under his employment agreement, Mr. Wilton is entitled to certain severance benefits on termination of his employment, including a change of control. See "Change of Control Arrangements and Termination of Employment."

        Walter T. Kaczmarek—Mr. Kaczmarek retired from the Company on August 8, 2019. On October 17, 2007, the Company entered into an amended and restated employment agreement with Walter T. Kaczmarek. His employment contract was for three years and was automatically renewed each month for three additional years. Under the agreement, Mr. Kaczmarek received an annual salary of $500,000 with annual increases, if any (last increased in March 2018), as determined by the Board of Directors' annual review of executive salaries. In addition to his salary, he was eligible to participate in the Management Incentive Plan. Mr. Kaczmarek participated in the Company's 401(k) plan, under which he may received matching contributions up to $3,000. He also participated in the Company's Employee Stock Ownership Plan. The Company provided Mr. Kaczmarek, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents. Mr. Kaczmarek was provided with life insurance coverage in the amount of two times his then current salary but no more than $700,000. He was provided with long term care insurance, with a lifetime benefit of up to $432,000. The Company reimbursed Mr. Kaczmarek for up to $1,200 for tax consultation and tax return preparation. He was also reimbursed for expenses that exceed insurance coverage for an annual physical examination, monthly dues for one country club membership and one business club membership. He received an automobile allowance in the amount of $1,000 per month, together with reimbursements for gasoline and maintenance expenditures.

        Under his employment agreement, Mr. Kaczmarek was entitled to certain severance benefits on termination of his employment, including a change of control. See "Change of Control Arrangements and Termination of Employment."

        Michael E. Benito—On February 1, 2012, the Company entered into an employment agreement with Michael E. Benito when he was promoted to Executive Vice President/Business Banking Manager. The employment contract is for one year and is automatically renewed for one year terms. Under the Agreement, Mr. Benito receives an annual salary of $304,880 with annual increases, if any (last increased in March 2020), as determined by the Company's Chief Executive Officer and Board of Directors' Compensation Committee annual review of executive salaries. In addition to his salary, he is eligible to participate in the Management Incentive Plan. Mr. Benito participates in the Company's 401(k) plan, under which he may receive matching contributions up to $3,000. Mr. Benito also participates in the Company's Employee Stock Ownership Plan. The Company provides to Mr. Benito, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents. Mr. Benito receives an automobile allowance in the amount of $700 per month, together with reimbursements for gasoline expenditures. Mr. Benito is provided with life insurance coverage in the amount of two times his salary not to exceed $700,000. He is also provided with long term care insurance, with a lifetime benefit of up to $72,000.

        Under his employment agreement, Mr. Benito is entitled to certain severance benefits on termination of his employment, including a change of control. See "Change of Control Arrangements and Termination of Employment."

        Margo G. Butsch—On July 8, 2017, the Company entered into an employment agreement with Margo G. Butsch when she was promoted by the Company to Executive Vice President and Chief Credit Officer of Heritage Bank of Commerce. The employment contract is for one year and is automatically renewed for one year terms. Under the agreement, Ms. Butsch receives an annual salary of $298,700 with annual increases, if any (last increased in March 2020), as determined by the Company's Chief Executive Officer and Board of Directors' Compensation Committee annual review of executive salaries. In addition to her salary, she is eligible to participate in the Management Incentive Plan. Ms. Butsch participates in the Company's 401(k) plan, under which she could receive matching contributions up to $3,000. Ms. Butsch also participates in the Company's Employee Stock Ownership Plan. The Company provides to

Ms. Butsch, at no cost to her, group life, health, accident and disability insurance coverage for herself and her dependents. Ms. Butsch also receives an automobile allowance in the amount of $700 per month. Ms. Butsch is provided with life insurance coverage in the amount of two times her salary not to exceed $700,000. She is also provided with long term care insurance, with a lifetime benefit of up to $72,000.

        Under her employment agreement, Ms. Butsch is entitled to certain severance benefits on termination of her employment, including a change of control. See "Change of Control Arrangements and Termination of Employment."

        Robertson Clay Jones—On October 11, 2019, the Company entered into an employment agreement with Robertson Clay Jones. The employment agreement is for one year and is automatically renewed for one year terms. Under the Agreement, Mr. Jones receives an annual salary of $324,250 (last increased in March, 2020) with annual increases, if any, as determined by the Company's Chief Executive Officer and Board of Directors' Compensation Committee annual review of executive salaries. In addition to his salary, he is eligible to participate in the Management Incentive Plan. Mr. Jones participates in the Company's 401(k) plan, under which he may receive matching contributions up to $3,000. The Company provides to Mr. Jones, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents. Mr. Jones receives an automobile allowance in the amount of $500 per month. Mr. Jones is provided with life insurance coverage in the amount of two times his salary not to exceed $700,000. He is also provided with long term care insurance, with a lifetime benefit of up to $72,000.

        Under his employment agreement, Mr. Jones is entitled to certain severance benefits on termination of his employment, including a change of control. See "Change of Control Arrangements and Termination of Employment."

        Lawrence D. McGovern—On July 21, 2011, the Company entered into an Employment Agreement with Lawrence D. McGovern. The employment contract is for one year and is automatically renewed for one year terms. Under the agreement, Mr. McGovern receives an annual salary of $350,200 with annual increases, if any (last increased in March 2020), as determined by the Company's Chief Executive Officer and Board of Directors' Compensation Committee annual review of executive salaries. In addition to his salary, he is eligible to participate in the Management Incentive Plan. Mr. McGovern participates in the Company's 401(k) plan, under which he may receive matching contributions up to $3,000. He also participates in the Company's Employee Stock Ownership Plan. The Company provides to Mr. McGovern, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents. Mr. McGovern receives an automobile allowance in the amount of $500 per month, together with reimbursements for gasoline expenditures. Mr. McGovern is provided with life insurance coverage in the amount of two times his salary but not to exceed $700,000. He is also provided with long term care insurance, with a lifetime benefit of up to $72,000.

        Under his employment agreement, Mr. McGovern is entitled to certain severance benefits on termination of his employment, including a change of control. See "Change of Control Arrangements and Termination of Employment."

Plan Based Awards

        Equity Based Plans.    In 2004, the Board of Directors adopted the Heritage Commerce Corp 2004 Stock Option Plan (the "2004 Plan"), which was approved by the Company's shareholders at the 2004 Annual Meeting. The 2004 Plan authorized the Company to grant stock options to officers, employees and directors of the Company and its affiliates. In 2009, the 2004 Plan was amended and restated as the 2004 Equity Plan to authorize the issuance of restricted stock in addition to stock options. The 2004 Equity Plan was approved by the Company's shareholders at the 2009 Annual Meeting. The 2004 Equity Plan has expired but there remain outstanding stock options issued under the Plan prior to its expiration.

        In 2013, the Board of Directors approved the 2013 Equity Incentive Plan ("2013 Equity Plan") to replace the 2004 Equity Plan. The 2013 Equity Plan was approved by the Company's shareholders at the 2013 Annual Meeting. The purpose of the Equity Plan is to promote the long-term success of the Company and the creation of shareholder value. The Board of Directors believes that the availability of stock awards is a key factor in the ability of the Company to attract and retain qualified individuals to serve as directors, officers and employees. Under the 2013 Equity Plan incentives are provided through the grant of stock options and restricted stock awards. We are proposing an amendment to the 2013 Equity Plan to increase the number of share authorized under the 2013 Equity Plan from 3,000,000 (as amended) to 5,000,000. See "Proposal 2—Approval of Amendment to Heritage Commerce Corp 2013 Equity Incentive Plan."

        In connection with its acquisition of Presidio Bank in October 2019, the Company assumed the Presidio Bank Amended and Restated 2006 Stock Option Plan and the Presidio Bank 2016 Equity Incentive Plan (collectively the "Presidio Equity Plans") and the options issued and outstanding at the time of the acquisition. The issued and outstanding options were exchange for options to acquire an aggregate of 1,176,757 shares of the Company's common stock at an adjusted weighted average exercise price of $5.05.

        Management Incentive Plan.    The Company maintains a Management Incentive Plan adopted by the Board of Directors in 2005. Executive officers are eligible for target bonuses which are expressed as a percentage of their respective base salaries which increase as the level of performance of established goals increases. The bonuses are tied directly to the satisfaction of overall Company performance for the year. See "Compensation Discussion and Analysis" for information about the Management Incentive Plan.

        The following table provides information on the potential performance based awards available if defined performance objectives were achieved in 2019 for each of the Company's named executive officers under the Company's Management Incentive Plan, and stock options or other stock awards granted to the named executive officers for the year ended December 31, 2019:

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity			Estimated Future Payouts Under Equity			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)(2)	All Other Option Awards: Number of Securities Underlying Options (#) (j)
											Grant Date Fair Value of Stock And Options Awards (l)(3)
										Exercise or Base Price of Option Awards ($/Sh) (k)
		Incentive Plan Awards(1)			Incentive Plan Awards
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Keith A. Wilton	5/22/2019	—	—	—	—	—	—	20,000	—	—	$243,200
	1/24/2019	$50,000	$225,000	$375,000	—	—	—	—	—	—	—
Walter T. Kaczmarek	5/22/2019	—	—	—	—	—	—	25,000	—	—	$304,000
					—	—	—
Michael E. Benito	5/22/2019	—	—	—	—	—	—	12,000	—	—	$145,920
	1/24/2019	$29,600	$118,400	$177,600	—	—	—	—	—	—	—
Margo G. Butsch	5/22/2019	—	—	—	—	—	—	12,000	—	—	$145,920
	1/24/2019	$29,000	$116,000	$174,000	—	—	—	—	—	—	—
Robertson Clay Jones	—	—	—	—	—	—	—	—	—	—	—
Lawrence D. McGovern	5/22/2019	—	—	—	—	—	—	15,000	—	—	$182,400
	1/24/2019	$34,000	$136,000	$204,000	—	—	—	—	—	—	—

(1)
These potential performance-based awards were established under the Management Incentive Plan if the indicated level of performance was achieved in 2019 as described further in the "Compensation and Discussion Analysis" and in the discussion under "Plan Based Awards—Management Incentive Plan." They do not represent the actual payments made to the named executive officers. The payments made for actual performance in 2019 are reflected in column (g) in the Summary

  Compensation Table. Mr. Wilton's potential performance-based award was adjusted when he assumed the positions of President and Chief Executive Officer effective August 8, 2019. As adjusted his potential performance-based award was Threshold ($50,000), Target ($300,000), and Maximum ($500,000) applied on a prorate basis for time served in his new positions.

(2)
This column reflects restricted stock award granted in 2019 pursuant to the 2013 Equity Incentive Plan.

(3)
The amounts shown in column (l) reflect the applicable full grant date fair values for restricted stock award in accordance with ASC 718 (excluding the effect of forfeitures), and are reported for the fiscal year during which the restricted stock awards were issued. The assumptions used in calculating the valuation for stock and options awards may be found in Note 13 to the Company's consolidated financial statements for the year ended December 31, 2019, included in the Company's Annual Report on Form 10-K, filed with the SEC on March 11, 2020.

Equity Compensation Plan Information

        The following table shows the number and weighted-average exercise price of securities to be issued upon exercise of outstanding options, warrants and rights, and the number of securities remaining available for future issuance under equity compensation plans at December 31, 2019:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,712,846	(1)	$8.80	(2)	796,957	(3)
Equity compensation plans not approved by security holders	N/A		N/A		N/A

(1)
Consists of 313,659 options to acquire shares under the Company's 2004 Equity Incentive Plan, 1,389,709 options to acquired shares under the Company's 2013 Equity Incentive Plan, and the aggregate amount of stock options assumed under the Presidio Plans.

(2)
Includes the options issued under the Presidio Equity Plans assumed by the Company which have a weighted average price of $5.02.

(3)
Available under the Company's 2013 Equity Incentive Plan.

Outstanding Equity Awards

        The following table shows the number of Company shares of common stock covered by exercisable and unexercisable stock options and the number of Company unvested shares of restricted common stock held by the Company's named executive officers as of December 31, 2019:

Outstanding Equity Awards at Year End

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Options Exercise Price ($) (e)	Options Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Keith A. Wilton	—	—		—	—	—	37,250	$477,918	—	—
Walter T. Kaczmarek	—	—		—	—	—	55,000	$705,650	—	—
Michael E. Benito	12,500	—		—	$8.07	02/27/2024	21,375	$274,241	—	—
	10,000	—		—	$6.57	04/30/2023	—	—	—	—
	4,500	—		—	$3.57	07/26/2020	—	—	—	—
Margo G. Butsch	5,177	2,823	(3)	—	$14.48	05/02/2027	17,250	$221,318	—	—
	2,690	310	(4)	—	$10.34	05/03/2026	—	—	—	—
Robertson Clay Jones(5)	49,399	—		—	$10.74	07/01/2028	—	—	—	—
	37,050	—		—	$4.92	01/29/2025	—	—	—	—
	37,050	—		—	$3.98	01/30/2024	—	—	—	—
	37,050	—		—	$2.79	01/10/2022	—	—	—	—
	61,750	—		—	$2.57	01/18/2021	—	—	—	—
Lawrence D. McGovern	15,000	—		—	$8.07	02/27/2024	28,300	$363,089	—	—
	15,000	—		—	$6.57	04/30/2023	—	—	—	—

(1)
This column represents the unvested shares for restricted stock awards granted. Restricted stock awards vest 25% per year from the date of grants for the 2016, 2017, and 2018 grants. Restricted stock awards vest 33% per year from the date of grant for the 2019 grants.

(2)
The market value of the shares of restricted stock that have not vested is calculated by multiplying the number of shares of stock that have not vested by the closing price of our common stock at December 31, 2019, as reported on The Nasdaq Global Select Market, which was $12.83.

(3)
The options vest daily over 4 years beginning May 2, 2017, and have a term of 10 years.

(4)
The options vest daily over 4 years beginning May 3, 2016, and have a term of 10 years

(5)
Stock options granted by Presidio Bank under the Presidio Plans which the Company assumed at the effective time of the acquisition of Presidio Bank. The options were adjusted to reflect the acquisition exchange ratio. The options are fully vested.

Option Exercises and Vested Stock Awards

        The following table sets forth information with regard to the exercise and vesting of stock options and vesting of shares of restricted stock for the year ended December 31, 2019, for each of the named executive officers:

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized upon Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)(1)
Keith A. Wilton	—	—	10,750	$133,410
Walter T. Kaczmarek	15,000	$61,350	15,731	$195,629
Michael E. Benito	4,500	$27,200	6,750	$83,798
Margo G. Butsch	—	—	1,750	$21,665
Robertson Clay Jones	—	—	—	—
Lawrence D. McGovern	—	—	9,050	$112,252

(1)
The number of vested shares reflects the gross amount of shares, without netting any shares surrendered to pay taxes. The aggregate dollar amount realized upon vesting was calculated by multiplying the number of shares by the fair market value on the vesting date.

401(k) Plan

        The Company has established a broad-based employee benefit plan under Section 401(k) of the Internal Revenue Code of 1986 ("401(k) Plan"). The purpose of the 401(k) Plan is to encourage employees to save for retirement. Eligible employees may make contributions to the plan subject to the limitations of Section 401(k). The 401(k) Plan trustees administer the Plan. The Company matched up to $3,000 of each employee's contributions in 2018. The 401(k) Plan allows highly compensated employees to contribute up to a maximum percentage of their base salary, up to the limits imposed by the Internal Revenue Code, on a pre-tax basis. Participants choose to invest their account balances from an array of investment options as selected by plan fiduciaries. The 401(k) Plan is designed to provide for distributions in a lump sum after termination of service. However, loans and in-service distributions under certain circumstances such as hardship, attainment of age 59 1/2, or a disability are permitted. For named executive officers, these amounts are included in the Summary Compensation Table under "All Other Compensation."

Employee Stock Ownership Plan

        In 1997, Heritage Bank of Commerce initiated a broad-based employee stock ownership plan ("Stock Ownership Plan"). The Stock Ownership Plan was subsequently adopted by the Company as the successor corporation to Heritage Bank of Commerce. The Stock Ownership Plan allows the Company, at its option, to purchase shares of the Company common stock on the open market. To be eligible to receive an award of shares under the Stock Ownership Plan, an employee must have worked at least 1,000 hours during the year and must be employed by the Company on December 31. The executive officers have the same eligibility to receive awards as other employees of the Company. Awards under the Stock Ownership Plan generally vest over four years. In addition, the value of a participant's account becomes fully vested upon reaching the age of 65 or termination of employment by death or disability. Since 2010, the Company has suspended contributions to the Stock Ownership Plan. The Plan was "frozen" as of January 1, 2019. The amounts of contributions to the Stock Ownership Plan for named executive officers are included in the Summary Compensation Table in the column entitled "All Other Compensation."

Supplemental Retirement Plan for Executive Officers

        The Company has established the 2005 Amended and Restated Supplemental Executive Retirement Plan (the "SERP" or the "Plan") covering key employees, including several of the named executive officers. The SERP is a nonqualified defined benefit plan and is unsecured and unfunded and there are no plan assets. When the Company offers key executives participation in the SERP, the supplemental retirement benefit awarded is based on the individual's position within the Company and a vesting schedule determined by the desirability of incentivizing the retention element of the program. Normally the participant is 100% vested in his or her benefit at retirement, upon termination within two years from a change in control, or upon disability. However, the participant's vested benefit is reduced for payment prior to retirement age in accordance with the Plan terms, should that be selected by the participant.

        The Company has reduced its use of the SERP as a program to attract and retain executives and key employees. It has been more than seven years since the Company has offered SERP benefits to executives and key employees.

        Normal Retirement.    A participant whose employment terminates after normal retirement (as defined in the Plan) will receive 100% of his or her supplemental retirement benefit, payable monthly, commencing on the first of the month following retirement (unless selected otherwise by the participant and except executive officers who receive their benefit six months after retirement) and continuing until the death of the participant (unless the joint survivor option is selected).

        Early Retirement.    In order to be eligible for early retirement benefits, the plan requires the participant to terminate employment (for reasons other than for cause or within two years from a change of control) after the date that the participant is at least 55 years old but prior to normal retirement as defined in the participant's participation agreement. The participant will then receive the portion of the supplemental retirement benefit that has vested as of the actual early retirement date. However, for each year (or partial year) before normal retirement age the participant receives an early retirement benefit, the vested benefit is reduced by five percent. Unless otherwise selected by the participant, the early retirement benefit will be paid monthly, with payments to commence on the first day of the month following the participant's separation from service (except executive officers who receive their benefit six months from retirement) and continuing until the death of the participant (unless the joint survivor option is selected).

        Termination Before Early Retirement.    If a participant's employment is terminated without cause or the participant resigns, the participant shall be eligible to receive the portion of the supplemental retirement benefit that has vested as of the effective date of termination reduced by 5% for each year (or partial year) that the participant's benefits are paid prior to the participant's normal retirement age. Benefits are payable monthly commencing on the first of the month elected by the participant but not before the participant's early retirement age (except executive officers who receive their benefit six months from retirement), and continuing until the death of the participant (unless the joint survivor option is selected).

        Disability.    In the event a participant becomes disabled, the participant will receive the actuarial equivalent of his or her supplemental retirement benefit, payable monthly, commencing on the first of the month following determination that the participant is disabled and continuing until the death of the participant.

        Cause.    If a participant's employment is terminated for cause, the participant forfeits any rights the participant may have under the SERP.

        Change of Control.    If a participant's employment is terminated for any reason (except cause or after qualifying for normal retirement) within two years following a change of control, the participant will receive 100% of his or her supplemental retirement benefit commencing at the later of the first month following the age selected by the participant or the first month following the participant's separation from service (except executive officers who receive their benefit six months from separation of service), and continuing until the death of the participant (unless the joint survivor option is selected). In the event payments commence prior to the participant's normal retirement age, then the benefit due to the participant will be reduced by 5% for each year (or partial year) that the participant's benefit is paid prior to the participant's normal retirement age.

        The Company has purchased life insurance contracts on the participants in order to finance the cost of these benefits and it is anticipated that, because of the tax-advantaged effect of this life insurance investment, the return on the life insurance contracts will be approximately equal to the accrued benefits to the participants under the SERP, other than in the event of accelerated vesting because of the change of control.

        The following table shows the present value of the accumulated benefit payable to each of the named executive officers that participate in the SERP, including the number of service years credited to each named executive officer at December 31, 2019:

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit(1)(2) ($) (d)	Payments During Last Fiscal Year ($) (e)
Walter T. Kaczmarek(3)	Heritage Commerce Corp SERP	15	$4,354,600	—
Michael E. Benito(4)	Heritage Commerce Corp SERP	16	$1,103,300	—
Lawrence D. McGovern	Heritage Commerce Corp SERP	21	$1,496,400	—

(1)
The amounts in column (d) were determined using interest rate and mortality rate assumptions consistent with those used in the Company's consolidated financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 14 to the Company's consolidated financial statements for the fiscal year ended December 31, 2019, included in the Company's Annual Report on Form 10-K, filed with the SEC on March 11, 2020.

(2)
The following vesting percentages apply to the named executive officers who participate in the SERP:

End of the year prior to termination	Walter T. Kaczmarek	Michael E. Benito(4)		Lawrence D. McGovern
12/31/2019	100%	100%	80%	100%
12/31/2020	100%	100%	90%	100%
12/31/2021	100%	100%	100%	100%
12/31/2022	100%	100%	100%	100%
12/31/2023	100%	100%	100%	100%
(3)
On his retirement in August, 2019, Mr. Kaczmarek became entitled to $83,333 from the SERP which amount was accrued in 2019 and paid on February 25, 2020 pursuant to the terms of the SERP.

(4)
Mr. Benito has two separate SERP agreements.

Deferred Compensation Plan

        In January 2004, the Company adopted the Heritage Commerce Corp Nonqualified Deferred Compensation Plan for certain executive officers. The purpose of the plan is to offer those employees an opportunity to elect to defer the receipt of compensation in order to provide termination of employment and related benefits taxable pursuant to Section 451 of the Internal Revenue Code of 1986, as amended. The plan is intended to be a "top-hat" plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly-compensated employees) under Sections 201(2), 301(a)(3) and

401(a)(1) of the Employee Retirement Income Security Act of 1974. The executive may elect to defer up to 100% of any bonus and 50% of any regular salary into the Deferred Compensation Plan. Amounts deferred are invested in a portfolio of approved investment choices as directed by the executive. Under the Deferred Compensation Plan, the Company may make discretionary contributions for the executive, but has not done so. Amounts deferred by executives to the plan will be distributed at a future date they have selected or upon termination of employment. The executive can select a distribution schedule of up to fifteen years. Mr. Benito and Ms. Butsch elected to participate in the plan during 2019.

Change of Control Arrangements and Termination of Employment

        Equity Plans.    Each of the named executive officers holds options granted under the 2004 Equity Plan and the 2013 Equity Plan. Under these plans, option holders will be given 30 days advance notice of the consummation of a change of control transaction during which time the option holders will have the right to exercise their options, and all outstanding options become immediately vested. The options terminate on the consummation of the change of control. In the event the option holder dies or becomes disabled, the option holder or his or her estate will have 12 months to exercise those options that have vested as of the date of termination of employment from a disability or death.

        Restricted Stock.    Several of the named executive officers hold shares of restricted stock subject to vesting requirement. Under the terms of the restricted stock awards the vesting of the shares will accelerated upon a change of control of the Company, or the holder's death or disability.

        Supplemental Executive Retirement Plan.    Several of the named executives are participants in the 2005 Amended and Restated Supplemental Executive Plan. If a participant's employment is terminated without cause or the participant resigns, the participant shall be eligible to receive the portion of the supplemental retirement benefit that has vested as of the effective date of termination reduced by 5% for each year (or partial year) that the participant's benefits are paid prior to the participant's normal retirement age. Benefits are payable monthly commencing on the first of the month elected by the participant (except executive officers who receive their benefits six months from separation from service), but not before the participant's early retirement age, and continuing until the death of the participant (unless the joint survivor option is selected). In the event a participant becomes disabled, the participant will receive the actuarial equivalent of his or her supplemental retirement benefit, payable monthly, commencing on the first of the month following determination that the participant is disabled and continuing until the death of the participant. If a participant's employment is terminated for cause, the participant forfeits any rights the participant may have under the plan. If a participant's employment is terminated for any reason (except cause or after qualifying for normal retirement) within two years following a change of control, the participant will receive 100% of his or her supplemental retirement benefits commencing at the later of the first month following the age selected by the participant, or the first month following the participant's separation from service (except executive officers who receive their benefits six months from separation from service), and continuing until the death of the participant (unless the joint survivor option is selected). In the event payments commence prior to the participant's normal retirement age, then the benefit due to the participant will be reduced by 5% for each year (or partial year) that the participant's benefit is paid prior to the participant's normal retirement age.

        Mr. Wilton's Employment Agreement.    If Mr. Wilton's employment is terminated without cause or he resigns for good reason (as defined in the agreement), he will be entitled to a lump sum payment equal to two times his base salary and his average annual bonus in the last three years. If Mr. Wilton's employment is terminated or he resigns for good reason 120 days before, or within two years after, a change of control (as defined in the agreement), he will be paid a lump sum of 2.75 times his base salary and average annual bonus in the last three years. If his employment is terminated by the Company without cause, or he resigns for good reason, or as a result of a change of control the Company terminates his employment or he resigns for good reason, his participation in group insurance coverages will continue on at least the same level as at the time of termination for a period of 36 months from the date of termination. Additionally, following the termination of his employment, Mr. Wilton has agreed to refrain from using trade secrets or proprietary information in certain activities that would be competitive with the Company.

        Mr. Kaczmarek's Employment Agreement.    Mr. Kaczmarek retired on August 8, 2019. Under his employment agreement if his employment was terminated without cause or he resigned for good reason, he would have been entitled to a lump sum payment equal to two times his base salary and his highest annual bonus in the last three years. If Mr. Kaczmarek's employment was terminated or he resigned for good reason 120 days before, or within two years after, a change of control, he would have been paid a lump sum of 2.75 times his base salary and highest annual bonus in the last three years. If his employment was terminated by the Company without cause, or he resigned for good reason, or as a result of a change of control the Company terminated his employment or he resigned for good reason, his participation in group insurance coverages would have been continued on at least the same level as at the time of termination for a period of 36 months from the date of termination. In the event that the amounts payable to Mr. Kaczmarek under the agreement constituted "excess parachute payments" under the Internal Revenue Code of 1986, as amended, that are subject to an excise or similar tax, the amounts payable to Mr. Kaczmarek would have been increased so that he received substantially the same economic benefit under the agreement had there been no such tax imposed. Additionally, following the termination of his employment, Mr. Kaczmarek has agreed to refrain from certain activities that would be competitive with the Company within the counties in California in which the Company has located its headquarters or branch offices, including refraining for 12 months from the date of termination from soliciting Company employees and customers.

        Mr. Benito's Employment Agreement.    If Mr. Benito's employment agreement is terminated without cause, he will be entitled to a lump sum payment equal to one times his base salary and his average annual bonus during the last three years. If Mr. Benito's employment is terminated by the Company or he resigns for good reason 120 days before or within two years after a change in control, he will be entitled to a lump sum payment of two times his base salary and his average annual bonus during the last three years. If Mr. Benito's employment is terminated by the Company without cause, his participation in group insurance coverage will continue on at least the same level as at the time of termination for a period of 12 months from the date of termination. If Mr. Benito's employment is terminated by the Company as a result of a change in control, or he resigns for a good reason as a result of a change in control, these benefits will continue for an additional 24 months from the date of termination. In the event that the amounts payable to Mr. Benito under the agreement constituted "excess parachute payments" under the Internal Revenue Code of 1986, as amended, that are subject to an excise or similar tax, the amounts payable to Mr. Benito will be increased so that he receives substantially the same economic benefit under the agreement had there been no such tax imposed. Additionally, following the termination of his employment, Mr. Benito has agreed to refrain from certain activities that would be competitive with the Company within the counties in California in which the Company has located its headquarters or branch offices, including refraining for 12 months from the date of termination from soliciting Company employees or customers.

        Ms. Butsch's Employment Agreement.    If Ms. Butsch's employment agreement is terminated without cause, she will be entitled to a lump sum payment equal to one times her base salary and her average annual bonus during the last three years. If Ms. Butsch's employment is terminated by the Company or she resigns for good reason 120 days before or within two years after a change in control, she will be entitled to a lump sum payment of two times her base salary and her average annual bonus during the last three years. If Ms. Butsch's employment is terminated by the Company without cause, her participation in group insurance coverage will continue on at least the same level as at the time of termination for a period of 12 months from the date of termination. If Ms. Butsch's employment is terminated by the Company as a result of a change in control, or she resigns for a good reason as a result of a change in control, these benefits will continue for an additional 24 months from the date of termination. Additionally, following the termination of her employment, Ms. Butsch has agreed to refrain from certain activities that would be competitive with the Company within the counties in California in which the Company has located its headquarters or branch offices, including refraining for 12 months from the date of termination from soliciting Company employees or customers.

        Mr. Jones Employment Agreement.    If Mr. Jones employment agreement is terminated without cause, he will be entitled to a lump sum payment equal to one times his base salary and his average annual bonus during the last three years. If Mr. Jones' employment is terminated by the Company or he resigns for good reason 120 days before or within two years after a change in control, he will be entitled to a lump sum payment of two times his base salary and his average annual bonus during the last three years. If Mr. Jones' employment is terminated by the Company without cause, his participation in group insurance coverage will continue on at least the same level as at the time of termination for a period of 12 months from the date of termination. If Mr. Jones' employment is terminated by the Company as a result of a change in control, or he resigns for a good reason as a result of a change in control, these benefits will continue for an additional 24 months from the date of termination. Additionally, following the termination of his employment, Mr. Jones has agreed to refrain from using trade secrets or proprietary information in certain activities that would be competitive with the Company.

        Mr. McGovern's Employment Agreement.    If Mr. McGovern's employment is terminated without cause, he will be entitled to a lump sum payment equal to one times his base salary, his highest annual bonus in the last three years and his annual automobile allowance. If Mr. McGovern's employment is terminated by the Company or he resigns for good reason 120 days before, or within two years after, a change in control, he will be entitled to a lump sum payment of two times his base salary, his highest annual bonus in the last three years and his annual automobile allowance. If the employment agreement is terminated by the Company without cause, his participation in group insurance coverage will continue on at least the same level as at the time of termination for a period of 12 months from the date of termination. If Mr. McGovern's employment is terminated as a result of a change in control during the change of control period, or he resigns for a good reason as a result of a change in control, these benefits will continue for an additional 24 months from the date of termination. In the event that the amounts payable to Mr. McGovern under the agreement constitute "excess parachute payments" under the Internal Revenue Code of 1986, as amended, that are subject to an excise or similar tax, the amounts payable to Mr. McGovern will be increased so that he receives substantially the same economic benefit under the agreement had there been no such tax imposed. Additionally, following the termination of his employment, Mr. McGovern has agreed to refrain from certain activities that would be competitive with the Company within the counties in California in which the Company has located its headquarters or branch offices, including refraining for 12 months from the date of termination from soliciting Company employees or customers.

        The following tables summarize the payments which would be payable to our named executive officers in the event of various termination scenarios as of December 31, 2019. This information is for illustrative purposes only. Regardless of the manner in which a named executive's employment terminates, the officer would be entitled to: (i) the vested portion of any stock option or restricted stock, and (ii) the vested portion of the officer's benefit under the Supplemental Executive Retirement Plan.

	Change in Control	Involuntary Termination Without Cause	Termination for Good Reason	Death	Disability
Keith A. Wilton
Cash severance under employment agreement	$1,668,904	$1,213,748	$1,213,748	$—	$—
Health insurance premiums	106,248	106,248	106,248	—	—
Life insurance benefits	—	—	—	700,000	180,000	(4)
Long-term care insurance benefits	—	—	—	—	72,000
Unvested stock options (accelerated)	—	—	—	—	—
Unvested restricted stock awards (accelerated)	477,918	—	—	477,918	477,918

Total:	$2,253,069	$1,319,996	$1,319,996	$1,177,918	$729,918

Walter T. Kaczmarek(1)
Cash severance under employment agreement	$1,888,766	$1,373,648	$1,373,648	$—	$—
Health insurance premiums	58,978	58,978	58,978	—	—
Life insurance benefits	—	—	—	700,000	180,000	(4)
Long-term care insurance benefits	—	—	—	—	72,000
Supplemental executive retirement plan	—	—	—	—	—
Split-dollar death benefits (upon death)	—	—	—	3,285,574	—
Unvested stock options (accelerated)	—	—	—	—	—
Unvested restricted stock awards (accelerated)	705,650	—	—	705,650	705,650
Outplacement services (layoff)	5,000	—	—	—	—
IRC 280(G) excise tax gross-up	1,022,892	—	—	—	—

Total:	$3,681,286	$1,432,626	$1,432,626	$4,691,224	$957,650

Michael E. Benito
Cash severance under employment agreement	$763,464	$381,732	$—	$—	$—
Health insurance premiums	85,762	42,881	—	—	—
Life insurance benefits	—	—	—	592,000	180,000	(4)
Long-term care insurance benefits	—	—	—	—	72,000
Supplemental executive retirement plan(2)(3)	33,082	33,098	—	—	25,664
Unvested stock options (accelerated)	—	—	—	—	—
Unvested restricted stock awards (accelerated)	274,241	—	—	274,241	274,241
Split-dollar death benefits (upon death)	—	—	—	742,554	—
IRC 280(G) excise tax gross-up	—	—	—	—	—

Total:	$1,156,549	$457,711	$—	$1,608,795	$551,905

	Change in Control	Involuntary Termination Without Cause	Termination for Good Reason	Death	Disability
Margo G. Butsch
Cash severance under employment agreement	$679,467	$339,734	$—	$—	$—
Health insurance premiums	121,963	60,981	—	—	—
Life insurance benefits	—	—	—	580,000	180,000	(4)
Long-term care insurance benefits	—	—	—	—	72,000
Unvested stock options (accelerated)	772	—	—	—	—
Unvested restricted stock awards (accelerated)	221,318	—	—	221,318	221,318

Total:	$1,023,520	$400,715	$—	$801,318	$473,318

Robertson Clay Jones
Cash severance under employment agreement	$900,000	$450,000	$—	$—	$—
Health insurance premiums	121,831	60,915	—	—	—
Life insurance benefits	—	—	—	630,000	180,000	(4)
Long-term care insurance benefits	—	—	—	—	72,000
Unvested stock options (accelerated)	—	—	—	—	—
Split-dollar death benefits (upon death)	—	—	—	630,000	—
Unvested restricted stock awards (accelerated)	—	—	—	—	—

Total:	$1,021,831	$510,915	$—	$1,260,000	$252,000

Lawrence D. McGovern
Cash severance under employment agreement	$898,462	$449,231	$—	$—	$—
Health insurance premiums	85,762	42,881	—	—	—
Life insurance benefits	—	—	—	680,000	180,000	(4)
Long-term care insurance benefits	—	—	—	—	72,000
Unvested stock options (accelerated)	—	—	—	—	—
Unvested restricted stock awards (accelerated)	363,089	—	—	363,089	363,089
Split-dollar death benefits (upon death)	—	—	—	896,437	—
IRC 280(G) excise tax gross-up	—	—	—	—	—

Total:	$1,347,313	$492,112	$—	$1,939,526	$615,089

(1)
The amounts reported for Mr. Kaczmarek assume that he did not retire in August 2019, and are intended solely to disclose the hypothetical amounts had he remained in his position as of December 31, 2019.

(2)
Assumes executive selected age 62 for commencement of the payment of this benefit.

(3)
The amount reflected in the table is the incremental increase in the benefit payable to the named executive officer in addition to the benefit payable under the terms of the Supplemental Executive Retirement Plan. See "Supplemental Retirement Plan for Executive Officers" and the tables included therein for information about the value of the accumulated benefit payable to each named executive officer.

(4)
This balance represents the annual payment of long-term disability for the named executive officers. This long-term payment would begin after an elimination period and a twenty-five week short term disability period. This long-term disability payment will increase by 3% (cost of living adjustment) over the first ten years of payments and cease at age 65.

Director Compensation

        This section provides information regarding the compensation policies for non-employee directors and amounts paid to these directors in 2019. Mr. Kaczmarek retired as President and Chief Executive Officer of the Company effective August 8, 2019. He remained, however, as a non-employee director thereafter and was compensated the same as all other non-employee directors. Mr. Wilton did not receive any separate compensation for their service as a director.

        The Company has a policy of compensating non-employee directors for their service on the Board and Board committees of the Company. On an annual basis, the Compensation Committee reviews director compensation, including the individual fees and retainers, the components of compensation, as well as the total amount of director compensation appropriate for the Company.

        In 2019, each director received an annual retainer fee of $50,000. The chair of each standing committee of the Board received an additional $6,000 per year, and the Chairman of the Board receives an additional $17,500 per year. Board Members are not paid separate fees for attending Board or committee meetings.

        The Compensation Committee has adopted a policy to grant directors restricted stock on an annual basis in lieu of stock options. Under this policy directors are entitled to awards of restricted stock with an economic value on the date of grant (or the expiration of any trading black out previous to these in effect) not to exceed the following:

Board Chairman	$34,375
Board members (non-chairman)	$27,500

        In 2019, each of the directors received restricted stock in accordance with the above schedule.

        The following table summarizes the compensation of non-employee directors for the year ended December 31, 2019:

Director Compensation Table

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)(2)	Options Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)(3)	Cash Dividend on Unvested Restricted Stock Award ($) (g)	All Other Compensation ($) (h)(4)		Total ($) (i)
Julianne Biagini-Komas	$56,000	$27,494	—	—	—	$685	—		$84,179
Frank G. Bisceglia	$56,000	$27,494	—	—	25,100	$738	$775	(4)	$110,107
Bruce H. Cabral(1)	$11,156	—	—	—	—	—	—		$11,156
Jack W. Conner	$73,500	$34,364	—	—	20,300	$932	$1,324	(4)	$130,420
Jason DiNapoli	$50,000	$27,494	—	—	—	$543	—		$78,036
Steven L. Hallgrimson(5)	$59,000	$27,494	—	—	—	$738	—		$87,232
Stephen G. Heitel(1)	$11,156	—	—	—	—	—	$1,079	(4)	$12,235
Walter T. Kaczmarek(6)	$19,624	—	—	—	—	—	—		$19,624
Robert T. Moles	$50,000	$27,494	—	—	45,800	$738	—		$124,032
Laura Roden	$56,000	$27,494	—	—	—	$738	—		$84,232
Marina Park Sutton(1)	$11,156	—	—	—	—	—	—		$11,156
Ranson W. Webster	$56,000	$27,494	—	—	16,200	$738	$838	(4)	$101,270

(1)
Joined the Board of Directors in October 2019 in connection with the acquisition of Presidio Bank by the Company.

(2)
The amounts shown in column (c) reflect the applicable full grant date value for stock awards in accordance with ASC 718 (excluding the effect of forfeitures). See Note 13 to the Company's consolidated financial statements for the year ended December 31, 2019, included in the Company's Annual Report on Form 10-K, filed with the SEC on March 11, 2020.

(3)
The amounts shown in column (f) represent only the aggregate change in the actuarial present value of the accumulated benefit measured from December 31, 2018 to December 31, 2019, under the respective director compensation benefits agreements. The amounts in column (f) were determined using interest rate and mortality rate assumptions, consistent with those used in the Company's consolidated financial statements, and include amounts which the named director may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 14 to the Company's consolidated financial statements for the year ended December 31, 2019, included in the Company's Annual Report on Form 10-K filed with the SEC on March 11, 2020.

(4)
The amounts shown reflect the annual income imputed to each director in connection with Company owned split-dollar life insurance policies for which the Company has fully paid the applicable premiums.

(5)
Mr. Hallgrimson will retire from the Board at the Annual Meeting.

(6)
Mr. Kaczmarek retired as President and Chief Executive Officer of the Company effective August 8, 2019. He remained, however, as a non-employee director thereafter and was compensated the same as all other non-employee directors.

Director Outstanding Stock Options and Stock Awards

        Each of the non-employee directors owned the following stock options and stock awards as of December 31, 2019:

Director	Stock Options	Stock Awards
Julianne M. Biagini-Komas	—	2,261
Frank G. Bisceglia	21,500	2,261
Bruce H. Cabral(1)	34,580	—
Jack W. Conner	—	2,826
Jason DiNapoli	—	2,261
Steven L. Hallgrimson(2)	6,345	2,261
Stephen G. Heitel(1)	123,499	—
Walter T. Kaczmarek(3)	—	—
Robert T. Moles	21,500	2,261
Laura Roden	10,700	2,261
Marina Park Sutton(1)	34,580	—
Ranson W. Webster	21,500	2,261

(1)
Joined the Board in October 2019 in connection with the acquisition of Presidio Bank by the Company.

(2)
Mr. Hallgrimson will retire from the Board at the Annual Meeting.

(3)
Mr. Kaczmarek became a non-employee director effective August 8, 2019, when he retired as President and Chief Executive Officer of the Company. For information on Mr. Kaczmmarek stock awards see "Outstanding Equity Awards". These stock awards were granted prior to him becoming a non-employee director.

Director Compensation Benefits Agreement

        Prior to 2007, the Company entered into individual director compensation benefits agreements with each of its then directors. These agreements were amended and restated in December, 2008 ("Benefit Agreements"). The Benefit Agreements provide an annual benefit equal to a designated applicable percentage of $1,000 times each year served as a director, subject to a 2% increase each year from the date of the commencement of payments. The applicable percentage increases over time and equals 100% after nine years of service. In the event of a disability, or a resignation or termination pursuant to a change of control, the director's applicable percentage will be accelerated to 100%. Payments of benefits will be made in equal monthly payments on the first day of each month, commencing on the later of the director's attaining the age of 62 or the month following the month in which the director separates from service on the Board and continuing until the director's death. If a director is removed from the Board for cause he or she will forfeit any benefits under the Benefit Agreement.

        Company-owned split-dollar life insurance policies support the Company's obligations under the Benefit Agreements. The premiums on the policies are paid by the Company. The cash value accrued on the policies supports the payment of the supplemental benefits for each participant. In the case of death of the participant, the participant's designated beneficiaries will receive 80% of the net-at-risk insurance (which means the amount of the death benefit in excess of the cash value of the policy).

        The following table shows the present value of the accumulated benefit payable to each director who has a director compensation benefit agreement, including the number of service years credited to each director under the Benefit Agreements:

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit(1)(2) ($) (d)	Payments During Last Fiscal Year ($) (e)
Frank G. Bisceglia	Heritage Commerce Corp SERP	26	$319,000	—
Jack W. Conner	Heritage Commerce Corp SERP	16	$139,700	—
Robert T. Moles	Heritage Commerce Corp SERP	16	$293,700	—
Ranson W. Webster	Heritage Commerce Corp SERP	16	$185,200	—

(1)
The amounts in column (d) were determined using interest rate and mortality rate assumptions consistent with those used in the Company's consolidated financial statements and include amounts which the director may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 14 to the Company's consolidated financial statements for the year ended December 31, 2019, included in the Company's Annual Report on Form 10-K, filed with the SEC on March 11, 2020.

(2)
Each participant is fully vested.

 PROPOSAL 1—ELECTION OF DIRECTORS

        The Bylaws of the Company provide that the number of directors shall not be less than 9 nor more than 15. By resolution, the Board has fixed the number of directors at 12 effective on the date of and prior to the Annual Meeting. All of our directors serve one year terms that expire at the next following annual meeting. The Bylaws of the Company provide the procedure for nominations and election of the Board of Directors. For information on these procedures see "Corporate Governance and Board Matters—Nomination of Directors." Nominations not made in accordance with the procedures may be disregarded by the Chairman of the Annual Meeting and upon his instructions, the inspector of election will disregard all votes cast for such nominees.

        The Board, upon the recommendation of the Corporate Governance and Nominating Committee, has recommended the nomination of 12 of the current members of the Board of Directors for one year terms that will expire at the Annual Meeting to be held in 2021. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted at the Annual Meeting for substitute nominees designated by the Board. The Board presently has no knowledge that any of the nominees will be unable or unwilling to serve.

        The following provides information with respect to each individual nominated and recommended to be elected to the Board. Each individual below is also a director on the Board of Heritage Bank of Commerce:

        JULIANNE M. BIAGINI-KOMAS, age 57, was formerly a member on the Focus Business Bank board of directors and joined the Board of Directors of the Company in August 2015. Ms. Biagini-Komas is currently the Vice President, Finance and Human Resources of CNEX Labs, Inc., San Jose, California. She was the Chief Financial Officer of Quantumscape Corporation, San Jose, California, from 2011 to 2014. Previously, she was the Chief Financial Officer of Endwave Corporation, a Nasdaq-listed company, from 1994 to 2007. Ms. Biagini-Komas has a Bachelor of Science degree in Accounting from San Jose State University and a Masters in Business Administration degree from Santa Clara University. Ms. Biagini-Komas is a Certified Public Accountant. With over 20 years of human resource administration experience, Ms. Biagini-Komas is particularly suited to serve as Chair of the Compensation Committee. With her experience as a chief financial officer and her accounting background, Ms. Biagini-Komas provides valuable insight and perspective regarding accounting and tax issues and is particularly suited to serve as the Chair of the Board's Audit Committee and the Loan Committee.

        FRANK G. BISCEGLIA, age 74, became a director of the Company in 1994. Mr. Bisceglia is a Senior Vice President—Investments, Advisory and Brokerage Services, Senior Portfolio Manager, Portfolio Management Program at UBS Financial Services, Inc., a full-service securities firm. Mr. Bisceglia has a Bachelor of Science degree in Industrial Management from San Jose State University. Mr. Bisceglia contributes to the Board a substantial understanding of finance and investments from over 41 years of experience as a financial advisor to corporate and high-wealth individuals. As a long-term member of the Board and Chair of the Loan Committee, he has a broad based understanding of the Company's business and he has developed a general knowledge of the Company's credit administration and loan underwriting process.

        BRUCE H. CABRAL, age 65, became a director of the Company in October, 2019 when the Company acquired Presidio Bank. Mr. Cabral was a director of Presidio Bank. Mr. Cabral is the former Senior Executive Vice President and Chief Credit Officer of Union Bank, in San Francisco, California. Mr. Cabral retired from Union Bank in January, 2010 after a 32-year tenure which lasted from 1977 until his retirement. Mr. Cabral brings to the Board his previous experience and knowledge of the business of Presidio Bank including as a member of its asset-liability committee, and directors loan committee. He also adds a vast experience in the banking industry.

        JACK W. CONNER, age 80, became a director of the Company in 2004. Mr. Conner was elected Chairman of the Board in July, 2006. Mr. Conner was Chairman and Chief Executive Officer of Comerica California from 1991 until his retirement in 1998, and remained a director until 2002. He was President and a director of Plaza Bank of Commerce from 1979 to 1991. Prior to joining Plaza Bank of Commerce, he held various positions with Union Bank of California (formerly Union Bank) where he began his banking career in 1964. Mr. Conner has a Bachelor of Arts degree from San Jose State University. Mr. Conner contributes to the Board over 20 years of executive leadership and substantial experience in the community banking industry. Having served as a Chief Executive Officer and President at several successful community banks in the Company's primary market, he brings a wide-ranging understanding of bank management, finance, operations and strategic planning. His demonstrated leadership ability, judgment and executive experience led the Board to elect him as Chairman of the Board.

        JASON DINAPOLI, age 51, was one of the founders of 1st Century Bank, N.A., a wholly owned subsidiary of 1st Century Bancshares, Inc., headquartered in Los Angeles, California. In 2008, Mr. DiNapoli assumed the role of the President and Chief Executive Officer of 1st Century Bank and President of 1st Century Bancshares, Inc. He served in this role until July 1, 2016, when 1st Century Bancshares, Inc. was acquired by Midland Financial Co., a privately held bank holding company based in Oklahoma City, Oklahoma, as a division of MidFirst Bank, a subsidiary of Midland. Mr. DiNapoli presently serves as an Executive Vice President of MidFirst Bank and President and Chief Executive Officer of the 1st Century Bank division. Before joining 1st Century Bank, Mr. DiNapoli was vice president of finance for JP DiNapoli Companies Inc., a real estate investment, development and property management organization. Prior thereto, he served as a Vice President at Union Bank of California (formerly Union Bank). Mr. DiNapoli earned a bachelor's degree from the University of California, Berkeley. He is active in numerous community organizations. Mr. DiNapoli is the son of Philip DiNapoli, a former director of the Company who retired in 2018. Mr. DiNapoli brings to the Board his extensive experience and knowledge in banking and finance and management experience in the financial industry as well as experience as a board member of a publicly traded bank holding company.

        STEPHEN G. HEITEL, age 61, became a director of the Company in October, 2019 when the Company acquired Presidio Bank. Mr. Heitel is the former Chief Executive Officer and director of Presidio Bank. Prior to joining Presidio Bank in October 2008, he served as President and Chief Executive Officer of Mid-Peninsula Bank based in Palo Alto, California. Mr. Heitel served in other senior positions at Greater Bay Bancorp, including President and Chief Executive Officer of San Jose National Bank from December 2003 to November 2005, and as Executive Vice President and Chief Operating Officer of Cupertino National Bank from August 2001 to December 2003. Mr. Heitel's additional experience also includes executive roles with Bank of America including serving as head of Commercial Banking activities for the Bay Area, focused on middle-market businesses. Mr. Heitel brings to the Board his understanding and knowledge of the business and personal of Presidio Bank as well as his previous executive experience and knowledge of the community banking industry.

        WALTER T. KACZMAREK, age 68, has been a director since 2005. He was President and Chief Executive Officer of Heritage Commerce Corp and Chief Executive Officer and a director of Heritage Bank of Commerce until his retirement effective August 8, 2019. Prior to joining the Company in 2005, Mr. Kaczmarek was Executive Vice President of Comerica Bank and of Plaza Bank of Commerce from 1990. Prior to joining Plaza Bank of Commerce he served in various positions with Union Bank of California (formerly Union Bank) and also The Martin Group, a real estate investment development company. Mr. Kaczmarek has a Bachelor of Science in Commerce degree from Santa Clara University, and a Masters in Business Administration degree from San Jose State University. Mr. Kaczmarek's familiarity of the Company and its business as the former President and Chief Executive Officer and broad experience in the community banking industry brings a valuable perspective to the Board.

        ROBERT T. MOLES, age 65, became a director of the Company in 2004. Mr. Moles has been the Chairman of the Board of Intero Real Estate Services, Inc., a full-service real estate firm since 2002. Prior to joining Intero, he served as President and Chief Executive Officer of the Real Estate Franchise Group of Cendant Corporation, the largest franchiser of residential and commercial real estate brokerage offices in the world. Prior to joining Cendant, he served as President and Chief Executive Officer of Contempo Realty, Inc. in Santa Clara, California. Mr. Moles contributes to the Board a substantial expertise in the real estate industry in the Company's primary market. With over 33 years of experience in executive and managerial positions, he brings to the Board his skills in dealing with business and financial planning and personnel management. With his background, Mr. Moles is particularly suited to serve as a member of the Compensation Committee.

        LAURA RODEN, age 61, is the founder and managing director of Capital Formation Consultants LLC, an advisor to alternative asset funds including venture capital, private equity, hedge and debt funds. Prior to founding Capital Formation Consultants LLC, Ms. Roden was the managing director for The Angels' Forum (Palo Alto, CA), an early stage angel and venture capital investing group for high net worth individuals. For most of Ms. Roden's prior career she was engaged as chief financial officer at both established and emerging corporations, including most notably Chronicle Broadcasting Company (San Francisco, CA) and PowerTV, Inc (acquired by Cisco Corporation, San Jose, CA). Ms. Roden has expertise in general management, finance, fundraising and marketing. Ms. Roden has taught courses on finance at San Jose State University, and is a frequent speaker for angel investment and venture capital groups and associations. Ms. Roden has a Bachelor of Arts degree from Harvard College and Masters in Business Administration degree from Harvard Business School. Ms. Roden has extensive management experience in a full range of business operations, strategic planning, marketing strategies and capital formation for entrepreneurial companies in the technology industry. In addition, with her prior experience as a chief financial officer, she is particularly suited to serve as Chair of the Board's Strategic Initiatives Committee, serve as a member of the Audit Committee and the Finance and Investment Committee.

        MARINA PARK SUTTON, age 63, became a director of the Company in October, 2019 when the Company acquired Presidio Bank. Ms. Park Sutton was a director of Presidio Bank. Ms. Park Sutton is Chief Executive Officer of Girl Scouts of Northern California, which serves 19 counties in Northern California with almost 40,000 girls and 28,000 adults taking part in programs each year. Prior to joining Girl Scouts of Northern California in 2007, Ms. Park Sutton held a variety of progressively more senior positions at Pillsbury Winthrop Shaw Pittman LLP, an international law firm. The Board benefits from Ms. Park Sutton's experience as a director and member of the audit committee at Presidio Bank, as well as her valuable general business insight and legal experience.

        RANSON W. WEBSTER, age 75, became a director of the Company in 2004. Mr. Webster founded Computing Resources, Inc. ("CRI") in 1978, a privately-held general purpose data processing service bureau specializing in payroll processing for small business nationwide. He served as CRI's Chief Executive Officer and Chief Financial Officer. In 1999, CRI merged with Intuit, Inc., the maker of QuickBooks and Quicken financial software. In 1998, Mr. Webster founded Evergreen Capital, LLC, an early stage investment company focused on Internet and biotech companies. In 2012, Mr. Webster became the Chief Executive Officer for Chargerback, Inc. a cloud based startup company dedicated to automating the lost and found process at hotels, airlines, rental car companies and other public spaces. Mr. Webster contributes to the Board substantial business acumen, executive strategic planning and financial experience developed through years of proven entrepreneurial success. Mr. Webster has a unique perspective of the Company from his long-standing service on the Board. He has a general understanding of corporate governance principles as Chairman of the Board's Nominating and Corporate Governance Committee.

        KEITH A. WILTON, age 62, became a director as of February 2019. He is the President and Chief Executive Officer of the Company and Heritage Bank of Commerce effective August 8, 2019. Prior to assuming these positions, he served as President of Heritage Bank of Commerce from April 2017, as Executive Vice President and Chief Operating Officer of Heritage Commerce Corp from February 2014. Prior to joining Heritage Commerce Corp and Heritage Bank of Commerce, Mr. Wilton was an Executive Vice President with Pacific Capital Bancorp from 2010 through 2013. Mr. Wilton was a consultant from

2008 to 2010 for several private equity firms assisting with investment and acquisition opportunities in the financial industry. He was with Greater Bay Bancorp holding positions of Executive Vice President and President of the Specialty Finance Group from 2002 to 2007. Mr. Wilton has over 30 years experience with bank and finance companies. Mr. Wilton contributes to the Board his breadth of knowledge of the Company's business, markets, community and culture. He provides the Board with an overall perspective of all facets of the Company's business, financial condition and its strategic direction.

Recommendation of the Board of Directors

        The Board of Directors recommends the election of each nominee. The proxy holders intend to vote all proxies they hold in favor of the election of each of the nominees. If no instruction is given, the proxy holders intend to vote FOR each nominee listed.

PROPOSAL 2—APPROVAL OF AMENDMENT TO HERITAGE COMMERCE CORP
2013 EQUITY INCENTIVE PLAN

        In 2013, the Board of Directors approved the Heritage Commerce Corp 2013 Equity Incentive Plan ("2013 Equity Plan") to replace the 2004 Equity Plan. The 2013 Equity Plan was approved by the Company's shareholders at the 2013 Annual Meeting. When approved, the 2013 Equity Plan authorized the issuance of 1,750,000 shares of common stock for future issuance of stock awards granted under the 2013 Equity Plan. The 2013 Equity Plan was amended at the 2017 Annual Meeting to increase the number of shares available by an additional 1,250,000. As of March 31, 2020, 580,449 shares had been issued pursuant to stock awards granted and the exercise of stock options, and stock options to purchase an additional 1,376,359 shares were outstanding. As of March 31, 2020, 803,739 shares were available for further grant under the 2013 Equity Plan.

        The Board upon recommendation of the Compensation Committee is proposing an amendment to increase the number of shares available for issuance under the 2013 Equity Plan from 3,000,000 to 5,000,000. At the time the 2013 Equity Plan was approved by the shareholders there were approximately 26,338,521 shares of common stock outstanding. At the time the amendment to increase the number of shares available under the 2013 Equity Plan was approved at the 2017 Annual Meeting there were approximately 38,102,124 shares outstanding. As of March 31, 2020, there were 59,568,219 shares of common stock outstanding.

        The purpose of the 2013 Equity Plan is to promote the long-term success of the Company and the creation of shareholder value. The Board of Directors believes that the availability of stock awards is a key factor in the ability of the Company to attract, incentivize and retain qualified individuals to serve as directors, officers and employees. The Board believes that it would be in the best interest of the Company to replenish the number of shares available for issuance under the 2013 Equity Plan. The additional shares made available for issuance will increase the number available to 5,000,000 shares. As of March 31, 2020, this represents approximately 8.40% of our issued and outstanding shares. A copy of the 2013 Equity Plan and the proposed amendment is attached as Appendix A to this proxy statement. The following discussion is qualified in its entirety by reference to the text of the 2013 Equity Plan which is incorporated by reference herein.

Description of the 2013 Equity Incentive Plan

        Under the 2013 Equity Plan incentives are provided through the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares, and performance units (individually, an "Award"). The 2013 Equity Plan is also intended to permit the Company to grant Awards that qualified as performance based compensation under former Section 162(m) of the Code. Prior to its amendment in 2017, Section 162(m) generally limits the allowable deduction for compensation of a publicly held corporation with respect to a "covered employee" to no more than $1 million per taxable year.

Shares Subject to 2013 Equity Plan

        The 2013 Equity Plan, as amended, will set aside an additional 2,000,000 authorized, but unissued, shares of common stock for issuance.

        Appropriate adjustments will be made in the number of authorized shares and in outstanding Awards to prevent dilution or enlargement of participants' rights in the event of a merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other change in our capital structure that is effected without receipt of consideration by the Company. Shares subject to Awards that expire or are cancelled or forfeited will again become available for issuance under the 2013 Equity Plan. The shares available will not be reduced by Awards settled in cash or by shares withheld to satisfy tax withholding obligations. Only the net number of shares issued upon the exercise of stock appreciation rights or options exercised by tender of previously owned shares will be deducted from the shares available under the 2013 Equity Plan.

        Administration.    The administrator of our 2013 Equity Plan will be the Compensation Committee. Subject to the provisions of the 2013 Equity Plan, the Compensation Committee determines in its discretion the persons to whom and the times at which Awards are granted, the types and sizes of such Awards, and all of their terms and conditions. All Awards must be evidenced by a written agreement between us and the participant. The Compensation Committee may amend, cancel or renew any Award, waive any restrictions or conditions applicable to any Award, and accelerate, continue, extend or defer the vesting of any Award. The Committee will not have the authority to reprice, adjust or amend the exercise price of options or the grant price of stock appreciation rights previously awarded to any participant, whether through amendment, cancellation and replacement grant, or any other means. The Compensation Committee has the authority to construe and interpret the terms of the 2013 Equity Plan and Awards granted under it.

        Eligibility.    Awards may be granted under the 2013 Equity Plan to our employees, officers, directors, or consultants or those of any present or future parent or subsidiary corporation or other affiliated entity. While we may grant "incentive stock options" within the meaning of Section 422 of the Code only to employees, we may grant nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares and performance units to any eligible participant. The actual number of individuals who will receive an Award under the 2013 Equity Plan cannot be determined in advance because the Compensation Committee has the discretion to select the participants. The maximum number of shares of stock with respect to an Award or Awards that may be granted to any participant may not exceed 5% of the total outstanding shares of common stock issued and outstanding.

        Stock Options.    The Compensation Committee may grant nonstatutory stock options, "incentive stock options,", or any combination of these. The number of shares of our common stock covered by each option will be determined by the Compensation Committee.

        The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. Any incentive stock option granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of our stock or of any parent or subsidiary corporation must have an exercise price equal to at least 110% of the fair market value of a share of our common stock on the date of grant and a term not exceeding five years. In addition, the aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year may not exceed $100,000. The term of all options other than any incentive stock option granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of our stock or of any parent or subsidiary corporation may not exceed ten years.

        Options vest and become exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Compensation Committee. Unless a longer period is provided by the Compensation Committee, an option generally will remain exercisable for ninety days following the participant's termination of service, except that if service terminates as a result of the participant's death or disability, the option generally will remain exercisable for one year, but in any event not beyond the expiration of its term.

        The exercise price of each option must be paid in full in cash (or cash equivalent) at the time of exercise, payment through the tender of shares of our common stock that are already owned by the participant, or through cashless exercise, or by any combination thereof. At the time of exercise, a participant who is an employee must pay any taxes that the Company is required to withhold.

        Stock Appreciation Rights.    A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our common stock between the date of grant of the Award and the date of its exercise. We may pay the appreciation either in cash or in shares of our common stock. We may make this payment in a lump sum, or payment may be deferred in accordance with the terms of the participant's Award agreement. The Compensation Committee may grant stock appreciation rights under the 2013 Equity Plan in tandem with a related stock option or as a freestanding Award. A tandem stock appreciation right is exercisable only at the time and to the same extent that the related option is exercisable, and its exercise causes the related option to be canceled. Freestanding stock appreciation rights vest and become exercisable at the times and on the terms established by the Compensation Committee. The maximum term of any stock appreciation right granted under the 2013 Equity Plan is five years.

        Restricted Stock Awards.    The Compensation Committee may grant Awards of restricted stock under the 2013 Equity Plan. Awards of restricted stock may vest subject to the attainment of performance goals similar to those described below or satisfaction of certain service-based or other vesting conditions as the Compensation Committee specifies, and the shares acquired may not be transferred by the participant until vested. Unless otherwise determined by the Compensation Committee, a participant will forfeit any unvested shares upon voluntary or involuntary termination of service with us for any reason, including death or disability. Except as otherwise provided in the 2013 Equity Plan or Award agreement, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original Award.

        Restricted Stock Units.    Restricted stock units granted under the 2013 Equity Plan represent a right to receive shares of our common stock at a future date determined in accordance with the participant's Award agreement. The Compensation Committee may grant restricted stock units subject to the attainment of performance goals similar to those described below, or may make the Awards subject to service-based and other vesting conditions.

        Performance Shares and Performance Units.    The Compensation Committee may grant performance shares and performance units under the 2013 Equity Plan, which are Awards that will result in a payment to a participant only if specified performance goals are achieved during a specified performance period. Awards of performance shares are denominated in shares of our common stock, while Awards of performance units are denominated in dollars. In granting an Award of performance shares or units, the Compensation Committee establishes the applicable performance goals based on one or more measures of business performance enumerated in the 2013 Equity Plan and described in the performance goal section below.

        To the extent earned, Awards of performance shares and units may be settled in cash, shares of our common stock or any combination thereof. Unless otherwise determined by the Compensation Committee, if a participant's service terminates due to death or disability prior to completion of the applicable performance period, the final Award value is determined at the end of the period on the basis of the performance goals attained during the entire period, but payment is prorated for the portion of the period during which the participant remained in service. Except as otherwise provided by the 2013 Equity Plan, if a participant's service terminates for any other reason, the participant's performance shares or units are forfeited.

        Performance Goals.    The Compensation Committee (in its discretion) may make performance goals applicable to a participant with respect to an Award, including but not limited to performance shares and performance units. At the Compensation Committee's discretion, one or more of the following performance goals may apply: revenue, costs, expenses (including expense efficiency ratios and other expense measures), earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual assets, net assets, equity, investment, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, growth of loans and deposits, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. Unless otherwise determined by the Compensation Committee at the time of establishment of the performance goals applicable to an Award, the performance measures shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Award subject to performance goals and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Compensation Committee, occurring after the establishment of the performance goals applicable to the Award.

        As discussed above, Section 162(m) of the Code generally limits the allowable deduction for compensation of a publicly held corporation with respect to a "covered employee" to no more than $1 million per taxable year. Federal tax legislation effective as of December 31, 2017, eliminated an exception to this $1 million limitation for performance-based compensation, subject to a transition rule applicable to certain arrangements provided pursuant to a written binding contract that was in effect on November 2, 2017 and not materially modified on or after such date. We intend to continue to administer arrangements and awards subject to this transition rule with a view towards preserving their eligibility for the performance-based compensation exemption to the extent practicable and consistent with the non-tax objectives of the Award.

        Change in Control.    Upon a change of control (as defined in the 2013 Equity Plan) the Company will notify each participant in writing, no less than 30 days prior to the change of control of participant's right to exercise all outstanding options, whether or not vested, and all outstanding options will vest and become immediately exercisable immediately prior to such change of control. All then outstanding options will terminate upon the change of control; provided, however, that any outstanding options not exercised as of the occurrence of the change of control will not terminate if there is a successor entity which assumes the outstanding options or substitutes for such options, new options covering the stock of the successor entity with appropriate adjustments as to the number and kind of shares and prices. Each restricted stock award will provide in the event of a change in control for the lapse of the restriction period applicable to restricted stock effective immediately prior to and conditioned upon the change in control. Each restricted stock unit award will provide that the settlement of the restricted stock unit effective immediately prior to and conditioned upon the change in control. The Committee, in its sole discretion, may provide in any stock appreciation right or performance award for the acceleration of the exercisability and vesting of the stock appreciation right or performance award in connection with a change in control.

        Transferability.    Awards granted under the 2013 Equity Plan shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the participant or the participant's beneficiary, except transfer by will or by the laws of descent and distribution.

        Amendment and Termination.    The 2013 Equity Plan shall continue in effect until the earlier of its termination by the Board of Directors or the date on which all of the shares of our common stock available for issuance under the 2013 Equity Plan have been issued and all restrictions on such shares under the terms of the 2013 Equity Plan and the agreements evidencing Awards granted under the 2013 Equity Plan have lapsed. However, no Awards will be granted under the 2013 Equity Plan after the tenth anniversary of the 2013 Equity Plan's effective date.

        In addition, the Compensation Committee may amend, suspend or terminate the Equity Plan at any time, provided that without shareholder approval, the Equity Plan cannot be amended to increase the number of shares authorized, change the class of persons eligible to receive incentive stock options or effect any other change that would require shareholder approval under any applicable law or listing rule. Amendment, suspension or termination of the Equity Plan may not adversely affect any outstanding Award without the consent of the participant, unless such amendment, suspension or termination is necessary to comply with applicable law.

Number of Equity Awards Granted to Employees and Directors

        The following table sets forth (i) the aggregate number of shares subject to options granted under the 2013 Plan during the year ended December 31, 2019, (ii) the average per share exercise price of such options, (iii) the aggregate number of shares subject to awards of restricted stocks granted under the 2013 Equity Plan during the year ended December 31, 2019, and (iv) the dollar value of such shares based on $12.83 per share, the closing price of a share of common stock on the Nasdaq Global Select Market on December 31, 2019.

Name of Individual or Group	Number of Options Granted (#)	Average Per Share Exercise Price ($)	Number of Shares Subject to Stock Awards (#)	Dollar Value of Stock Awards ($)
Keith A. Wilton*	—	—	20,000	$256,600
President and Chief Executive Officer of Heritage Commerce Corp and President of Heritage Bank of Commerce
Walter T. Kaczmarek*	—	—	25,000	$320,750
President and Chief Executive Officer of Heritage Commerce Corp and Chief Executive Officer of Heritage Bank of Commerce
Michael E. Benito	—	—	12,000	$153,960
Executive Vice President/Business Banking Manager of Heritage Bank of Commerce
Margo G. Butsch	—	—	12,000	$153,960
Executive Vice President & Chief Credit Officer of Heritage Bank of Commerce
Robertson Clay Jones**	—	—	—	—
Executive Vice President & President of Community Business Bank Group of Heritage Bank of Commerce
Lawrence D. McGovern	—	—	15,000	$192,450
Executive Vice President & Chief Financial Officer of Heritage Commerce Corp and Heritage Bank of Commerce
All Executives as a Group	—	—	84,000	$1,077,720
Non-Executive Directors as a Group	—	—	18,653	$560,068
All other employees (including current officers who are not executive officers) as a Group	299,500	$12.16	32,000	$410,560

*
Effective August 8, 2019, Mr. Kaczmarek retired and Mr. Wilton assumed the positions of President and Chief Executive Officer of the Company and Heritage Bank of Commerce.

**
Mr. Jones joined the Company in October, 2019.

Certain United States Federal Income Tax Information

        The following paragraphs are a summary of the certain federal income tax consequences to participants who are U.S. taxpayers and the Company of Awards granted under the 2013 Equity Plan. The information set forth below does not purport to be complete description of the applicable tax considerations. The information is based upon current federal income tax rules and therefore is subject to change, potentially retroactively. Moreover, the tax consequences to any particular participant may depend on the participant's particular situation. Accordingly, participants should consult their own tax advisors regarding the federal, state, local, and other tax consequences of the grant or exercise of an Award or the disposition of stock acquired as a result of an Award.

        The following discussion assumes that the fair market value of our common stock on the date of exercise is greater than the per share exercise price.

        Nonstatutory Stock Options.    Income generally is not recognized by a participant upon the grant of a nonstatutory stock option with an exercise price that is equal to or greater than the fair market value of the underlying shares as of the grant date. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the purchased shares over the option's exercise price. Any income recognized in connection with an option exercised by an employee of the Company is subject to income tax withholding as a "supplemental wage payment."

        A participant's tax basis in the shares received upon the exercise of a nonstatutory stock option will equal the fair market value of the shares on the date the option is exercised. Upon a subsequent sale or other disposition by a participant of these shares, any gain or loss recognized generally would be long-term or short-term capital gain or loss depending on whether the participant holds the shares for more than one year from the date of exercise.

        Incentive Stock Options.    Participants generally will not recognize income upon the grant or exercise of an "incentive stock option" that qualifies as such under Section 422 of the Code (although there may be alternative minimum tax consequences upon the exercise of the option to the extent the value of the option shares at the time of exercise exceeds the exercise price, unless the participant sells or disposes of the option shares in the same taxable year as the exercise.)

        Participants who sell or dispose of a share received upon the exercise of an incentive stock option generally will recognize long-term capital gain or loss in an amount equal to the difference between the amount realized on the sale or disposition and the holder's tax basis in the disposed share, provided that (i) the disposition is more than two years after the option grant date and more than one year after the participant receives the share (the two year and one year periods, collectively, the "required holding period") and (ii) the participant is an employee at all times from the grant date until three months before the exercise date.

        If a participant disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period (a "disqualifying disposition"), then the participant generally will recognize ordinary compensation income in the year of the disqualifying disposition in an amount equal to the excess, if any, of the share's fair market value as of the option exercise date over the exercise price. If the amount realized on the disposition of the share exceeds (or is less than) the sum of the exercise price plus the amount of compensation income recognized on the disqualified disposition (as described in the prior sentence), then the character of any such additional gain or loss as capital or ordinary will depend on the circumstances.

        Subject to certain exceptions for death or disability, if an option holder exercises an incentive stock option more than three months after termination of employment, the exercise of the option will be taxed in a manner similar to the exercise of a nonstatutory stock option.

        Stock Appreciation Rights.    Participants generally will not recognize income upon the grant of a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, the participant will recognize ordinary income (subject to withholding taxes in the case of an employee) in an amount equal to the amount of cash and the fair market value of any shares received. Any gain or loss recognized upon any later disposition of the shares received pursuant to the stock appreciation rights would be long-term or short-term capital gain or loss depending on whether the holding period for the shares is more than one year.

        Restricted Stock Awards, Restricted Stock Units, Performance Shares and Performance Units.    A participant generally will not recognize income at the time an Award of restricted stock, restricted stock units, performance shares, or performance units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either: (i) freely transferable, or (ii) no longer subject to a substantial risk of forfeiture. However, the recipient of an Award of restricted stock may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) as of the Award is granted. A participant who makes an election under Section 83(b) of the Code within thirty days of the date of grant of the restricted stock will recognize ordinary income on the date of grant of the restricted shares equal to the excess of the fair market value of the such shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares of stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as ordinary compensation income to the recipient.

        Section 409A.    Section 409A of the Code contains certain requirements for nonqualified deferred compensation arrangements, which may include Awards under the 2013 Equity Plan, with respect to an individual's deferral and distribution elections and permissible distribution events. Awards granted under the 2013 Equity Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, at the time of vesting, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A's provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. In addition, certain states (such as California) have laws similar to Section 409A and as a result, failure to comply with such similar laws may result in additional state income, penalty and interest charges.

  Tax Consequences to the Company.

        The Company generally will be entitled to a tax deduction in connection with an Award under the 2013 Equity Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the exercise of a nonstatutory stock option). In the case of an incentive stock option, the Company generally will not be allowed a compensation deduction. However, if the participant makes a disqualified disposition of shares received upon the exercise of an incentive stock option, then the Company generally should be allowed a deduction in an amount equal to the fair market value of the option shares over the option exercise price. However, if the participant recognizes any additional income or gain on the disqualified disposition (as described under the heading "—Incentive Stock Options" above), the Company would not entitled to an additional corresponding deduction.

        Section 162(m) of the Code generally limits the allowable deduction of publicly held corporations for compensation paid or accrued with respect to a "covered employee" to no more than $1 million per taxable year. A "covered employee" includes (i) an employee who is the corporation's principal executive officer or principal financial officer at any time during the taxable year (or who acts in such a capacity at any time during the year), (ii) any other employee whose total compensation must be reported under the Securities Act of 1933 by reason of such employee being among the three highest compensated officers for the year (other than those listed in clause (i) above), and (iii) an employee was who a "covered employee" for any taxable year beginning after December 31, 2016. Federal tax legislation effective as of December 31, 2017 eliminated an exception to this $1 million limitation for performance-based compensation. However, the elimination of this exception is subject to a transition rule applicable to certain arrangements provided pursuant to a written binding contract in effect on November 2, 2017 that has not been materially modified on or after such date. We intend to continue to administer arrangements and Awards subject to this transition rule with a view towards preserving their eligibility for the performance-based compensation exemption to the extent practicable and consistent with the non-tax objectives of the Award.

        The foregoing discussion is only a summary of some of the United States federal income tax considerations to participants and the Company with respect to the grant, exercise and/or vesting of Awards under the 2013 Equity Plan, and subsequent sale of shares received pursuant to such Awards. This discussion does not purport to be complete, and neither discusses the tax laws of any state, municipality, or foreign country nor any federal tax other than the federal income tax (including the federal gift and estate taxes).

Recommendation of the Board of Directors

        The Board recommends a vote FOR the amendment to the Heritage Commerce Corp 2013 Equity Incentive Plan to increase the number of shares available for issuance. The proxy holders intend to vote all proxies in favor of this proposal. If no instruction is given, the proxy holders intend to vote FOR the proposal.

 PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Act requires, among other things, that we permit a non-binding, advisory vote on the 2019 compensation of our named executive officers, as described in the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion contained in this proxy statement.

        As described in greater detail under the heading "Compensation Discussion and Analysis," we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation practices are designed to encourage and motivate our named executive officers to achieve superior performance on both a short-term and long-term basis while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

        Accordingly, the Company is presenting this proposal, which gives you as a shareholder the opportunity to endorse or not endorse our executive pay program by voting for or against the following resolution:

        "RESOLVED, that the shareholders approve the 2019 compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures required by Item 402 of Regulation S-K contained in the proxy statement."

        As discussed in the Compensation Discussion and Analysis contained in this proxy statement, the Compensation Committee of the Board of Directors believes that the executive compensation for 2019 was reasonable and appropriate, and was the result of a carefully considered approach.

        The vote on this resolution is not intended to address any specific item of compensation, but rather that overall compensation of our named executive officers and the policies and practices described in this proxy statement. In the event this non-binding proposal is not approved by our shareholders, such a vote shall not be construed as overruling a decision by the Board of Directors or Compensation Committee, nor create or imply any additional fiduciary duty of the Board of Directors or Compensation Committee, nor shall such a vote be construed to restrict or omit the ability of our shareholders to make proposals for inclusion in proxy materials related to executive compensation. Notwithstanding the foregoing, the Board of Directors and the Compensation Committee will consider the non-binding vote of our shareholders to this proposal when reviewing compensation policies and practices in the future.

Recommendation of the Board of Directors

        The Board of Directors recommends a vote FOR the Advisory Proposal on Executive Compensation. The proxy holders intend to vote all proxies they hold in favor of this proposal. If no instruction is given, the proxy holders intend to vote FOR the proposal.

 PROPOSAL 4—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors, upon the recommendation of its Audit Committee, has ratified the selection of Crowe LLP to serve as our independent registered public accounting firm for 2020, subject to ratification by our shareholders. A representative of Crowe LLP will be present at the Annual Meeting to answer questions and will have the opportunity to make a statement if so desired.

        We are asking our shareholders to ratify the selection of Crowe LLP as our independent registered public accounting firm. Although ratification is not required by our Bylaws, the SEC or the Nasdaq Stock Market, the Board is submitting the selection of Crowe LLP to our shareholders for ratification because we value our shareholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection of Crowe LLP, however, we reserve the discretion to retain Crowe LLP as our independent registered public accounting firm for 2020. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Audit Committee Report

        In accordance with its written charter adopted by the Company's Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During 2019, the Committee met 13 times. The Committee discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer prior to public release. The Committee also discussed the interim financial statements with the Chief Financial Officer and the independent auditors prior, with and without management present, to the filing of each quarterly Form 10-Q and the annual report on Form 10-K.

        In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee reviewed with both the independent auditors and the internal auditor's audit plans, scope, and results.

        The Committee discussed and reviewed with the independent auditor all communications required by the standards of the Public Company Accounting Oversights Board ("PCAOB"), including those described in Auditing Standard No. 1301, Communication with Audit Committees, and discussed and reviewed the results of the independent auditor's audit of the consolidated financial statements. The Committee also reviewed and discussed the results of the internal audit examinations.

        The Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2019, with management and the independent auditors. The Committee has also reviewed "Management's Assessment over Financial Reporting" and the independent registered public accounting firm's opinion on the effectiveness of the Company's internal control over financial reporting, and discussed these reports and opinions with management and the independent registered public accounting firm prior to the Company's filing of its Annual Report on Form 10-K for the year ended December 31, 2019.

        Based on the above mentioned review and discussion with management and the independent auditors, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.

Heritage Commerce Corp Audit Committee
Steve Hallgrimson, Chair Bruce H. Cabral Julianne M. Biagini-Komas Laura Roden Marina Park Sutton

March 5, 2020

        The Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Act of 1934, and shall not otherwise be deemed filed under these Acts.

Independent Registered Public Accounting Firm Fees

        The following table summarizes the aggregate fees billed to the Company by its independent auditor:

Category of Services	Fiscal Year 2019	Fiscal Year 2018
Audit fees(1)	$625,000	$654,000
Audit-related fees(2)	162,500	48,080
Tax fees(3)	128,250	149,450
All other fees	97,500	17,500

Total accounting fees	$1,013,250	$869,030

(1)
Fees for audit services for 2019 and 2018 consisted of the audit of the Company's annual financial statements, review of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q, and the audit of the Company's internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
Fees for audit related services for 2019 and 2018 consisted of financial accounting and reporting consultations, consents and other services related to SEC matters, and audits of the consolidated financial statements of the Company's employee benefit plans.

(3)
Fees for tax services for 2019 and 2018 consisted of tax compliance and tax planning and advice.

•
Fees for tax compliance services totaled $58,000 and $101,000 in 2019 and 2018, respectively. Tax compliance services are those rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings. Such services consisted primarily of preparation of the Company's consolidated federal and state income tax returns, trust preferred returns and a limited liability company tax return for a subsidiary entity.

•
Tax planning and advice services are those rendered with respect to proposed transactions, assistance regarding the Internal Revenue Code Section 280(G) "excise tax gross-up" disclosures in the proxy statement for hypothetical events, and consultation with management regarding various internal control and accounting matters. Tax planning and advice services totaled $70,250 and $48,450 in 2019 and 2018, respectively.

(4)
All other fees consisted primarily of consulting services for the Company's strategic objectives merger and acquisitions, and other discussions.

        The ratio of tax planning and advice fees and all other fees to audit fees, audit-related fees and tax compliance fees was 19.84% for 2019 and 8.21% for 2018.

        In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firm and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC and the Public Company Accounting Oversight Board.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accountants in order to ensure that they do not impair the auditors' independence. The SEC's rules specify the types of non-audit services that the independent registered public accountants may not provide to its audit client and establish the Audit Committee's responsibility for administration of the engagement of the independent registered public accountants.

        Consistent with the SEC's rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent registered public accountants to the Company or any of its subsidiaries. The Audit Committee may delegate pre-approval authority to the Chair of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.

Recommendation of the Audit Committee and the Board of Directors

        The Audit Committee of the Board of Directors and the Board of Directors recommends approval of the ratification of the appointment of Crowe LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020. The proxy holders intend to vote all proxies they hold in favor of the proposal. If no instruction is given, the proxy holders intend to vote FOR approval of the proposal.

 OTHER BUSINESS

        If any matters not referred to in this proxy statement come before the meeting, including matters incident to conducting the meeting, the proxy holders will vote the shares represented by proxies in accordance with their best judgment. Management is not aware of any other business to come before the meeting and, as of the date of the preparation of this proxy statement, no shareholder has submitted to management any proposal to be acted upon at the meeting.

SHAREHOLDER PROPOSALS

        Any shareholder that intends to propose business to be considered at the 2020 Annual Meeting must comply with the Company's Bylaws including providing the required notice to the Company's Corporate Secretary not later than the close of business on February 20, 2021 nor earlier than January 21, 2021. If a shareholder gives notice of such a proposal before or after these deadlines, proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal without discussion when and if the proposal is raised at the 2021 Annual Meeting of Shareholders.

        Proposals of shareholders intended to be presented for consideration at the 2021 Annual Meeting of Shareholders, and to be included in the Company's proxy statement for that meeting under SEC Rule 14a-8, must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than December 16, 2020, in a form that complies with applicable regulations.

HERITAGE COMMERCE CORP

Deborah Reuter Executive Vice President and Corporate Secretary

April 15, 2020
San Jose, California

Appendix A

AMENDMENT NO. 2 TO HERITAGE COMMERCE CORP
2013 EQUITY INCENTIVE PLAN

        This Amendment No. 2 to the Heritage Commerce Corp 2013 Equity Incentive Plan is dated as of May 21, 2020.

RECITALS

        1.     The Heritage Commerce Corp 2013 Equity Incentive Plan (the "Plan") was approved by the Heritage Commerce Corp (the "Company") shareholders on May 23, 2013, and amended May 25, 2017. The Plan was amended on May 25, 2017 to increase the number of shares available under the Plan to 3,000,000 shares ("Amendment No. 1")

        2.     Pursuant to Section 15 of the Plan, the Board of Directors and shareholders may amend the Plan from time to time.

        3.     The Board of Directors, upon recommendation of the Compensation Committee, believes it is in the best interest of the Company and its shareholders to amend the Plan in accordance with the terms of this Amendment No. 2, the form of which has been approved by the Board of Directors and shareholders.

AMENDMENT

        SECTION 1.    The first sentence of Section 4.1 is amended and restated in full to read as follows:

        "Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be five million (5,000,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof."

        SECTION 2.    This Amendment shall take effect as of May 21, 2020. Through May 21, 2020 the terms of the Plan as amended by Amendment No. 1 shall be applied without giving effect to this Amendment No. 2, subject to approval of the Amendment by the Board of Directors and shareholders.

        SECTION 3.    Except as provided in this Amendment No. 2, the provisions, terms and conditions of the Plan shall remain in full force and effect.

HERITAGE COMMERCE CORP
2013 Equity Incentive Plan

        1.     ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

          1.1    Establishment.    The Heritage Commerce Corp 2013 Equity Incentive Plan (the "Plan") is hereby established effective as of May 23, 2013, the date of its approval by the shareholders of the Company (the "Effective Date").

          1.2    Purpose.    The purpose of the Plan is to advance the interests of the Company, its subsidiaries, and its shareholders by providing an incentive to attract, retain and reward persons performing services for the Company and its subsidiaries and by motivating such persons to contribute to the growth and profitability of the Company and its subsidiaries. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units and Restricted Stock Units.

          1.3    Term of Plan.    The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

        2.     DEFINITIONS AND CONSTRUCTION.

          2.1    Definitions.    Whenever used herein, the following terms shall have their respective meanings set forth below:

            (a)   "Affiliate" means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term "control" (including the term "controlled by") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

            (b)   "Award" means any Option, SAR, Restricted Stock, Performance Share, Performance Unit or Restricted Stock Unit granted under the Plan.

            (c)   "Award Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an "Option Agreement," an "SAR Agreement," a "Restricted Stock Agreement," a "Performance Share Agreement," a "Performance Unit Agreement" or a "Restricted Stock Unit Agreement."

            (d)   "Board" means the Board of Directors of the Company.

            (e)   "Cause" means, unless otherwise defined by the Participant's Award Agreement or contract of employment or service, any of the following: (i) the Participant's theft, dishonesty, or falsification of any Participating Company documents or records; (ii) the Participant's improper use or disclosure of a Participating Company's confidential or proprietary information; (iii) any action by the Participant which has a detrimental effect on a Participating Company's reputation or business; (iv) the Participant's failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (v) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vi) the Participant's conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Participant's ability to perform his or her duties with a Participating Company.

            (f)    "Change of Control" has the meaning set forth in Section 12.1(b).

            (g)   "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

            (h)   "Committee" means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

            (i)    "Company" means Heritage Commerce Corp, a California corporation, or any successor corporation thereto.

            (j)    "Consultant" means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

            (k)   "Director" means a member of the Board.

            (l)    "Disability" means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

            (m)  "Dividend Equivalent" means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

            (n)   "Employee" means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a the Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

            (o)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (p)   "Fair Market Value" means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

                (i)  If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on The Nasdaq Stock Market, the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

               (ii)  If, on such date, the Stock is not readily tradable on an established securities market, the Fair Market Value of a share of Stock shall be as determined by the Committee by reasonable application of a reasonable valuation method, consistently applied. Notwithstanding the foregoing, no Award granted under the Plan is intended to provide for a deferral of compensation within the meaning of Section 409A such that the Fair Market Value of a share of Stock shall be determined in all respects in a manner that is consistent with that intention.

            (q)   "Incentive Stock Option" means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

            (r)   "Insider" means an Officer, a member of the Board or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

            (s)   "Nonstatutory Stock Option" means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

            (t)    "Officer" means any person designated by the Board as an officer of the Company.

            (u)   "Option" means the right to purchase Stock at a stated price for a specified period of time granted to a Participant pursuant to Section 6 of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

            (v)   "Ownership Change Event" has the meaning set forth in Section 12.1(a).

            (w)  "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

            (x)   "Participant" means any eligible person who has been granted one or more Awards.

            (y)   "Participating Company" means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

            (z)   "Participating Company Group" means, at any point in time, all entities collectively which are then Participating Companies.

            (aa) "Performance Award" means an Award of Performance Shares or Performance Units.

            (bb) "Performance Award Formula" means, for any Performance Award, a formula or table established by the Committee pursuant to Section 9.3 of the Plan which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

            (cc) "Performance Goal" means a performance goal established by the Committee pursuant to Section 9.3 of the Plan.

            (dd) "Performance Period" means a period established by the Committee pursuant to Section 9.3 of the Plan at the end of which one or more Performance Goals are to be measured.

            (ee) "Performance Share" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

            (ff)  "Performance Unit" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

            (gg) "Restricted Stock Award" means an Award of a Restricted Stock.

            (hh) "Restricted Stock Unit" means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 of the Plan to receive a share of Stock on a date determined in accordance with the provisions of Section 10 and the Participant's Award Agreement.

             (ii)  "Restriction Period" means the period established in accordance with Section 8.5 of the Plan during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

            (jj)   "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

            (kk) "SAR" or "Stock Appreciation Right" means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

            (ll)   "Section 162(m)" means Section 162(m) of the Code.

            (mm)  "Securities Act" means the Securities Act of 1933, as amended.

            (nn) "Service" means a Participant's employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, if any such leave taken by a Participant exceeds ninety (90) days, then on the one hundred eighty-first (181st) day following the commencement of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option, unless the Participant's right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant's Award Agreement. A Participant's Service shall be deemed to have terminated upon an actual termination of Service. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of such termination.

            (oo) "Specified Employee" means a specified employee as defined in Code Section 409A(a)(2)(B) of the Code or Treasury Regulations under Code Section 409A.

            (pp) "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.

            (qq) "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

            (rr)  "Ten Percent Owner" means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

            (ss)  "Treasury Regulations" means Proposed Temporary and Final Regulations of the United States Treasury Department issued under Title 26 of the Code of Federal Regulations.

            (tt)  "Vesting Conditions" mean those conditions established in accordance with Section 6.2, Section 8.5 or Section 10.3 of the Plan prior to the satisfaction of which Options, shares subject to a Restricted Stock Award or Restricted Stock Unit Award, respectively, remain subject to forfeiture in favor of the Company upon the Participant's termination of Service.

          2.2    Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise. Reference to any statute, law, regulation or rule means such statute, law, regulation, rule as amended, modified, or replaced, in whole or in part, and in effect from time to time.

        3.     ADMINISTRATION.

          3.1    Administration by the Committee.    The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

          3.2    Authority of Officers.    Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

          3.3    Administration with Respect to Insiders.    With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

          3.4    Committee Complying with Section 162(m).    If the Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that alone or when combined with other employee remuneration would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

          3.5    Powers of the Committee.    In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

            (a)   to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

            (b)   to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

            (c)   to determine the Fair Market Value of shares of Stock or other property;

            (d)   to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant's termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

            (e)   to determine whether an Award of SARs, Performance Shares or Performance Units will be settled in shares of Stock, cash, or in any combination thereof;

            (f)    to approve one or more forms of Award Agreement;

            (g)   to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto, except as otherwise permitted in connection with an event as provided under Section 4.2, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means, nor shall the Committee have any authority to take such action with respect to any Award subject to and not exempt from Section 409A;

            (h)   to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant's termination of Service, except that the Committee shall have no authority to take such action with respect to any Award that is subject to and is not exempt from the application of Section 409A;

            (i)    to amend, modify or correct any defect in the Plan or any Award in order to avoid the application of Sections 162(m), 280G or 409A of the Code to any Award or to the Plan;

            (j)    to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

            (k)   to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

          3.6    Indemnification.    In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

        4.     SHARES SUBJECT TO PLAN.

          4.1    Maximum Number of Shares Issuable.    Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be one million seven hundred and fifty thousand (1,750,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company at the Participant's purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such shares are withheld in satisfaction of tax withholding obligations pursuant to Section 14. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced only by the number of shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, the number of shares available for issuance under the Plan shall be reduced by the net number of shares for which the Option is exercised.

          4.2    Adjustments for Changes in Capital Structure.    Subject to any required action by the shareholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants' rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as "effected without receipt of consideration by the Company." Any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

        5.     ELIGIBILITY AND AWARD LIMITATIONS.

          5.1    Persons Eligible for Awards.    Awards may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, "Employees," "Consultants" and "Directors" shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service. The maximum number of shares of Stock with respect to an Award or Awards may be granted to any Participant under the Plan shall not exceed five percent (5%) of the total outstanding shares of Stock issued and outstanding.

          5.2    Participation.    Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one (1) Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

          5.3   Incentive Stock Option Limitations.

            (a)   Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an "ISO-Qualifying Corporation"). Any person who is not an Employee of an ISO-Qualifying Corporation on the date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.1.

            (b)    Fair Market Value Limitation.    To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

        6.    TERMS AND CONDITIONS OF OPTIONS.    Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          6.1    Exercise Price.    The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be substituted for another option or an Option may be assumed in a corporate transaction and not be treated as the grant of an Option if the substitution or modification qualifies under the provisions of Section 424(a) of the Code and the Treasury Regulations issued thereunder or under Section 409A, as applicable.

          6.2    Exercisability and Term of Options.    Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

          6.3   Payment of Exercise Price.

            (a)    Forms of Consideration Authorized.    Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

            (b)   Limitations on Forms of Consideration.

              (i)    Tender of Stock.    Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

              (ii)    Cashless Exercise.    The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

          6.4   Effect of Termination of Service.

            (a)    Option Exercisability.    Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee in the grant of an Option and set forth in the Award Agreement, an Option shall be exercisable after a Participant's termination of Service only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

              (i)    Disability.    If the Participant's Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant (or the Participant's guardian or legal representative) at any time prior to the expiration of one (1) year) (or such longer period of time as determined by the Committee, in its discretion) after the date on which the Participant's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Award Agreement evidencing such Option (the "Option Expiration Date").

              (ii)    Death.    If the Participant's Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant's legal representative or other person who acquired the right to exercise the Option by reason of the Participant's death at any time prior to the expiration of one (1) year) (or such longer period of time as determined by the Committee, in its discretion) after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date. The Participant's Service shall be deemed to have terminated on account of death if the Participant dies within ninety (90) days (or such longer period of time as determined by the Committee, in its discretion) after the Participant's termination of Service.

              (iii)    Termination for Cause.    Notwithstanding any other provision of the Plan to the contrary, if the Participant's Service is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Service.

              (iv)    Other Termination of Service.    If the Participant's Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant's Service terminated, may be exercised by the Participant at any time prior to the expiration of ninety (90) days (or such longer period of time as determined by the Committee, in its discretion) after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date.

            (b)    Extension if Exercise Prevented by Law.    Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 13 below, the Option shall remain exercisable until ninety (90) days (or with respect to a Nonstatutory Option such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

            (c)    Extension if Participant Subject to Section 16(b).    Notwithstanding the foregoing, other than termination of Service for Cause, if a sale within the applicable time periods set forth in Section 6.4(a) of shares acquired upon the exercise of a Nonstatutory Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Nonstatutory Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant's termination of Service, or (iii) the Option Expiration Date.

          6.5    Transferability of Options.    During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant's guardian or legal representative. Prior to the issuance of shares of Stock upon the exercise of an Option, the Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution.

        7.    TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.    Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          7.1    Types of SARs Authorized.    SARs may be granted in tandem with all or any portion of a related Option (a "Tandem SAR") or may be granted independently of any Option (a "Freestanding SAR").

          7.2    Exercise Price.    The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

          7.3   Exercisablity and Term of SARS.

            (a)    Tandem SARs.    Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

            (b)    Freestanding SARs.    Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of five (5) years after the effective date of grant of such SAR.

          7.4    Exercise of SARs.    Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant's legal representative or other person who acquired the right to exercise the SAR by reason of the Participant's death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. The Award Agreement evidencing any SAR may provide for payment in a lump sum or deferred payment in installments. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant.

          7.5    Deemed Exercise of SARs.    If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion and payment shall be made to the Participant (or such Participant's legal representative or other person who acquired the right to receive such payment by reason of the Participant's death).

          7.6    Effect of Termination of Service.    Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee in the grant of an SAR and set forth in the Award Agreement, an SAR shall be exercisable after a Participant's termination of Service only during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

          7.7    Nontransferability of SARs.    During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant's guardian or legal representative. Prior to the exercise of an SAR, the SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution.

        8.    TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.    Restricted Stock Awards shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          8.1   Restricted Stock Awards Authorized. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

          8.2    Vesting and Restrictions on Transfer.    Shares issued pursuant to any Restricted Stock Award may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any Restriction Period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event, as defined in Section 13.1, or as provided in Section 8.5. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Restricted Stock and shall promptly present to the Company any and all certificates representing shares of Restricted Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

          8.3    Voting Rights; Dividends and Distributions.    Except as provided in this Section 8.3 and any Award Agreement, during the Restriction Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a shareholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, then any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant's Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

          8.4    Effect of Termination of Service.    Unless otherwise provided by the Committee in the grant of a Restricted Stock Award and set forth in the Award Agreement, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or disability), then the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Award which remain subject to Vesting Conditions as of the date of the Participant's termination of Service.

          8.5    Nontransferability of Restricted Stock Award Rights.    Prior to the issuance of shares of Stock pursuant to a Restricted Stock Award, rights to acquire such shares shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

          8.6    Issuance and Delivery of Shares.    Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company (or in an escrow established by the Company). Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived.

        9.    TERMS AND CONDITIONS OF PERFORMANCE AWARDS.    Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          9.1    Types of Performance Awards Authorized.    Performance Awards may be in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

          9.2    Initial Value of Performance Shares and Performance Units.    Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of one hundred dollars ($100). The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

          9.3    Establishment of Performance Period, Performance Goals and Performance Award Formula.    In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to "performance-based compensation," the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

          9.4    Measurement of Performance Goals.    Performance Goals shall be established by the Committee on the basis of targets to be attained ("Performance Targets") with respect to one or more measures of business or financial performance (each, a "Performance Measure"), subject to the following:

            (a)    Performance Measures.    Performance Measures shall have the same meanings as used in the Company's financial statements, or, if such terms are not used in the Company's financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the financial banking industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, unless otherwise determined by the Committee at the time the Committee establishes the Performance Goal(s) and Performance Award Formula applicable to a Performance Award, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Performance Measures may be one or more of the following, as determined by the Committee: revenue, costs, expenses (including expense efficiency ratios and other expense measures), earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, growth of loans and deposits, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. Pursuant to rules and conditions adopted by the Committee on or before the 90th day of the applicable performance period for which Performance Goals are established, the Committee may appropriately adjust (provided the outcome remains substantially uncertain) any evaluation of performance under such goals to exclude the effect of certain events, including any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

            (b)    Performance Targets.    Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

          9.5   Settlement of Performance Awards.

            (a)    Determination of Final Value.    As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

            (b)    Discretionary Adjustment of Award Formula.    In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a "covered employee" within the meaning of Section 162(m) (a "Covered Employee") to reflect such Participant's individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee's Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant's Performance Award.

            (c)    Effect of Leaves of Absence.    Unless otherwise required by law, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant's Service during the Performance Period during which the Participant was not on a leave of absence.

            (d)    Notice to Participants.    As soon as practicable following the Committee's determination and certification in accordance with Sections 9.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

            (e)    Payment in Settlement of Performance Awards.    As soon as practicable following the Committee's determination and certification in accordance with Sections 9.5(a) and (b), payment shall be made to each eligible Participant (or such Participant's legal representative or other person who acquired the right to receive such payment by reason of the Participant's death) of the final value of the Participant's Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. In no event shall payment of a Performance Award be made later than the

    15th day of the third month following the taxable year of the Participant in which the Participant has a legally binding right to the Performance Award.

            (f)    Provisions Applicable to Payment in Shares.    If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.2. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.2 through 8.5 above.

          9.6    Voting Rights; Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee in the Award Agreement. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee in the Award Agreement, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 9.5. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant's Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

          9.7    Effect of Termination of Service.    Unless otherwise provided by the Committee in the grant of a Performance Award and set forth in the Award Agreement, the effect of a Participant's termination of Service on the Performance Award shall be as follows:

            (a)   Death or Disability. If the Participant's Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant's Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant's Service during the Performance Period. Payment shall be made following the end of the Performance Period within the time period specified by Section 9.5(e) in any manner permitted by Section 9.5.

            (b)    Other Termination of Service.    If the Participant's Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the

    Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant's Service, the Committee, in its sole discretion, may waive the automatic forfeiture of all or any portion of any such Award.

          9.8    Nontransferability of Performance Awards.    Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

        10.    TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARDS.    Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          10.1 Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

          10.2    Purchase Price.    No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award.

          10.3    Vesting.    Restricted Stock Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

          10.4    Voting Rights, Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant's Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

          10.5    Effect of Termination of Service.    Unless otherwise provided by the Committee in the grant of a Restricted Stock Unit Award and set forth in the Award Agreement, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant's termination of Service.

          10.6    Settlement of Restricted Stock Unit Awards.    The Company shall issue to a Participant on the earlier of the date on which Restricted Stock Units subject to the Participant's Restricted Stock Unit Award satisfy applicable Vesting Conditions or on such other date determined by the Committee, in its discretion and set forth in the Award Agreement but no later than the 15th day of the third month following the taxable year of the Participant in which the Participant has satisfied the applicable Vesting Conditions, one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 10.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes.

          10.7    Nontransferability of Restricted Stock Unit Awards.    Prior to the issuance of shares of Stock in settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

        11.   STANDARD FORMS OF AWARD AGREEMENT.

          11.1    Award Agreements.    Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.

          11.2    Authority to Vary Terms.    The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

        12.   CHANGE IN CONTROL.

          12.1 Definitions.

            (a)   An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger, reorganization or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company.

            (b)   A "Change in Control" shall mean (i) an Ownership Change Event or series of related Ownership Change Events (collectively, a "Transaction") in which the shareholders of the Company immediately before the Transaction do not retain immediately after or acquire in the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company, or in the case of an Ownership Change Event described in Section 12.1(a)(iii), the entity to which the assets of the Company were transferred (the "Transferee"), (ii) a sale of equity securities of the Company representing more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company, or (iii) a liquidation or dissolution of the Company. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, in the case of an Award that is not exempt from Section 409A but rather is subject to Section 409A, (A) the exercise of the Committee's discretion shall be strictly ministerial and not involve the exercise of any discretionary authority, and (B) in no event shall a Transaction be treated as a Change in Control unless such event also qualifies as a change in ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation within the meaning of Treasury Regulations Section 1.409A-3(i)(5).

          12.2    Effect of Change in Control on Options.    Upon a Change of Control (i) the Company shall deliver to each Participant, no less than thirty (30) days prior to the consummation of the Change of Control, written notification of the proposed Change of Control and the Participant's right to exercise all Options granted pursuant to this Plan, whether or not vested under the Plan or applicable Option Award Agreement, and (ii) all outstanding Options granted pursuant to the Plan shall completely vest and become immediately exercisable as to all shares granted pursuant to the Option immediately prior to such Change of Control. This right of exercise shall be conditional upon consummation of the Change of Control. Upon the occurrence of the Change of Control all then outstanding Options shall terminate; provided, however, that any outstanding Options not exercised as of the occurrence of the Change of Control shall not terminate if there is a successor corporation which assumes the outstanding Options or substitutes for such Options, new options covering the stock of the successor corporation with appropriate adjustments as to the number and kind of shares and prices. Notwithstanding anything to the contrary herein, each adjustment made to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and no adjustment shall be made that would cause any Incentive Stock Option to become a Nonstatutory Stock Option.

          12.3    Effect of Change of Control on SAR Awards.    Notwithstanding any other provision of the Plan to the contrary, the Committee, in its sole discretion, may provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding SARs and shares acquired upon the exercise of such SARs upon such conditions and to such extent as the Committee shall determine.

          12.4    Effect of Change in Control on Restricted Stock Awards.    Each Award Agreement evidencing a Restricted Stock Award shall provide in the event of a Change in Control for the lapse of the Restriction Period applicable to the shares subject to the Restricted Stock Award held by a Participant whose Service has not terminated prior to the Change in Control, effective immediately prior to and conditioned upon the Change in Control.

          12.5    Effect of Change in Control on Performance Awards.    The Committee may, in its discretion, provide in any Award Agreement evidencing a Performance Award that, in the event of a Change in Control, the Performance Award held by a Participant whose Service has not terminated prior to the Change in Control shall become payable effective as of the date of the Change in Control to such extent as specified in such Award Agreement.

          12.6    Effect of Change in Control on Restricted Stock Unit Awards.    Each Award Agreement evidencing a Restricted Stock Unit Award shall provide that the Restricted Stock Unit Award held by a Participant whose Service has not terminated prior to the Change in Control shall be settled effective immediately prior to and conditioned upon the Change in Control.

        13.    COMPLIANCE WITH SECURITIES LAW.    The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

        14.   TAX WITHHOLDING.

          14.1    Tax Withholding in General.    The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group's tax withholding obligations have been satisfied by the Participant.

          14.2    Withholding in Shares.    The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

        15.    AMENDMENT OR TERMINATION OF PLAN.    The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company's shareholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company's shareholders under any applicable law, regulation or rule. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant unless necessary to comply with any applicable law, regulation or rule.

        16.   MISCELLANEOUS PROVISIONS.

          16.1    Provision of Information.    Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common shareholders.

          16.2    Rights as Employee, Consultant or Director.    No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant's Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee's employer or that the Employee has an employment relationship with the Company.

          16.3    Rights as a Shareholder.    A Participant shall have no rights as a shareholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

          16.4    Section 409A Provisions.    Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes "deferred compensation" to a Participant under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant's disability or "separation from service" (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in ownership or control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and Treasury Regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six (6) months after the date of the Specified Employee's separation from service unless the payment or distribution is exempt from the application of Section 409A by reason of the short term deferral exemption or otherwise.

          16.5    Fractional Shares.    The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

          16.6    Severability.    If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

          16.7    Beneficiary Designation.    Subject to applicable laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same

  Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. If a married Participant designates a beneficiary other than the Participant's spouse, the effectiveness of such designation may be subject to the consent of the Participant's spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant's death, the Company will pay any remaining unpaid benefits to the Participant's legal representative.

EQ Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.proxypush.com/htbk Use the Internet to vote your proxy until 11:59 p.m. (CT) on May 20, 2020.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on May 20, 2020.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Please detach here

The Board of Directors Recommends a Vote FOR all nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3 and
FOR Proposal 4

1.	Election of Directors:	01 Julianne M. Biagini-Komas	05 Jason DiNapoli	09 Laura Roden
		02 Frank G. Bisceglia	06 Stephen G. Heitel	10 Marina Park Sutton	☐ Vote FOR	☐ Vote WITHHELD
		03 Bruce H. Cabral	07 Walter T. Kaczmarek	11 Ranson W. Webster	all nominees	from all nominees
		04 Jack W. Conner	08 Robert T. Moles	12 Keith A. Wilton	(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the following box.)

2.	Approval of Amendment to Heritage Commerce Corp 2013 Equity Incentive Plan.				☐ For	☐ Against	☐ Abstain

3.	Advisory proposal on executive compensation.				☐ For	☐ Against	☐ Abstain

4.	Ratification of selection of independent registered public accounting firm for the year ending December 31, 2020.				☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR all nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

This proxy card contains discretionary authority to your proxy to vote your shares on any other matter of which may be properly presented for action at the Annual Meeting.

Address Change? Mark Box		☐ Sign and Indicate changes below:	Date:

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

HERITAGE COMMERCE CORP

ANNUAL MEETING OF SHAREHOLDERS

MAY 21, 2020
1:00 P.M. PDT

150 Almaden Boulevard
San Jose, CA 95113

Our Annual Meeting will be a completely virtual meeting of shareholders online via webcast.

To log into the virtual meeting, please follow the instruction below:

•Visit http://web.lumiagm.com/242381599 on your smartphone, tablet or computer. You will need the latest versions of Chrome, Safari, Internet Explorer 11, Edge and Firefox. Please ensure your browser is compatible.

•To register as a shareholder, select ‘I have a Control Number’.

•As a shareholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card.

•The Meeting Code is HERITAGE2020.

•When successfully authenticated, the info screen will be displayed. You can view company information, ask questions and participate in the virtual meeting.

Heritage Commerce Corp 150 Almaden Boulevard San Jose, CA 95113	Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 21, 2020.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

By signing the Proxy, you revoke all prior proxies and appoint Keith A. Wilton and Jack W. Conner and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matter which may come before the Annual Meeting and all adjournments thereof.

See reverse for voting instructions.

HERITAGE COMMERCE CORP 05/21/20 at 01:00 P.M. PDT BROADRIDGE CORPORATE ISSUER SOLUTIONS PO BOX 1342T., SUITE 1300 BRENTWOOD, NY 11717 Vote must be received by 05/20/2020 to be counted. 1472 0797 1353 0471 1-800-454-8683 Scan to view materials and vote via smartphone. The following proxy material for the meeting is available at www.ProxyVote.com: 10-K REPORT HERITAGE COMMERCE CORP V20726 11

BROADRIDGE FINANCIAL SOLUTIONS, INC.

BROADRIDGE
FINANCIAL SOLUTIONS, INC.
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

5
7

HERITAGE COMMERCE CORP

THIS IS A VOTING INSTRUCTION FORM.

You are receiving this voting instruction form because you hold shares in the above security. You have the right to vote on proposals being presented at the upcoming Annual Meeting to be held on **05/21/20 at 01:00 P.M. PDT**

Make your vote count.

→ **1472 0797 1353 0471**

Visit www.ProxyVote.com	Call 1-800-454-8683	Return this form in the enclosed postage-paid envelope.	Vote in person the day of the meeting.

Scan to view materials and vote via smartphone.

Voting on www.ProxyVote.com is easy and fast!

Go to www.ProxyVote.com, enter the control number above and vote!

VOTING INSTRUCTIONS

As the record holder for your shares, we will vote your shares based on your instructions.

Please provide us with your voting instructions before the meeting. If you do not provide us with your voting instructions, we will not vote your shares.

If you sign and return this form, we will vote any unmarked items based on the board's recommendations.

10-K REPORT

X

THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED. PLEASE USE BLUE OR BLACK INK AND RETURN ONLY THE BOTTOM PORTION.

HERITAGE COMMERCE CORP

Please check this box if you plan to attend the Meeting and vote your shares in person. ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board recommends you vote FOR the following director nominee(s):1 through 12

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees

01 J. M. Biagini-Komas	07 Walter T. Kaczmarek
02 Frank G. Bisceglia	08 Robert T. Moles
03 Bruce H. Cabral	09 Laura Roden
04 Jack W. Conner	10 Marina Park Sutton
05 Jason DiNapoli	11 Ranson W. Webster
06 Stephen G. Heitel	12 Keith A. Wilton

The Board recommends you vote FOR the following proposal(s):2, 3 and 4

NOTE Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]   Date

1472 0797 1353 0471   05/21/20   123,456,789,012.00000
426927109   *****ACCOUNT   P38576-01S GS2

11
V20726
0000447785_1 R1.0.1.18

4/14/2020 Online Proxy Voting - Heritage Commerce Corp - Vote Heritage Commerce Corp (http://www.heritagecommercecorp.com) Annual Meeting •Electronic Proxy Card MEETING DATE: May 21, 2020 1:00 PM PDT VOTE CONFIRM COMPLETE INSTRUCTIONS Any resolution(s) not voted will be voted with The Board of Directors if there is a Board of Directors recommendation indicated. VOTE BY 05/20 2020 I 11:59PM CT - ACCOUNT & MEETING Details RECORD DATE March 26, 2020 ACCOUNT INFO SHARES HELD : 100.000 MEETING LOCATION Online Meeting http://web.lumiagm.com/242381599 Meeting Code: HERITAGE2020 You will need to enter your control number. 1. Election of Directors: Vote All Directors: FOR WITHHOLD 1.01/ Julianne M. Biagini-Komas II THE BOARD OF DIRECTORS RECOMMENDED VOTE: FOR FOR WITHHOLD 1.02/ Frank G. Bisceglia II THE BOARD OF DIRECTORS RECOMMENDED VOTE: FOR https://www.proxypush.com/evote/HTBK/ballot 1/3

4114/2020 Online Proxy Voting - Heritage Commerce Corp - Vote FOR WITHHOLD 1.031Bruce H.Cabral II THE BOARD OF DIRECTORS RECOMMENDED VOTE:FOR ( FOR WITHHOLD 1.041Jack W. Conner II THE BOARD OF DIRECTORS RECOMMENDED VOTE:FOR WITHHOLD ( FOR 1.051Jason DiNapoli II THE BOARD OF DIRECTORS RECOMMENDED VOTE:FOR ( FOR WITHHOLD 1.061Stephen G. Heitel II THE BOARD OF DIRECTORS RECOMMENDED VOTE:FOR ( FOR WITHHOLD 1.07 I Walter T.Kaczmarek II THE BOARD OF DIRECTORS RECOMMENDED VOTE:FOR ( FOR WITHHOLD 1.081Robert T. Moles II THE BOARD OF DIRECTORS RECOMMENDED VOTE:FOR ( FOR WITHHOLD 1.091Laura Roden II THE BOARD OF DIRECTORS RECOMMENDED VOTE:FOR FOR WITHHOLD 1.10 I Marina Park Sutton II THE BOARD OF DIRECTORS RECOMMENDED VOTE:FOR FOR WITHHOLD 1.11I Ranson W. Webster II THE BOARD OF DIRECTORS RECOMMENDED VOTE:FOR FOR WITHHOLD 1.121Keith A. Wilton II THE BOARD OF DIRECTORS RECOMMENDED VOTE:FOR FOR WITHHOLD A 213 https:llwww.proxypush.com/evote!HTBK/ballot

4114/2020 2. Online Proxy Voting - Heritage Commerce Corp - Vote Approval of Amendment to Heritage Commerce Corp 2013 Equity Incentive Plan. II THE BOARD OF DIRECTORS RECOMMENDED VOTE:FOR ( FOR AGAINST ABSTAIN 3. Advisory proposal on executive compensation. II THE BOARD OF DIRECTORS RECOMMENDED VOTE:FOR ( FOR AGAINST ) ABSTAIN 4. Ratification of selection of independent registered public accounting firm for the year ending December 31, 2020. II THE BOARD OF DIRECTORS RECOMMENDED VOTE:FOR ( FOR AGAINST ABSTAIN Confirm Vote I Privacy Statement Log Out 8 Website Administered by Shareowner services I Privacy,Securitt & LeQ!! ,C!!tmslfwww.p.!!!!Y.P.ush.com/branding/en/US/eguinitileguiniti.P.riva£Y..hnn} Copyright ® 2020 Mediant Communications Inc. All Rights Reserved. A 313 https:llwww.proxypush.com/evote!HTBK/ballot